Exhibit 99.1 – Revised Financial Information and Disclosures from Fortress Investment Group LLC’s Annual Report on Form 10-K for the Year Ended December 31, 2010

The financial and other information in this Exhibit supersedes the corresponding portions of Fortress Investment Group LLC’s Annual Report on Form 10-K for the Year Ended December 31, 2010.

PART I

Item 1. Business.

Fortress Investment Group LLC (NYSE listed under the symbol “FIG”) is a leading global investment manager with approximately $44.6 billion in AUM as of December 31, 2010. Fortress offers a range of alternative and traditional investment strategies for institutional and private investors around the world. Fund investors provide the capital for our funds, which we invest and manage on their behalf. Accordingly, because fund investors own the various funds, we do not consolidate them at the Fortress level. We earn management fees based on the amount of capital we manage, incentive income based on the performance of our alternative investment funds, and investment income (loss) from our principal investments.

Fortress was founded in 1998 as an asset-based investment management firm with a fundamental philosophy premised on alignment of interests with the investors in our funds. Our managed funds primarily employ absolute return strategies; we strive to have positive returns regardless of the performance of the markets. Investment performance is our cornerstone – as an investment manager, we earn more if our investors earn more. In keeping with our fundamental philosophy, Fortress invests capital in each of its alternative investment businesses. As of December 31, 2010, Fortress’s investments in and commitments to our funds were $1.1 billion, consisting of the net asset value of Fortress’s principal investments of $1.0 billion, and unfunded commitments to private equity funds and credit PE funds of $0.1 billion.

We currently have approximately 900 employees, including approximately 179 investment professionals, at our headquarters in New York and our affiliate offices around the globe.

We plan to grow our fee paying assets under management and will continue to seek to generate superior risk-adjusted investment returns in our funds over the long term. We are guided by the following key objectives and values:

•	introducing new investment products, while remaining focused on, and continuing to grow, our existing lines of business;

•	maintaining our disciplined investment process and intensive asset management; and

•	adhering to the highest standards of professionalism and integrity.

Recent Developments as of March 1, 2011

•

During 2010, we raised $5.3 billion of new third-party capital and launched 9 new funds. In addition, we acquired Logan Circle Partners, L.P. and thereby expanded our range of investment management businesses to offer fixed income products to investors worldwide. As of December 31, 2010, we had $3.5 billion of capital commitments from investors to our funds that will be included in AUM when called.

•

In recent months, our funds have made several significant acquisitions, particularly in the financial services industry, and completed two initial public offerings of portfolio companies (in the leisure and transportation industries).

•	In the fourth quarter of 2010, we entered into a new credit agreement, including a $280 million term loan maturing in October 2015 and a $60 million revolving credit facility maturing in October 2013.

•

During 2010, we significantly expanded our presence in Asia, launching a new credit PE fund (the Global Opportunities Fund) and opening an office in Singapore to serve as a hub for our activities on non-Japan Asia.

Key Performance Indicators

As mentioned above, we earn management fees, incentive income, and investment income (loss). From these earnings we pay compensation, interest, and other expenses, as well as taxes, to arrive at our net operating performance.

Net Income and Distributable Earnings

Our net income reflects our operating performance pursuant to generally accepted accounting principles (“GAAP”). We also use pre-tax distributable earnings, which is a non-GAAP measure, as a measure of our operating performance and to report segment results. For more information on these performance measures, please refer to Part II, Item 8 “Financial Statements and Supplementary Data.” Pre-tax distributable earnings is specifically addressed in “Note 11 – Segment Reporting” within those financial statements.

Assets Under Management

Our management fees are typically earned as a percentage of the amount of capital we manage, which is referred to as assets under management, or AUM. For more information on our AUM, please refer to Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations – Assets Under

Management.” For more information on our management fee rates, please refer to Part II, Item 8 “Financial Statements and Supplementary Data – Note 3 Management Agreements and Fortress Funds.”

Fund Performance

Our incentive income is typically earned as a percentage of the profits of our alternative investment funds. In some cases, we earn incentive income only if a fund’s investments meet specified performance thresholds. We therefore monitor our funds’ proximity to such performance thresholds. For more information on our funds’ performance, please refer to Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations – Performance of our Funds.” For more information on our funds’ incentive income terms and their proximity to their various performance thresholds, please refer to Part II, Item 8 “Financial Statements and Supplementary Data – Note 3 Management Agreements and Fortress Funds.”

Investment Performance

The investment income (loss) from our principal investments is recorded currently (i.e., whether or not realized) in net income (loss), generally based on the net asset values of the funds in which we have invested (our “principal investments”). For segment reporting purposes, investment income (loss) is recorded only when income (loss) from a fund investment becomes realized or realizable, as applicable. Therefore, for segment reporting purposes, investment income (loss) does not reflect unrealized gains or losses embedded in certain of our investments. For more information on the investment income (loss) included in net income (loss), please refer to Part II, Item 8 “Financial Statements and Supplementary Data – Note 4 – Investments and Fair Value.” For more information on the unrealized gains (losses) currently embedded in our principal investments for segment reporting purposes, please refer to Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations – Segment Analysis – Principal Investments.”

Our investments are generally financed by our credit agreement. For more information on our credit agreement, please refer to Part II, Item 8 “Financial Statements and Supplementary Data – Note 5 – Debt Obligations.”

Our Current Businesses

Our current offering of alternative investment products includes private equity funds, liquid hedge funds and credit funds. In addition, we now offer traditional investment products. Private equity funds generally require fund investors to commit capital over a period of time, do not allow redemptions of capital and make long term, relatively illiquid investments. Hedge funds allow periodic contributions and redemptions of capital by investors and make relatively shorter-term, more liquid investments. Our credit funds share certain of the characteristics of both private equity and hedge funds. We refer to these investment products, collectively, as the Fortress Funds. As of December 31, 2010, we managed alternative assets in three core businesses:

Private Equity  —  a business that manages approximately $15.0 billion of AUM comprised of two business segments: (i) private equity funds that primarily make significant, control-oriented investments in debt and equity securities of public or privately held entities in North America and Western Europe, with a focus on acquiring and building asset-based businesses with significant cash flows; and (ii) publicly traded alternative investment vehicles, which we refer to as “Castles,” that invest primarily in real estate and real estate related debt investments.

Liquid Hedge Funds  —  a business that manages approximately $6.4 billion of AUM. These funds invest globally in fixed income, currency, equity and commodity markets and related derivatives to capitalize on imbalances in the financial markets. In addition, this segment includes a fund-of-funds business, which invests in Fortress Funds, funds managed by external managers, and direct investments.

Credit Funds – a business that manages approximately $11.6 billion of AUM comprised of two business segments: (i) credit hedge funds which make highly diversified investments in assets, opportunistic lending situations and securities, on a global basis and throughout the capital structure, with a value orientation, as well as non-Fortress originated funds for which Fortress has been retained as manager as part of an advisory business; and (ii) credit private equity (“PE”) funds which are comprised of a family of “credit opportunities” funds focused on investing in distressed and undervalued assets, a family of ‘‘long dated value’’ funds focused on investing in undervalued assets with limited current cash flows and long investment horizons, a family of “real assets” funds focused on investing in tangible and intangible assets in four principal categories (real estate, capital assets, natural resources and intellectual property), and two Asia funds, a Japan real estate fund and an Asian investor based global opportunities fund.

In addition, we treat our principal investments in these funds as a distinct business segment and we will not treat our traditional asset management business, which has $11.7 billion of AUM, as a separate segment until such time as its operations become significant.

Principal Sources of Revenue

The following table provides our management fees and incentive income, on a segment reporting basis, from each of our core businesses for the previous three fiscal years (in thousands):

	2010	2009	2008
Private Equity
Funds
Management Fees	$138,038	$131,470	$162,891
Incentive Income (A)	41,649	36,506	(94,719)
Castles
Management Fees	48,135	50,362	54,102
Incentive Income	—	—	12
Liquid Hedge Funds
Management Fees	98,671	97,038	237,248
Incentive Income	67,159	15,156	17,654
Credit Funds
Hedge Funds
Management Fees	124,180	105,089	128,150
Incentive Income	102,712	999	13,613
PE Funds
Management Fees	48,421	39,849	15,300
Incentive Income (A)	157,646	22,792	412

(A)	Net of reserves for future clawback, as applicable.

Certain of our segments are comprised of, and dependent on the performance of, a limited number of Fortress Funds. Each of these funds is material to the results of operations of its segment and the loss of any of these funds would have a material adverse impact on the segment. Moreover, the revenues we earned from certain funds individually exceeded 10% of our total revenues on an unconsolidated basis for each of the periods presented. For additional information regarding our segments, the information presented above, our total assets and our distributable earnings (as defined below), please see Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Analysis” and Part II, Item 8, “Financial Statements and Supplementary Data.”

Private Equity Funds

Fortress Investment Funds

Our private equity business is made up primarily of a series of funds named the “Fortress Investment Funds” and organized to make control-oriented investments in cash flow generating, asset-based businesses in North America and Western Europe. Investors in our private equity funds contractually commit capital at the outset of a fund, which is then drawn down as investment opportunities become available, generally over a one to three year investment period. Proceeds are returned to investors as investments are realized, generally over eight to ten years. Management fees of 0.5% to 1.5% are generally charged on committed capital during the investment period of a new fund, and then on invested capital (or NAV, if lower), and may decrease in later periods. We also generally earn a 10% to 25% share of the profits on each realized investment in a fund — our incentive income — subject to the fund’s achieving a minimum return as a whole, that is, taking into account all gains and losses on all investments in the fund.

Castles

We manage two publicly traded companies: Newcastle Investment Corp. (NYSE: NCT) and Eurocastle Investment Limited (Euronext Amsterdam: ECT), which we call our “Castles.” The Castles were raised with broad investment mandates to make investments in a wide variety of real estate related assets, including securities, loans and real estate properties. Pursuant to our management agreements, we earn management fees from each Castle equal to 1.5% of the company’s equity (as defined in such agreements). In addition, we earn incentive income equal to 25% of the company’s funds from operations (or “FFO,” which is the real estate industry’s supplemental measure of operating performance) in excess of specified returns to the company’s shareholders. In addition to these fees, we also receive from the Castles, for services provided, options to purchase shares of their common stock in connection with each of their common stock offerings.

Liquid Hedge Funds

Overview

The liquid hedge funds, which invest daily in markets around the globe, seek to exploit opportunities in global currency, interest rate, equity and commodity markets and their related derivatives. Risk management is the cornerstone of the investment process, and the funds invest with a focus on preservation of capital. Investment opportunities are evaluated and rated on a thematic and an individual basis to determine appropriate risk-reward and capital allocations.

Fortress Macro Funds

The Fortress Macro Funds, and Fortress’s prior macro-strategy funds, the Drawbridge Global Macro Funds, apply an investment process based on macroeconomic fundamental, market momentum and technical analyses to identify strategies offering a favorable risk-return profile. The funds’ investment strategies are premised on the belief that imbalances in various financial markets are created from time to time by the influence of economic, political and capital flow factors. Directional and relative value strategies are applied to exploit these conditions. The funds have the flexibility to allocate capital dynamically across a wide range of global strategies, markets and instruments as opportunities change, and are designed to take advantage of a wide variety of sources of market, economic and pricing data to generate trading ideas.

The funds invest primarily in major developed markets; they also invest in emerging markets if market conditions present opportunities for attractive returns. Overall, the funds pursue global macro directional and relative value strategies, although capital is allocated within the funds to particular strategies to provide incremental returns and diversity.

Management fees are charged based on the AUM of the Fortress Macro Funds at a rate between 1.5% and 2% annually, depending on the investment and liquidity terms elected by investors. We generally earn incentive income of between 15% and 25% of the fund’s profits, generally payable annually, depending on the investment and liquidity terms elected by investors, and subject to achieving cumulative positive returns since the prior incentive income payment. In other words, an incentive income payment establishes a “high water mark” such that the fund must earn a cumulative positive return from that point forward in order for Fortress to earn incentive income. Investors in the Fortress Macro Funds may invest with the right to redeem without paying any redemption fee either monthly, quarterly, or annually after three years. Some investors with three-year liquidity may redeem annually before three years, subject to an early redemption fee payable to the funds.

Commodities Funds

The principal investment objective of these funds is to seek a superior total return on assets by executing a directional investment strategy in the global commodity and equity markets. These funds seek to identify optimal risk-adjusted strategies by assessing opportunities along various points of the relevant commodity and equity supply chains. These funds expect to invest across multiple sectors within the commodity asset class ranging from energy to metals to agriculture and within the cyclical, industrial, and commodity equity universe. Management fee rates for these funds range from 1.5% to 2.5% and we earn incentive income generally equal to 20% of their profits, in some cases subject to a threshold return.

Fortress Partners Funds

The Fortress Partners Funds invest with a broad mandate, similar to endowment portfolios of large universities. Investments are made both in Fortress Funds and in funds managed by other managers, and in direct investments that are sourced either by Fortress personnel or by third parties with whom we have relationships. Our endowment strategy funds are designed to blend our direct bottom up investing style with third party managers to create excellent risk adjusted returns with an emphasis on capital preservation. Management fee rates for these funds range from 1.0% to 1.5% and we earn incentive income generally equal to 20% of the profits from direct investments only.

Credit Funds

Credit Hedge Funds

Our credit hedge funds are designed to exploit pricing anomalies that exist between the public and private finance markets. These investment opportunities are often found outside the traditional broker-dealer mediated channels in which investments that are efficiently priced and intermediated by large financial institutions are typically presented to the private investment fund community. We have developed a proprietary network comprised of internal and external resources to exclusively source transactions for the funds.

The funds are able to invest in a wide array of financial instruments, ranging from assets, opportunistic lending situations and securities throughout the capital structure with a value orientation. All of these investments are based on fundamental bottom up analysis and are typically event driven. The funds’ diverse and situation-specific investments require significant infrastructure and asset management experience to fully realize value. We have developed a substantial asset management infrastructure with expertise in managing the funds’ investments in order to be able to maximize the net present value of investments on a monthly basis.

Drawbridge Special Opportunities Funds

The Drawbridge Special Opportunities Funds form the core of our credit hedge fund investing strategy. The funds opportunistically acquire a diversified portfolio of investments primarily throughout the United States, Western Europe and the Pacific region. The funds’ investment program incorporates three complementary investment strategies, focusing on asset-based transactions, loans and corporate securities. The majority of the funds’ investments are relatively illiquid, and the funds generally make investments that are expected to liquidate or be realized within a five year period.

Management fees are charged based on the AUM of the Drawbridge Special Opportunities Funds at a rate generally equal to 2% annually. We generally earn incentive income of 20% of the fund’s profits, payable annually, and subject to achieving cumulative positive returns since the prior incentive income payment. Investors in the Drawbridge Special Opportunities Funds may redeem annually on December 31. Because of the illiquid nature of the funds’ investments, rather than paying out redemption requests immediately, the fund may elect to pay out redeeming investors as and when the particular investments held by the fund at the time of redemption are realized.

Worden Funds

The Worden Funds invest in a diversified portfolio of undervalued and distressed investments primarily in North America and Western Europe, but also in Australia, Asia and elsewhere on an opportunistic basis. These funds seek to achieve their investment objectives primarily through investments in loans and asset-based investments, including portfolios of consumer and commercial receivables and asset backed financial instruments of undervalued or financially troubled companies. Management fees are charged based on the AUM of the Worden Funds at a rate generally equal to 2% annually. We earn incentive income of 20% of the funds’ profits, generally payable annually.

Credit PE Funds

Our credit PE funds are comprised of families of funds as described below. They generally have management fee rates between 1.0% and 1.5% and generate incentive income of between 10% and 20% of a fund’s profits subject to the fund achieving a minimum return as a whole.

Credit Opportunities Funds

Fortress established the Fortress Credit Opportunities Funds to make opportunistic credit-related investments. Their investment objective is to generate significant current income and long-term capital appreciation through investments in a range of distressed and undervalued credit investments, including but not limited to residential loans and securities, commercial mortgage loans and securities, opportunistic corporate loans and securities, and other consumer or commercial assets and asset-backed securities.

Long Dated Value Funds

In addition to our Fortress Investment Fund family of funds, we introduced a pioneering private equity fund product — the Long Dated Value family of funds — which focuses on making investments with long dated cash flows that may be undervalued because of the lack of current cash flows or because the investment is encumbered by a long term lease or financing. We believe that these investments provide the potential for significant capital appreciation over the long term.

The Long Dated Value Funds are generally similar in structure to the Fortress Investment Funds, including in terms of fees payable to us, except that the funds have an investment life of 25 years, reflecting the funds’ longer-term investment profiles. In addition, incentive income is distributed to us after all of a fund’s invested capital has been returned, rather than as each investment is realized.

Real Assets Funds

Fortress established the Real Assets Funds seeking to generate superior risk adjusted returns by opportunistically investing in tangible and intangible assets with the potential to achieve significant value generally within a three-to-ten year time horizon. The investment program of these funds focuses on direct investments in four principal investment categories—real estate, capital assets, natural resources and intellectual property— but also may include indirect investments in the form of interests in real estate investment trusts (“REITs”), master limited partnerships, corporate securities, debt securities and debt obligations—including those that provide equity upside—as well as options, royalties, residuals and other call rights that provide these funds with the potential for significant capital appreciation. The investments are located primarily in North America and Western Europe, but may also include opportunities in Australia, Asia and elsewhere on an opportunistic basis.

Asia Funds

We launched the Fortress Japan Opportunity Funds in mid-2009 to take advantage of the significant distressed opportunities that have emerged in Japan similar to those witnessed after the 1997 Asian financial crisis. The Funds will primarily invest in certain Japanese real estate-related performing, sub-performing and non-performing loans, securities and similar instruments. In addition, we launched the Fortress Global Opportunities (Yen) Fund in the second half of 2010 to make opportunistic investments in distressed and undervalued credits for investors that wish to invest in a Yen denominated fund. This fund will invest primarily in Asia, Australia, North America and Western Europe, but may also invest elsewhere on an opportunistic basis.

Competition

The investment management industry is intensely competitive, and we expect the competition to intensify in the future. We face competition in the pursuit of outside investors for our investment funds, acquiring investments in attractive portfolio companies, divesting our investments and making other investments. Depending on the investment, we expect to face competition primarily from other investment management firms, private equity funds, hedge funds, other financial institutions, sovereign wealth funds, corporate buyers and other parties. Many of our competitors are substantially larger and may have greater financial and technical resources than we possess. Several of these competitors have recently raised, or are expected to raise, significant amounts of capital and many of them have similar investment objectives to us, which may create additional competition for investment opportunities. Some of these competitors may also have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities. Some of these competitors may have higher risk tolerances, make different risk assessments or have lower return thresholds, which could allow them to consider a wider variety of investments or bid more aggressively than we bid for investments that we want to make. Corporate buyers may be able to achieve synergistic cost savings with regard to an investment that may provide them with a competitive advantage relative to us when bidding for an investment. Moreover, an increase in the allocation of capital to alternative investment strategies by institutional and individual investors could lead to a reduction in the size and duration of pricing inefficiencies that many of our investment funds seek to exploit. Alternatively, a decrease in the allocation of capital to alternative investments strategies could intensify competition for that capital and lead to fee reductions and redemptions, as well as difficulty in raising new capital. Lastly, the market for qualified investment professionals is intensely competitive. Our ability to continue to compete effectively will depend upon our ability to attract, retain and motivate our employees.

Where Readers Can Find Additional Information

Fortress files annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), with the Securities and Exchange Commission (“SEC”). Readers may read and copy any document that Fortress files at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, U.S.A.

Our internet site is http://www.fortress.com. We will make available free of charge through our internet site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website in the ‘‘Public Shareholders – Corporate Governance’’ section are charters for the company’s Audit Committee, Compensation Committee and Nominating, Corporate Governance and Conflicts Committee as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics governing our directors, officers and employees. Information on, or accessible through, our website is not a part of, and is not incorporated into, this report.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

(tables in thousands except as otherwise indicated and per share data)

The following discussion should be read in conjunction with Fortress Investment Group’s consolidated financial statements and the related notes (referred to as “consolidated financial statements” or “historical consolidated financial statements”) included within this Annual Report on Form 10-K. This discussion contains forward-looking statements that are subject to known and unknown risks and uncertainties. Actual results and the timing of events may differ significantly from those expressed or implied in such forward-looking statements due to a number of factors, including those included in Part I, Item 1A, “Risk Factors” and elsewhere in this Annual Report on Form 10-K.

Overview

Our Business

Fortress is a leading global investment manager with approximately $44.6 billion in AUM as of December 31, 2010. Fortress offers a range of alternative and traditional investment strategies for institutional and private investors around the world. We earn management fees based on the amount of capital we manage, incentive income based on the performance of our alternative investment funds, and investment income (loss) from our principal investments. We invest capital in each of our alternative investment businesses.

The performance of our funds was generally strong in 2010. This, coupled with our continued capital raising within our funds, resulted in improved operating results for 2010. We also improved our liquidity significantly during the year. For more information about these topics, please refer to “Results of Operations – Performance of our Funds,” “Results of Operations – Assets Under Management,” and “Liquidity and Capital Resources” below.

As of December 31, 2010, we managed alternative assets in three core businesses:

Private Equity  —  a business that manages approximately $15.0 billion of AUM comprised of two business segments: (i) private equity funds that primarily make significant, control-oriented investments in debt and equity securities of public or privately held entities in North America and Western Europe, with a focus on acquiring and building asset-based businesses with significant cash flows; and (ii) publicly traded alternative investment vehicles, which we refer to as “Castles,” that invest primarily in real estate and real estate related debt investments.

Liquid Hedge Funds  —  a business that manages approximately $6.4 billion of AUM. These funds invest globally in fixed income, currency, equity and commodity markets and related derivatives to capitalize on imbalances in the financial markets. In addition, this segment includes a fund-of-funds business, which invests in Fortress Funds, funds managed by external managers, and direct investments.

Credit Funds – a business that manages approximately $11.6 billion of AUM comprised of two business segments: (i) credit hedge funds which make highly diversified investments in assets, opportunistic lending situations and securities on a global basis and throughout the capital structure, with a value orientation, as well as non-Fortress originated funds for which Fortress has been retained as manager as part of an advisory business; and (ii) credit private equity (“PE”) funds which are comprised of a family of “credit opportunities” funds focused on investing in distressed and undervalued assets, a family of ‘‘long dated value’’ funds focused on investing in undervalued assets with limited current cash flows and long investment horizons, a family of “real assets” funds focused on investing in tangible and intangible assets in four principal categories (real estate, capital assets, natural resources and intellectual property), and two Asia funds, a Japan real estate fund and an Asian investor based global opportunities fund.

In addition, we treat our principal investments in these funds as a distinct business segment and we will not treat our traditional asset management business, which has $11.7 billion of AUM, as a separate segment until such time as its operations become significant.

Understanding the Asset Management Business

As an asset manager we perform a service – we use our investment expertise to make investments on behalf of other parties (our “fund investors”). An “alternative” asset manager is simply an asset manager that focuses on certain investment methodologies, typically hedge funds and private equity style funds as described below.

Private equity style funds are typically “closed-end” funds, which means they work as follows. We solicit fund investors to make capital commitments to a fund. Fund investors commit a certain amount of capital when the fund is formed. We may “draw” or “call” this capital from the fund investors as the fund makes investments. Capital is returned to fund investors as investments are realized. The fund has a set termination date and we must use an investment strategy that permits the fund to realize all of the investments it makes in the fund within that period. Fund investors may not withdraw or redeem capital, barring certain extraordinary circumstances, and additional fund investors are not permitted to join the fund once it is fully formed. Typically, private equity style funds make longer-term, less liquid (i.e. less readily convertible to cash) investments.

Hedge funds are typically “open-end” funds, which means they work as follows. We solicit fund investors to invest capital at the fund formation and invest this capital as it is received. Additional fund investors are permitted to join the fund on a periodic basis. Fund investors are permitted to redeem their capital on a periodic basis. The fund has an indefinite life, meaning that it continues for an indeterminate period as long as it retains fund investors. Typically, hedge funds make short-term, liquid investments. Our credit hedge funds share certain characteristics of both private equity and hedge funds, and generally make investments that are relatively illiquid in nature.

In addition, Fortress acquired a traditional asset management business during 2010. Although not yet significant to our operations, the traditional asset management business works similarly to the hedge fund business, except that generally there is no provision for incentive income and management fee rates are lower.

In exchange for our services, we receive remuneration in the form of management fees and incentive income. Management fees are typically based on a fixed annual percentage of the capital we manage for each fund investor, and are intended to compensate us for the time and effort we expend in researching, making, managing and realizing investments. Incentive income is typically based on achieving specified performance criteria, and it is intended to align our interests with those of the fund investors and to incentivize us to earn attractive returns.

We also invest our own capital alongside the fund investors in order to further align our interests and to earn a return on the investments.

In order to be successful, we must do a variety of things including, but not limited to, the following:

•	Increasing the amount of capital we manage for fund investors, also known as our “assets under management.”

•	Earning attractive returns on the investments we make.

•	Effectively managing our liquidity, including our debt, and expenses.

Each of these objectives is discussed below.

Assets Under Management

Assets under management, or AUM, fluctuate based on four primary factors:

•

Capital raising: AUM increases when we receive more capital from our fund investors to manage on their behalf. Typically, fund investors make this decision based on: (a) the amount of capital they wish, or are able, to invest in the types of investments a certain manager or fund makes, and (b) the reputation and track record of the manager and its key investment employees.

•

Realization of private equity investments: In “closed-end” funds, AUM decreases when we return capital to fund investors as investments are realized. Investments are realized when they are sold or otherwise converted to cash by the manager.

•

Redemptions: In “open-end” funds, AUM decreases after fund investors ask for their capital to be returned, or “redeemed,” at periodic intervals. Typically, fund investors make this decision based on the same factors they used in making the original investment, which may have changed over time or based on circumstances, as well as on their liquidity needs.

•	Fund performance: AUM increases or decreases in accordance with the performance of fund investments.

It is critical for us to continue to raise capital from fund investors. Without new capital, AUM declines over time as private equity investments are realized and hedge fund investors redeem capital based on their individual needs. Therefore, we strive to maintain a good reputation and a track record of strong performance. We strive to also form and market funds in accordance with investor demand.

We disclose the changes in our assets under management below, under “Results of Operations – Assets Under Management.”

Performance

Performance can be evaluated in a number of ways, including the measures outlined below:

•

Fund returns. Fund returns express the rate of return a fund earns on its investments in the aggregate. They can be compared to the returns of other managers, to returns offered by other investments or to broader indices. They can also be compared to the performance hurdles necessary to generate incentive income. We disclose our fund returns below, under “Results of Operations – Performance of Our Funds.”

•	Proximity to incentive income threshold. This is a measure of a fund’s performance relative to the performance criteria it needs to achieve in order for us to earn incentive income.

Incentive income is calculated differently for the hedge funds and private equity funds, as described below.

•

We generally earn incentive income from hedge funds based on a straight percentage of the returns of each fund investor, since fund investors may enter the fund at different times. Incentive payments are made periodically, typically annually for the Fortress hedge funds. Once an incentive payment is made, it is not refundable. However, if a particular fund investor suffers a loss on its investment, either from the date of the Fund’s inception or since the last incentive payment to the manager, this establishes a “high water mark” for that investor, meaning a threshold that has to be exceeded in order for us to begin earning incentive income again from that fund investor. Investors in the same fund could have different high water marks, in terms of both percentage return and dollar amount.

•

Since it is impractical to disclose this information on a fund investor-by-investor basis, it may be disclosed based on the following metrics: the percentage of fund investors who have a high water mark, and the aggregate dollar difference between the value of those fund investors’ investments and their applicable aggregate high water mark. The investments held by fund investors who do not have a high water mark are eligible to generate incentive income for us on their next dollar earned.

•

We generally earn incentive income from private equity style funds based on a percentage of the net returns of the fund, subject to the achievement of a minimum return (the “preferred” return) to fund investors. Incentive income is generally paid as each investment in the fund is realized, subject to a “clawback.” At the termination of such a fund, a computation is done to determine how much incentive income we should have earned based on the fund’s overall performance, and any incentive income payments received by us in excess of the amount we should have earned must be returned by us (or “clawed back”) to the fund for distribution to fund investors. Certain of our private equity style funds pay incentive income only after all of the fund’s invested capital has been returned.

Depending on where they are in their life cycle and how they have performed, private equity funds will fall into one of several categories as shown below:

PE Style Fund Status			Key Disclosures
In a liquidation of the fund’s assets at their estimated fair value as of the reporting date:
Has the fund made incentive income payments to us?	Would the fund owe us incentive income?	Would we owe a clawback of incentive income to the fund?	(Refer to Note 3 to our consolidated financial statements)

Yes	Yes	No

- The amount of previously distributed incentive income.

- The amount of “undistributed incentive income,” which is the amount of incentive income that would be due to us upon a liquidation of the fund’s remaining assets at their current estimated fair value.

Yes	No	Yes

- The amount of previously distributed incentive income.

- The “intrinsic clawback,” which is the amount of incentive income that we would have to return to the fund upon a liquidation of its remaining assets at their current estimated fair value.

- The amount by which the total current fund value would have to increase as of the reporting date in order to reduce the intrinsic clawback to zero such that we would be in a position to earn additional incentive income from the fund in the future.

No	Yes	N/A	- The amount of “undistributed incentive income,” which is the amount of incentive income that would be due to us upon a liquidation of the fund’s remaining assets at their current estimated fair value.

No	No	N/A	- The amount by which the total current fund value would have to increase as of the reporting date such that we would be in a position to earn incentive income from the fund in the future.

We disclose each of these performance measures, as applicable, for all of our funds in Note 3 to our consolidated financial statements contained herein.

Liquidity, Debt and Expense Management

We may choose to use leverage, or debt, to manage our liquidity or enhance our returns. We strive to achieve a level of debt that is sufficient to cover working capital and investment needs, but not in an amount or way which causes undue stress on performance, either through required payments or restrictions placed on Fortress.

Our liquidity, and our ability to repay our debt, as well as the amount by which our metrics exceed those required under our debt covenants are discussed below, under “– Liquidity and Capital Resources,” “– Debt Obligations,” and “– Covenants.”

We must structure our expenses, primarily compensation expense which is our most significant expense, so that key employees are fairly compensated and can be retained, while ensuring that expenses are not fixed in such a way as to endanger our ability to operate in times of lower performance or reduced liquidity. To this end, we generally utilize discretionary bonuses, profit sharing and equity-based compensation as significant components of our compensation plan.

•

Profit sharing simply means that when profits increase, either of Fortress as a whole or of a specified component (such as a particular fund) of Fortress, employees receive increased compensation. In this way, employees’ interests are aligned with Fortress’s, employees can receive significant compensation when performance is good, and we are able to reduce expenses when necessary.

•

Equity-based compensation simply means that employees are paid in equity of Fortress rather than in cash. This form of compensation has the advantage of never requiring a cash expenditure, while aligning employees’ interests with those of Fortress.

Our liquidity is discussed below, under “– Liquidity and Capital Resources.” Our compensation expenses, including profit sharing and equity-based, are discussed in Note 8 to our consolidated financial statements contained herein. Our segment operating margin, which we define as the ratio of our fund management distributable earnings to our segment revenues, and which is a measure of our profitability, is discussed in Note 11 to our consolidated financial statements contained herein.

Understanding our Financial Statements

Balance Sheet

Our assets consist primarily of the following:

i.	Investments in our funds, recorded generally based on our share of the funds’ underlying net asset value, which in turn is based on the estimated fair value of the funds’ investments.

ii.	Cash.

iii.	Amounts due from our funds for fees and expense reimbursements.

iv.	Deferred tax assets, which relate to potential future tax benefits. This asset is not tangible – it was not paid for and does not represent a receivable or other claim on assets.

Our liabilities consist primarily of the following:

1)	Debt owed under our credit facility.

2)	Accrued compensation, generally payable to employees shortly after year-end.

3)	Amounts due to our Principals under the tax receivable agreement. These amounts partially offset the deferred tax assets and do not become payable to the Principals until the related future tax benefits are realized.

4)	Deferred incentive income, which is incentive income that we have already received in cash but is subject to contingencies and may have to be returned (“clawed back”) to the respective funds if certain performance hurdles are not met.

Management, in considering the liquidity and health of the company, mainly focuses on the following aspects of the balance sheet:

1)	Expected cash flows from funds, including the potential for incentive income.

2)	Cash on hand.

3)	Collectability of receivables.

4)	Current amounts due under our credit facility.

5)	Other current liabilities, primarily accrued compensation.

6)	Debt covenants.

7)	Likelihood of clawback of incentive income.

Income Statement

Our revenues and other income consist primarily of the following:

1)	Fees and expense reimbursements from our funds, including management fees, which are based on the size of the funds, and incentive income, which is based on the funds’ performance.

2)	Returns on our investments in the funds.

Our expenses consist primarily of the following:

1)	Employee compensation paid in cash.

2)	Equity-based compensation, which is not paid in cash but has a dilutive effect when it vests because it results in additional shares being issued. (This amount is broken out from total compensation in the compensation footnote in our consolidated financial statements.)

3)	Principals agreement compensation, which has no economic effect on us and is not considered by management in assessing our performance.

4)	Other general and administrative expenses and interest.

5)	Taxes.

The primary measure of operating performance used by management is “Distributable Earnings,” which is further discussed in the “– Results of Operations – Segment Analysis” section herein.

Essentially, the key components of our income are the fees we are earning from our funds in comparison to the compensation and other corporate expenses we are paying in cash, and the resulting operating margin. Other significant components include (i) the unrealized changes in value of our funds, reported as unrealized gains (losses) and earnings (losses) from equity method investees, as this is indicative of changes in potential future cash flows, (ii) taxes, and (iii) equity-based compensation (not including principals agreement compensation), because it will eventually have a dilutive effect when the related shares are issued to employees.

Managing Business Performance

We conduct our management and investment business through the following primary segments: (i) private equity funds, (ii) Castles, (iii) liquid hedge funds, (iv) credit hedge funds, (v) credit private equity (“PE”) funds, and (vi) principal investments in those funds, as well as cash that is available to be invested. These segments are differentiated based on the varying strategies of the funds we manage in each segment.

The amounts not allocated to a segment consist primarily of certain general and administrative expenses. Where applicable, portions of the general and administrative expenses have been allocated between the segments. Our traditional asset management business, Logan Circle Partners, L.P. (“Logan Circle” or “Logan Circle Partners”) (see Note 3 to the consolidated financial statements included herein) is initially being reported in the “unallocated” section of our segments until such time as it becomes material to our operations.

Management assesses our segments on a Fortress Operating Group and pre-tax basis, and therefore adds back the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense.

Management assesses the net performance of each segment based on its ‘‘distributable earnings.’’ Distributable earnings is not a measure of cash generated by operations that is available for distribution. Rather distributable earnings is a supplemental measure of operating performance used by management in analyzing its segment and overall results. Distributable earnings should not be considered as an alternative to cash flow in accordance with GAAP or as a measure of our liquidity, and is not necessarily indicative of cash available to fund cash needs (including dividends and distributions).

We believe that the presentation of distributable earnings enhances a reader’s understanding of the economic operating performance of our segments. For a more detailed discussion of distributable earnings and how it reconciles to our GAAP net income (loss), see “— Results of Operations — Segments Analysis” below.

Market Considerations

Our revenues consist primarily of (i) management fees based generally on the size of our funds, (ii) incentive income based on the performance of our funds and (iii) investment income from our investments in those funds. Our ability to maintain and grow our revenues – both at Fortress and within our funds – depends on our ability to retain existing investors, attract new capital and investors, secure investment opportunities, obtain financing for transactions, consummate investments and deliver attractive risk-adjusted returns. Our ability to execute this investment strategy depends upon a number of market conditions, including:

The strength and liquidity of U.S. and global financial institutions and the financial system.

While market conditions in the United States and abroad have improved meaningfully over the last two years, it is not clear whether a sustained recovery will occur or, if so, for how long it will last. Many market participants remain concerned about the long-term health of the financial markets and the financial institutions and countries that participate in these markets. We and other market participants face continued challenges in addressing the issues created by the recent challenging credit and liquidity conditions and financial institution failures. If market conditions remain challenging or deteriorate in the future – particularly if there is another failure of one or more major financial institutions, a default or serious deterioration in the financial condition of one or more sovereign nations, or another severe contraction of available debt or equity capital, this development would negatively impact Fortress and our funds and may counteract the progress we have made over the last several years.

The strength and liquidity of the U.S. and global equity and debt markets.

Strong equity market conditions enable our private equity funds to increase the value, and effect realizations, of their portfolio company investments. In addition, strong equity markets make it generally easier for our funds that invest in equities to generate positive investment returns. The condition of debt markets also has a meaningful impact on our business. Several of our funds make investments in debt instruments, which are assisted by a strong and liquid debt market. In addition, our funds borrow money to make investments. Our funds utilize leverage in order to increase investment returns, which ultimately drive the performance of our funds. Furthermore, we utilize debt to finance our investments in our funds and for working capital purposes.

Debt market conditions began to deteriorate in mid-2007, as the United States experienced considerable turbulence in the housing and sub-prime mortgage markets, which negatively affected other fixed income markets. The difficult conditions in the fixed income markets prompted lenders to cease committing to new senior loans and other debt, which, in turn, made it extremely difficult to finance new and pending private equity acquisitions or to refinance existing debt. In particular, the securitization markets, which in years prior to 2007 had represented an important outlet for the placing of acquisition debt, have been impaired since that time, although securitization activity has been increasing in 2011. Private equity-led acquisitions announced since mid-2007 have generally been smaller, less levered, and subject to more restrictive debt covenants than acquisitions done prior to the disruption. Debt market conditions improved significantly in 2010 and have remained strong in early 2011, which enabled us and other market participants to refinance existing debt obligations and otherwise obtain debt financing with respect to our existing investments.

As the turbulence continued and its intensity increased, equity market conditions also began to deteriorate in the latter part of 2007 as concerns of an economic slowdown began to affect equity valuations. The resulting reduction in liquidity and increase in volatility caused several commercial and investment banks, hedge funds and other financial institutions to reduce the carrying value of a significant amount of their fixed income holdings, which further reduced the liquidity of debt and, to a lesser extent, equity instruments. Equity market conditions have generally stabilized since the second quarter of 2009, and we have been able to successfully access the equity markets in the United States and abroad during 2009 and 2010 (including, for example, our IPOs of Rail America, Seacube Container Leasing Ltd. and Whistler Blackcomb Holdings Inc.). That said, the U.S. and global equity markets remain somewhat volatile, and we cannot predict the future conditions of these markets or the impact of such conditions on our business.

The recent market conditions have negatively impacted our business in several ways:

•

While conditions in the U.S. capital markets have improved meaningfully over the last year, there currently is less debt and equity capital available in the market relative to the levels available from the early 2000s to 2008, which, coupled with additional margin collateral requirements imposed by lenders on some types of investments, debt and derivatives, has increased the importance of maintaining sufficient liquidity without relying upon additional infusions of capital from the debt and equity markets. Based on cash balances, committed financing and short-term operating cash flows, in the judgment of management we have sufficient liquidity in the current market environment. However, maintaining this liquidity rather than investing available capital, and the reduced availability of attractive financing, has reduced our returns. This, in turn, may limit our ability to make investments, distributions, or engage in other strategic transactions.

The dislocation of values and associated decreased liquidity in the global equity and debt markets have caused a material depreciation in equity and fixed income asset values, greater price volatility and weaker economic conditions around the globe. This has resulted in a significant reduction in the value of certain of our investments, which, in turn, has impacted our management fees, incentive income and investment income as described below. During 2010, such values have rebounded (significantly in many cases), but have not increased to their historical levels for all investments.

•

The market prices of the investments held by our private equity funds in public companies decreased substantially from their high values, rebounded meaningfully in 2009 and the first quarter of 2010, but experienced volatility since then. A decrease in these prices hinders our ability to realize gains within these funds and therefore our ability to earn incentive income. Furthermore, the disruptions in the debt and equity markets have made exit strategies for private investments more difficult to execute as potential buyers have difficulty obtaining attractive financing and the demand for IPOs has been greatly reduced. Although we successfully executed IPOs of three of our private equity portfolio companies in 2009 and 2010, the overall volume of IPO transactions has continued to be significantly lower than in certain prior years and execution risk for such transactions remains higher. These conditions have made it more difficult to generate positive investment returns.

•	As a result of the above factors:

•

We have not paid a dividend on our Class A shares since the second quarter of 2008. The decision to pay a dividend, as well as the amount of any dividends paid, is subject to change at the discretion of our board of directors based upon a number of factors, including actual and projected distributable earnings. If current conditions persist or deteriorate, we may be unable to pay any dividends.

•

Declines in the value of our funds’ investments have impacted our future management fees, generally at an annual rate of between 1% - 3% of the decline in aggregate fund NAV. See “– Fee Paying Assets Under Management” below for a table summarizing our AUM.

•

Our liquid and credit hedge funds received a total of $1.2 billion and $0.9 billion in redemption and return of capital requests, respectively, including affiliates, for the year ended December 31, 2010. Our liquid hedge funds received a total of $2.3 billion and $5.5 billion of redemption requests in 2009 and 2008, respectively. Our credit hedge funds received return of capital requests totaling $1.4 billion and $1.5 billion in 2009 and 2008, respectively. These redemptions will directly impact the management fees we receive from such funds (which generally pay management fees of between 1%—3% of AUM). Investors in our credit hedge funds are permitted to request that their capital be returned on an annual basis. With respect to capital returns requested in 2008 and 2009 from our Drawbridge Special Opportunities Funds and in 2010 from our onshore Drawbridge Special Opportunities Fund, such returns of capital are generally being paid over time as the underlying investments are liquidated. During this period, such amounts continue to be subject to management fees and, as applicable, incentive income. Future return of capital requests may be paid immediately or over time, in accordance with the governing documents of the applicable funds.

•

In previous periods, we disclosed that the NAVs of most of our investors in our main credit and liquid hedge funds were below their incentive income thresholds (high water marks). As a result of recent improved performance, the incentive income outlook for these funds has substantially improved and substantially all of the NAV in these funds is above the applicable high water marks. See Note 3 to the consolidated financial statements included herein for more information. Returns earned on capital from new investors continue to be incentive income eligible. Unrealized losses in a significant portion of our private equity funds have resulted in higher future returns being required before we earn incentive income from such funds. The returns required are subject to a number of variables including: the amount of loss incurred, the amount of outstanding capital in the fund, the amount and timing of future capital draws and distributions, the rate of preferential return earned by investors, and others.

•

During 2008 and 2009, the public company was more focused on preserving capital and liquidity at the public company level than on making investments at the public company level. As market conditions, as well as the company’s liquidity and leverage levels, improved during 2009, the company has renewed efforts to explore making investments at the public company level. On April 16, 2010, the public company closed on the acquisition of Logan Circle for approximately $19 million, with the potential for an additional payment at the end of 2011, contingent on the growth and performance of Logan Circle’s business. Logan Circle is a fixed income asset manager which had approximately $11.4 billion in assets under management at closing.

•

Despite the volatile economic conditions, our overall investment performance and financial condition improved significantly during 2010. Our funds continue to make investments on an opportunistic basis, and we continue to raise new funds as illustrated in the AUM table below.

The strength of, and competitive dynamics within, the alternative asset management industry, including the amount of capital invested in, and withdrawn from, alternative investments.

The strength of the alternative asset management industry, and our competitive strength relative to our peers, are dependent upon several factors, including, among other things, (1) the investment returns alternative asset managers can provide relative to other investment options, (2) the amount of capital investors allocate to alternative asset managers, and (3) our performance relative to our competitors and the related impact on our ability to attract new capital.

First, the strength of the alternative asset management industry is dependent upon the investment returns alternative asset managers can provide relative to other investment options. This factor depends, in part, on the interest rates and credit spreads (which represent the yield demanded on financial instruments by the market in comparison to a benchmark rate, such as the relevant U.S. treasury rate or LIBOR) available on other investment products because as interest rates rise and/or spreads widen, returns available on such investments would tend to increase and, therefore, become more attractive relative to the returns offered by investment products offered by alternative asset managers. We have benefited in past years from relatively tight spreads, which have allowed us and the funds we manage to obtain financing for investments at attractive rates and made our investment products attractive relative to many other products. Although spreads over the past several years have been volatile, they have widened significantly from levels prior to the challenging market conditions. In addition to potentially reducing the relative attractiveness of our investment products, this widening will typically increase our costs when financing our investments using debt, which, in turn, reduces the net return we can earn on those investments. Furthermore, wider spreads reduce the value of investments currently owned by our funds. A reduction in the value of our funds’ investments directly impacts our management fees and incentive income from such funds. As a result, this dynamic could slow capital flow to the alternative investment sector.

A second and related factor is the amount of capital invested with such managers. Over the several years prior to 2009, institutions, high net worth individuals and other investors (including sovereign wealth funds) increased their allocations of capital to the alternative investment sector. That said, university endowments, pension funds and other traditionally significant investors in the alternative investment sector have recently reduced the amount of capital they are investing in this sector. This decrease appears to be due to a variety of factors, including, but not limited to, the generally negative investment performance in the sector during 2008 as well as their own liquidity constraints resulting from the negative performance of their investment portfolios and near-term capital requirements. The improved performance in 2009 and 2010 relative to 2008 appears to have modestly improved the trend of capital invested in the alternative asset investment sector. The amount of capital being invested into the alternative investment sector appears to have stabilized or even slightly increased—and redemption requests appear to have decreased – relative to the conditions experienced during 2008, but they are still weaker than the conditions experienced prior to the onset of the global credit and liquidity crisis that began in 2007. Rather than focusing on reducing the amount invested in the alternative investment sector, investors in alternative investment vehicles that primarily invest in liquid investments appear to have become increasingly focused on the liquidity and redemption terms of alternative investment funds and have expressed a desire to have the ability to redeem or otherwise liquidate their investments in a more rapid timeframe than what is permitted under the terms of many funds created prior to the onset of the crisis.

The third factor, which most directly impacts our results, is our investment performance relative to our competitors, including products offered by other alternative asset managers. As a historical leader in the alternative asset management sector based on the size, diversity and historical performance of our funds, we have been able to attract a significant amount of new capital both at the public company and within our funds, even during the recent challenging market conditions. For example, in April 2009, the public company successfully raised approximately $220 million in net proceeds from an offering of its Class A shares. Moreover, during 2009 and 2010, we have been able to raise meaningful additional capital in various funds, including newly formed funds.

Market Considerations Summary

While disruptions in the markets, with respect to equity prices, interest rates, credit spreads or other market factors, including market liquidity, may adversely affect our existing positions, we believe such disruptions generally present significant new opportunities for investment, particularly in distressed asset classes. Our ability to take advantage of these opportunities will depend on our ability to access debt and equity capital, both at Fortress and within the funds. No assurance can be given that future trends will not be disadvantageous to us, particularly if current challenging conditions persist or intensify, or if generally improving conditions in our market reverse.

We do not currently know the full extent to which this continued uncertainty will affect us or the markets in which we operate. If the challenging conditions continue, or result in a permanent, fundamental change in the credit markets, we and the funds we manage may experience further tightening of liquidity, reduced earnings and cash flow, impairment charges, increased margin requirements, as well as challenges in maintaining our reputation, raising additional capital, maintaining compliance with debt covenants and obtaining investment financing and making investments on attractive terms. However, to date we have been able to continue raising capital, both through new and existing funds, which helps to increase our AUM and to give us a significant amount of capital available to be invested at a time when we believe attractive returns are available.

Results of Operations

The following is a discussion of our results of operations as reported under GAAP. For a detailed discussion of distributable earnings and revenues from each of our segments, see “— Segment Analysis” below.

	Year Ended December 31,			Variance
	2010	2009	2008	2010/2009	2009/2008
Revenues
Management fees: affiliates	$441,145	$433,501	$593,007	$7,644	$(159,506)
Management fees: non-affiliates	27,794	4,724	5,333	23,070	(609)
Incentive income: affiliates	302,261	50,900	56,588	251,361	(5,688)
Incentive income: non-affiliates	25,847	999	13,334	24,848	(12,335)
Expense reimbursements from affiliates	146,127	85,186	52,627	60,941	32,559
Other revenues	7,071	8,785	10,911	(1,714)	(2,126)

	950,245	584,095	731,800	366,150	(147,705)

Expenses
Interest expense	19,773	24,271	40,140	(4,498)	(15,869)
Compensation and benefits	720,712	504,645	440,659	216,067	63,986
Principals agreement compensation	952,077	952,077	954,685	—	(2,608)
General, administrative and other expense (including depreciation and amortization)	125,432	102,843	94,869	22,589	7,974

	1,817,994	1,583,836	1,530,353	234,158	53,483

Other Income (Loss)
Gains (losses)	2,997	25,373	(58,305)	(22,376)	83,678
Tax receivable agreement liability adjustment	22,036	(55)	55,115	22,091	(55,170)
Earnings (losses) from equity method investees	115,954	60,281	(304,180)	55,673	364,461

	140,987	85,599	(307,370)	55,388	392,969

Income (Loss) Before Income Taxes	(726,762)	(914,142)	(1,105,923)	187,380	191,781
Income tax benefit (expense)	(54,931)	5,000	(115,163)	(59,931)	120,163

Net Income (Loss)	(781,693)	(909,142)	(1,221,086)	127,449	311,944

Factors Affecting Our Business

During the periods discussed herein, the following are significant factors which have affected our business and materially impacted our results of operations:

•	changes in our AUM;

•	level of performance of our funds; and

•	changes in the size of our fund management and investment platform and our related compensation structure.

Each of these factors is disclosed below.

Assets Under Management

We measure AUM by reference to the fee paying assets we manage. Our AUM has changed as a result of raising new funds, capital acquisitions, and increases in the NAVs of certain funds from new investor capital and retained profits, offset by lower performance in certain funds coupled with redemptions in our hedge funds.

Our AUM has changed over these periods as follows (in millions):

	Private Equity			Credit
	Funds	Castles	Liquid Hedge Funds	Hedge Funds	PE Funds (J)	Logan Circle Partners L.P.	Total
2008
AUM January 1, 2008	$12,643	$3,328	$9,506	$6,489	$635	$—	$32,601
Capital raised (A)	745	—	3,285	927	167	—	5,124
Increase in invested capital	1,804	—	—	27	2,599	—	4,430
Redemptions (B)	—	—	(1,804)	(471)	—	—	(2,275)
Return of capital distributions (E)	(366)	(28)	—	(13)	(514)	—	(921)
Adjustment for reset date (F)	—	—	—	—	—	—	—
Equity buyback (G)	—	(31)	—	—	—	—	(31)
Crystallized incentive income (H)	—	—	(15)	(95)	—	—	(110)
Income (loss) and foreign exchange (I)	(4,519)	(87)	(2,498)	(1,900)	(585)	—	(9,589)

AUM December 31, 2008	$10,307	$3,182	$8,474	$4,964	$2,302	$—	$29,229
2009
Capital raised (A)	—	—	704	—	614	—	1,318
Capital acquisitions	—	—	—	3,310	—	—	3,310
Increase in invested capital	79	—	1	2	1,266	—	1,348
Redemptions (B)	—	—	(3,776)	—	—	—	(3,776)
SPV distributions (C)	—	—	(705)	—	—	—	(705)
RCA distributions (D)	—	—	—	(726)	—	—	(726)
Return of capital distributions (E)	(170)	—	(10)	(26)	(1,476)	—	(1,682)
Adjustment for reset date (F)	—	—	—	—	—	—	—
Crystallized incentive income (H)	—	—	(7)	—	—	—	(7)
Income (loss) and foreign exchange (I)	1,128	50	1,200	148	641	—	3,167

AUM December 31, 2009	$11,344	$3,232	$5,881	$7,672	$3,347	$—	$31,476
2010
Capital raised (A)	—	2	1,708	437	452	—	2,599
Capital acquisitions	—	—	—	—	—	11,448	11,448
Increase in invested capital	56	—	12	—	2,625	—	2,693
Redemptions (B)	—	—	(932)	(3)	—	—	(935)
SPV distributions (C)	—	—	(814)	—	—	—	(814)
RCA distributions (D)	—	—	—	(1,523)	—	—	(1,523)
Return of capital distributions (E)	(199)	—	—	(403)	(1,720)	—	(2,322)
Adjustment for reset date (F)	—	—	—	—	—	—	—
Equity buyback (G)	—	(62)	—	—	—	—	(62)
Crystallized incentive income (H)	—	—	(10)	—	—	—	(10)
Net client flows (traditional)	—	—	—	—	—	(345)	(345)
Income (loss) and foreign exchange (I)	722	(135)	510	593	113	605	2,408

AUM December 31, 2010	$11,923	$3,037	$6,355	$6,773	$4,817	$11,708	$44,613

(A)	Includes offerings of shares by the Castles, if any.
(B)	Excludes redemptions which reduced AUM subsequent to December 31, as of each respective year end.
(C)	Mainly represents distributions from the Drawbridge Global Macro Fund SPV, which was established to hold the illiquid assets pertaining to investors who gave redemption notices in the fourth quarter of 2008.
(D)	Represents distributions from (i) assets held within redeeming capital accounts (or “RCA”) in our Drawbridge Special Opportunities Funds, which represent accounts where investors have provided withdrawal notices and are subject to payout as underlying fund investments are realized, and (ii) the Value Recovery Funds.
(E)	Return of capital distributions are based on realization events for private equity and credit PE funds. Such distributions include, in the case of private equity and credit PE funds that are in their capital commitment periods, recallable capital distributions.
(F)	The reset date of certain Private Equity or Credit PE funds is an event determined by the earliest occurrence of (i) the first day following the expiration of the capital commitment period of a fund, (ii) a successor fund or entity draws capital contributions or charges management fees or (iii) the date on which all unpaid capital obligations have been cancelled. For the period commencing with the initial closing of or contribution to the fund and ending on the last day of the semi-annual or quarterly period ending on or after the reset date, certain funds generate management fees as a percentage of the fund’s capital commitments and certain funds generate management fees as a percentage of the fund’s aggregate capital contributions. Thereafter, such funds generate management fees as a percentage of the aggregate capital contributed adjusted for the fair value of each investment that is below the associated investment’s contributed capital.

During the first quarter of 2011, the capital commitment period of Fund V, Fund V Coinvestment and FECI will expire, resetting each fund. At such time, the AUM for these funds will be reduced in aggregate by approximately $2.0 billion and, beginning in July 2011, these funds will generate lower management fees.

(G)	Represents the buyback of common shares by Eurocastle in 2008 and the buyback of preferred shares by Newcastle in 2010.
(H)	Represents the transfer of value from investors (fee paying) to Fortress (non-fee paying) related to realized hedge fund incentive income.
(I)	Represents the change in fee-paying NAV resulting from realized and unrealized changes in the reported value of the fund.

(J)	As of December 31, 2010, the credit PE funds had approximately $3.2 billion of uncalled capital that will become assets under management when deployed/called.

Average Fee Paying AUM

Average fee paying AUM represents the reference amounts upon which our management fees are based. The reference amounts for management fee purposes are: (i) capital commitments or invested capital (or NAV, on an investment by investment basis, if lower) for the private equity funds and credit PE funds, which in connection with private equity funds raised after March 2006 includes the mark-to-market value on public securities held within the fund, (ii) contributed capital for the Castles, or (iii) the NAV for hedge funds and managed accounts (including Logan Circle).

Management Fees

Changes in average AUM have an effect on our management fee revenues. Depending on the timing of capital contributions in a given period, the full economic benefits of an increase in AUM may not be recognized until the following period.

Performance of Our Funds

The performance of our funds has been as follows (dollars in millions):

					AUM				Returns (B)
					December 31,				Inception to December 31,
	Inception Date
Name of Fund			Maturity Date (A)		2010	2009	2008		2010	2009	2008
Private Equity
Private Equity Funds that Report IRR’s
Fund I	Nov-99		(A	)	$—	$—	$36		25.7%	25.9%	25.8%
Fund II	Jul-02		Feb-13		196	328	328		36.1%	37.0%	35.0%
Fund III	Sep-04		Jan-15		1,306	1,264	803		1.9%	1.0%	(16.2)%
Fund III Coinvestment	Nov-04		Jan-15		97	124	112		0.5%	0.3%	(9.3)%
Fund IV	Mar-06		Jan-17		2,503	2,262	1,893		(5.0)%	(11.5)%	(21.4)%
Fund IV Coinvestment	Apr-06		Jan-17		584	501	441		(6.9)%	(14.0)%	(20.5)%
Fund V	May-07		Feb-18		3,969	3,963	4,000		(C )	(C )	(C )
Fund V Coinvestment	Jul-07		Feb-18		935	935	878		(C )	(C )	(C )
FRID	Mar-05		Apr-15		482	476	260		(8.4)%	(11.2)%	(28.9)%
GAGACQ Coinvestment Fund	Sep-04		Permanent		—	—	9		20.6%	22.2%	15.8%
FRIC	Mar-06		May-16		129	110	33		(10.1)%	(16.1)%	(47.0)%
FICO	Aug-06		Jan-17		32	39	113		(100.0)%	(100.0)%	(64.6)%
FHIF	Dec-06		Jan-17		1,041	699	772		0.0%	(11.6)%	(12.1)%
FECI	Jun-07		Feb-18		533	532	532		(5.9)%	(11.1)%	(7.9)%

								Returns (B)
								Inception to Date (D)	2010	2009	2008
Private Equity Funds that Report Annual Returns
Mortgage Opportunities Fund III	Jun-08		Jun-13		116	111	97	(7.3)%	11.7%	19.4%	(C )
Private Equity - Castles
Newcastle Investment Corp.	Jun-98		Permanent		1,102	1,165	1,165	N/A	N/A	N/A	N/A
Eurocastle Investment Limited	Oct-03		Permanent		1,935	2,067	2,017	N/A	(8.7)%	(12.1)%	3.6%
Liquid Hedge Funds
Drawbridge Global Macro Funds	Jun-02		Non-redeemable		419	1,429	6,087	10.0%	9.8%	24.2%	(21.9)%
Fortress Macro Funds	May-09		Redeemable		2,399	1,858	—	12.4%	10.7%	9.8%	N/A
Fortress Commodities Fund LP	Jan-08		Redeemable		868	782	1,068	5.3%	1.8%	7.3%	6.8%
Fortress Commodities Fund MA1 Ltd	Nov-09		Redeemable		103	100	—	2.2%	2.7%	(0.1)%	N/A
Fortress Partners Fund LP	Jul-06		Redeemable		873	844	708	1.6%	12.3%	16.7%	(33.0)%
Fortress Partners Offshore Fund LP	Nov-06		Redeemable		798	740	597	2.4%	12.8%	18.9%	(25.3)%
Credit Hedge Funds
Drawbridge Special Opp’s Fund LP (E)	Aug-02		PE style redemption		4,498	4,592	4,430	10.4%	25.5%	25.0%	(26.4)%
Drawbridge Special Opp’s Fund LTD (E)	Aug-02		PE style redemption		663	549	446	10.6%	29.0%	30.0%	(29.4)%
Worden Funds	Jan-10		PE style redemption		245	—	—	(C )	(C )	N/A	N/A
Value Recovery Funds and related assets	(F	)	Non-redeemable		1,299	2,463	—	(F )	(F )	(F )	(F )

									Returns (B)
									Inception to December 31,
Credit PE Funds									2010	2009	2008
Credit Opportunities Fund	Jan-08		Oct-20		1,180	1,557	1,235		32.4%	29.6%	(C )
Credit Opportunities Fund II	Jul-09		Jul-22		835	133	—		(C )	(C )	N/A
FTS SIP LP	Sep-08		Oct-18		382	384	324		34.3%	(C )	(C )
FCO MA LSS	May-10		Jun-24		62	—	—		(C )	N/A	N/A
FCO MA II	Jun-10		Jun-22		158	—	—		(C )	N/A	N/A
FCO MA Maple Leaf	Oct-10		Oct-20		60	—	—		(C )	N/A	N/A
Long Dated Value Fund I	Apr-05		Apr-30		201	201	194		3.2%	1.4%	(C )
Long Dated Value Fund II	Nov-05		Nov-30		194	207	207		3.6%	2.8%	(0.3)%
Long Dated Value Fund III	Feb-07		Feb-32		209	201	115		10.1%	(C )	(C )
LDVF Patent Fund	Nov-07		Nov-27		14	14	16		15.9%	(C )	(C )
Real Assets Fund	Jun-07		Jun-17		159	91	121		9.2%	(C )	(C )
Assets Overflow Fund	Jul-08		May-18		34	73	90		(C )	(C )	(C )
Japan Opportunity Fund	Jun-09		Jun-19		908	486	—		(C )	(C )	N/A
Net Lease Fund	Jan-10		Feb-23		30	—	—		(C )	N/A	N/A
Global Opportunities Fund	Sep-10		Sep-20		147	—	—		(C )	N/A	N/A
Life Settlements Fund	Dec-10		Dec-22		216	—	—		(C )	N/A	N/A
Life Settlements Fund MA	Dec-10		Dec-22		19	—	—		(C )	N/A	N/A

Subtotal - all funds					31,933	31,280	29,127
Managed accounts					972	196	102

Total - Alternative Investments					32,905	31,476	29,229
Logan Circle Partners, L.P.					11,708	—	—

Total (G)					$44,613	$31,476	$29,229

(A)	For funds with a contractual maturity date, maturity date represents the final contractual maturity date including the assumed exercise of extension options, which in some cases require the approval of the applicable fund advisory board. Fund I has passed its contractual maturity date and is in the process of an orderly wind down. The Castles are considered to have permanent equity as they have an indefinite life and no redemption terms. The liquid hedge funds and the Fortress Partners funds are generally redeemable at the option of the fund investors. The Drawbridge Special Opportunity Funds and Worden Funds may pay redemptions over time, as the underlying investments are realized, in accordance with their governing documents (“PE style redemption”). The Drawbridge Global Macro Funds and Value Recovery Funds generally do not allow for redemptions, but are in the process of realizing their remaining investments in an orderly liquidation. Management notes that funds which had a term of three years or longer at inception, funds which have permanent equity, funds which have a PE style redemption and funds which do not allow for redemptions aggregated approximately 81% of our alternative investment AUM as of December 31, 2010.
(B)	Represents the following:

For private equity funds, other than the Mortgage Opportunities Funds, and credit PE funds, returns represent net annualized internal rates of return to limited partners after management fees and incentive allocations, and are computed on an inception to date basis consistent with industry standards. Incentive allocations are computed based on a hypothetical liquidation of net assets of each fund as of the balance sheet date. Returns are calculated for the investors as a whole. The computation of such returns for an individual investor may vary from these returns based on different management fee and incentive arrangements, and the timing of capital transactions.

For Castles, returns represent the return on invested equity (ROE). ROE is not reported on an inception to date basis. Newcastle’s 2008, 2009 and 2010 ROE is not meaningful because Newcastle had negative book equity.

For liquid and credit hedge funds returns represent net returns after taking into account any fees borne by the funds for a “new issue eligible,” single investor class as of the close of business on the last date of the relevant period. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments.

For the Mortgage Opportunities Fund, returns represent the ratio of periodic performance to original contributed capital.

(C)	These funds had no successor fund formed and either (a) were in their investment periods and had capital, other than recallable capital, remaining to invest, or (b) had less than one year elapsed from their inception, through the end of these years. In some cases, particularly Fund V, and Fund V Coinvestment, returns during these periods were significantly negative.
(D)	For liquid hedge funds and credit hedge funds, reflects a composite of monthly returns presented on an annualized net return basis. For the Mortgage Opportunities Fund, reflects the ratio of inception-to-date performance to original contributed capital on an annualized basis.
(E)	The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts (i.e. investors who requested redemptions in prior periods and who are being paid out as investments are realized).
(F)	Fortress began managing the third party originated Value Recovery Funds in June 2009. Their returns are not comparable since we are only managing the realization of existing investments within these funds which were acquired prior to Fortress becoming their manager.
(G)	In addition to the funds listed, Fortress manages NIH, FPRF and Mortgage Opportunities Funds I and II. Such funds are excluded from the table because they did not include any fee paying assets under management at the end of the periods presented.

Incentive Income

Incentive income is calculated as a percentage of profits (or in some cases taxable income) earned by the Fortress Funds. Incentive income that is not subject to contingent repayment is recorded as earned. Incentive income received from funds that continues to be subject to contingent repayment is deferred and recorded as a deferred incentive income liability until the related contingency is resolved. The contingencies related to a portion of the incentive income we have received from certain private equity Fortress Funds have been resolved.

In determining our segment measure of operations, distributable earnings, we generally recognize private equity style incentive income when gains are realized and hedge fund incentive income based on current returns, and we recognize our employees’ share of this income as compensation expense at the same time. In contrast, GAAP requires that we likewise recognize the compensation when incurred, but we must defer the recognition of the revenue until all contingencies, primarily minimum returns over the lives of the private equity style funds and annual performance requirements of the hedge funds, are resolved – regardless of the probability of such returns being met. As a result, when we have significant PE style realizations or positive returns in interim periods in our hedge funds, which we regard as positive events, the related incentive income impact improves our segment distributable earnings while reducing our GAAP results for the same period.

Fund Management and Investment Platform

In order to accommodate the demands of our funds’ investment portfolios, we have created investment platforms, which are comprised primarily of our people, financial and operating systems and supporting infrastructure. Expansion of our investment platform historically required increases in headcount, consisting of newly hired investment professionals and support staff, as well as leases and associated improvements to corporate offices to house the increasing number of employees, and related augmentation of systems and infrastructure. Our headcount decreased from 914 employees as of December 31, 2008 to 811 employees as of December 31, 2009 and then increased to 900 employees as of December 31, 2010.

Revenues

	Year Ended December 31,			Variance
	2010	2009	2008	2010 / 2009	2009 / 2008
Management fees: affiliates	$441,145	$433,501	$593,007	$7,644	$(159,506)
Management fees: non-affiliates	27,794	4,724	5,333	23,070	(609)
Incentive income: affiliates	302,261	50,900	56,588	251,361	(5,688)
Incentive income: non-affiliates	25,847	999	13,334	24,848	(12,335)
Expense reimbursement from affiliates	146,127	85,186	52,627	60,941	32,559
Other revenues	7,071	8,785	10,911	(1,714)	(2,126)

Total Revenues	$950,245	$584,095	$731,800	$366,150	$(147,705)

Year Ended December 31, 2010 compared to the Year Ended December 31, 2009

For the year ended December 31, 2010 compared with the year ended December 31, 2009, total revenues increased as a result of the following:

Management fees from affiliates increased by $7.6 million primarily due to (i) the recognition of $6.0 million in accrued management fees previously deemed uncollectible, (ii) a net increase of $3.5 million as a result of changes in the average management fee percentage earned by certain of our funds and (iii) an increase of $3.4 million in management fees primarily due to an increase of $342.3 million in realized proceeds recognized by the Value Recovery Funds which Fortress began managing in June 2009. These increases in management fees from affiliates were partially offset by a $4.4 million net decrease in management fees generated by changes in the average AUM of our funds and a $0.9 million net decrease in management fees as a result of changes in foreign currency exchange rates. The $4.4 million net decrease in management fees generated by the changes in the average AUM was primarily due to the net effect of increases (decreases) in the average AUM of ($0.1) billion, ($0.1) billion, ($0.4) billion, $0.1 billion and $0.1 billion in our private equity funds, our Castles, our liquid hedge funds, our credit hedge funds (excluding the Value Recovery Funds), and our credit PE funds, respectively.

Management fees from non-affiliates increased by $23.1 million primarily due to (i) an increase of $13.4 million in management fees from Logan Circle which we acquired in April 2010, (ii) a net increase of $9.1 million in management fees from non-affiliates primarily attributed to a net increase of $0.5 billion in average AUM from our managed accounts, excluding Logan Circle and the managed accounts associated with the Value Recovery Funds, for the year ended December 31, 2010 as compared to the prior comparative period and (iii) a net increase of $0.3 million in management fees primarily due to an increase of $33.6 million in realized proceeds recognized by the managed accounts associated with the Value Recovery Funds which Fortress began managing in June 2009.

Incentive income from affiliates increased by $251.4 million primarily as a result of (i) a $91.6 million net increase in incentive income recognized from our credit hedge funds due to an increase in the average capital eligible for incentive income as certain credit hedge funds met or exceeded their high water marks during the year ended December 31, 2010, and subsequent positive performance, (ii) $90.9 million in incentive income recognized from our credit PE funds generated from distributions not subject to clawback for the year ended December 31, 2010 as compared to $22.8 million of incentive income recognized for the prior comparative period, (iii) $70.1 million of incentive income recognized from our private equity funds for the year ended December 31, 2010 as compared to $13.0 million incentive income recognized for the prior comparative period and (iv) a $34.5 million net increase in incentive income recognized from our liquid hedge funds due to an increase in the average capital eligible for incentive income during the year ended December 31, 2010. The $70.1 million in incentive income recognized from our private equity funds for the year ended December 31, 2010 was primarily related to the recognition of $7.1 million and $63.0 million in incentive income from Fund I and Fund II, respectively, as contingencies for repayment had been resolved allowing for income recognition, as well as realization events that have occurred during the year ended December 31, 2010 in connection with the orderly wind down of Fund I.

Incentive income from non-affiliates increased by $24.8 million primarily as a result of $25.8 million of incentive income recognized for the year ended December 31, 2010 as compared to $1.0 million of incentive income recognized in the prior comparative period. The increase in incentive income recognized from non-affiliates for the year ended December 31, 2010 was primarily due to an increase in the average capital eligible for incentive income related to new managed accounts.

Expense reimbursements from affiliates, which are recorded gross on our statement of operations, increased by $60.9 million primarily as a result of (i) an increase of $43.3 million of expense reimbursements recognized due to the consolidation of FCF, the operating subsidiary of one of our private equity funds, effective March 2010 and (ii) an increase of $17.7 million in operating expenses eligible for reimbursement from our funds for the year ended December 31, 2010 as compared to the prior comparative period. The $17.7 million increase in operating expenses eligible for reimbursement from our funds was primarily attributable to Value Recovery Funds, which Fortress began managing in June 2009, and an increase in reimbursable compensation expense for the year ended December 31, 2010.

Other revenues decreased by $1.7 million primarily due to a decrease of $1.7 million in dividend income earned from our direct investments.

Year Ended December 31, 2009 compared to the Year Ended December 31, 2008

For the year ended December 31, 2009 compared with the year ended December 31, 2008, total revenues decreased as a result of the following:

Management fees from affiliates decreased by $159.5 million primarily due to the net effect of increases (decreases) in average AUM of ($1.6) billion, ($0.1) billion, ($5.1) billion, ($0.5) billion and $1.6 billion in our private equity funds, our Castles, our liquid hedge funds, our credit hedge funds, and our credit PE funds, respectively. The combined net decrease to average AUM generated a reduction in the amount of $152.9 million in management fees. In addition, management fees from affiliates decreased by $4.0 million as a result of a decrease in the average management fee percentage earned and by $1.7 million as a result of changes in foreign currency exchange rates.

Management fees from non-affiliates decreased by $0.6 million.

Incentive income from affiliates decreased by $5.7 million primarily as a result of (i) a decrease of $25.7 million and $2.3 million in incentive income from our private equity funds and our liquid hedge funds, respectively, and partially offset by (ii) the recognition of $22.8 million of incentive income from our credit PE funds, generated from distributions not subject to clawback for the year ended December 31, 2009, as compared to $0.4 million in income recognized in the prior comparative period. The decrease in incentive income from our private equity funds was primarily due to incentive income recognized from Fund I in the amount of $13.0 million for the year ended December 31, 2009 as compared to $38.7 million of incentive income recognized from NIH, Fund I and Fund II for the year ended December 31, 2008, as contingencies for repayment had been resolved allowing for income recognition during those respective periods. The decrease in incentive income from our liquid hedge funds was primarily due to incentive income generated by the Fortress Macro Funds and Fortress Commodities Fund of $3.8 million and $10.4 million, respectively, for the year ended December 31, 2009 as compared to $2.3 million and $15.2 million of incentive income generated by special investments, within the Drawbridge Global Macro Funds, and the Fortress Commodities Fund, respectively, for the year ended December 31, 2008, and partially offset by a $0.9 million increase in incentive income generated by the Fortress Partners Funds. The decrease of incentive income in the Fortress Commodities Fund was primarily due to a decrease in average capital eligible for incentive income and the decrease of incentive income in special investments was due to realization events in 2008 which did not occur in 2009.

Incentive income from non-affiliates decreased by $12.3 million primarily as a result of a realization event in 2008; there was no such event in 2009.

Expense reimbursements from affiliates increased by $32.6 million primarily due to an increase in operating expenses eligible for reimbursement from our funds for the year ended December 31, 2009, primarily attributable to the Value Recovery Funds which Fortress began managing in June 2009, as compared to the year ended December 31, 2008.

Other revenues decreased by $2.1 million primarily due to a decrease in interest income of $6.6 million offset by a net increase of $4.8 million in dividend income earned primarily from our direct investment in GAGFAH common stock compared to dividends earned from the Castles in the prior comparative period. Interest income decreased due to a decreased average cash balance and decreased average interest rates for the year ended December 31, 2009 as compared to the year ended December 31, 2008.

Expenses

	Year Ended December 31,			Variance
	2010	2009	2008	2010 / 2009	2009 / 2008
Interest expense	$19,773	$24,271	$40,140	$(4,498)	$(15,869)
Compensation and benefits	720,712	504,645	440,659	216,067	63,986
Principals agreement compensation	952,077	952,077	954,685	—	(2,608)
General, administrative and other (including depreciation and amortization)	125,432	102,843	94,869	22,589	7,974

Total Expenses	$1,817,994	$1,583,836	$1,530,353	$234,158	$53,483

Year Ended December 31, 2010 compared to the Year Ended December 31, 2009

For the year ended December 31, 2010 compared with the year ended December 31, 2009, total expenses increased as a result of the following:

Interest expense decreased by $4.5 million primarily due to (i) a decrease of $2.3 million primarily due to a decrease in average borrowings as compared to the year ended December 31, 2009, (ii) a decrease of $2.6 million in the amortization of deferred financing costs, partially offset by (iii) an increase of $0.5 million due to an increase in write-offs of deferred financing costs as a result of a repayment of our prior credit agreement in October 2010.

Compensation and benefits increased by $216.1 million primarily due to (i) a $130.3 million net increase in profit sharing compensation primarily as a result of an increase in incentive income distributions from our funds, (ii) an increase of $49.6 million in compensation and benefits due to the consolidation of FCF effective March 2010, the acquisition of Logan Circle in April 2010, and the Value Recovery Funds which Fortress began managing in June 2009, (iii) an increase of $32.3 million due to an increase in discretionary bonuses, excluding the impact of FCF, Logan Circle, and the Value Recovery Funds, for the year ended December 31, 2010, (iv) an $11.8 million increase in severance compensation, partially offset by (v) a net decrease of $9.8 million in equity-based compensation primarily due to the net impact of a change in the forfeiture assumptions associated with RSU awards.

Principals agreement compensation is being amortized on a straight-line basis over the term of the agreement.

General, administrative and other expenses increased by $22.6 million primarily as a result of (i) additional expenses of $17.9 million related to the consolidation of FCF in March 2010 and the acquisition of Logan Circle in April 2010, (ii) a net increase of $16.8 million in market data research, recruiting, computer maintenance and other general expenses, and (iii) an increase in depreciation and amortization expense of $1.9 million, offset by (iv) a net decrease in the recorded allowance for potentially uncollectible receivables in the amount of $13.2 million and (v) a net decrease in professional fees and consulting fees of $0.8 million.

Year Ended December 31, 2009 compared to the Year Ended December 31, 2008

For the year ended December 31, 2009 compared with the year ended December 31, 2008, total expenses increased as a result of the following:

Interest expense decreased by $15.9 million primarily due to (i) a decrease of $17.5 million as a result of a decrease in average interest rates and a decrease in average borrowings from the year ended December 31, 2008, (ii) a decrease of $0.6 million in bank and other related charges, and offset by (iii) an increase of $2.8 million due to write-offs and increased amortization of deferred financing costs. The increase in write-offs and amortization of deferred financing costs is primarily due to the partial prepayment of our term loans as a result of our May 2009 equity offering and the March 2009 amendment to our prior credit agreement.

Compensation and benefits increased by $64.0 million primarily due to (i) an increase of $49.3 million in equity-based compensation largely due to a decrease in forfeiture assumptions relating to RSUs under our equity-based compensation plan and an increase of our underlying stock price during the year ended December 31, 2009, (ii) an increase of $26.5 million in equity based compensation primarily due to the 31 million FOG RPUs granted in April 2008 (see discussion below), (iii) a $4.6 million net increase in profit sharing compensation due to an increase in distributions from our credit PE and private equity funds not subject to clawback, offset by (iv) a $9.4 million decrease due to a decrease in our employee population and discretionary bonuses and (v) a $7.0 million one-time discretionary bonus declared during the first quarter of 2008 to one senior employee. Our average headcount for the year ended December 31, 2009 decreased by 4.2% as compared to the year ended December 31, 2008.

Principals agreement compensation is being amortized on a straight-line basis over the term of the agreement.

General, administrative and other expenses increased by $8.0 million, primarily, as a result of (i) an allowance for potentially uncollectible management fees in connection with certain funds experiencing liquidity shortfalls in the amount of $13.8 million, (ii) $3.5 million in fees paid to Nomura in connection with raising investor capital for a new fund in Asia during the year ended December 31, 2009, and offset by (iii) a net decrease of $9.3 million in recruiting, professional fees and other general expenses.

Future Compensation Expense

In future periods, we will further recognize non-cash compensation expense on our non-vested equity-based awards outstanding as of December 31, 2010 of $435 million with a weighted average recognition period of 2.35 years. This does not include amounts related to the Principals Agreement, which is discussed below.

Principals Agreement Compensation

As a result of the Principals Agreement, $4,763.0 million is being charged to compensation expense on a straight-line basis over the five-year vesting period. Fortress is not a party to this agreement. It is an agreement between the Principals to further incentivize them to remain with Fortress. This GAAP expense has no economic effect on Fortress or its shareholders. As a result, management does not include this expense in any of its analyses of performance. When Fortress records this non-cash expense, it records a corresponding increase in capital.

GAAP Net Income (Loss) Excluding Principals Agreement Compensation is calculated as follows:

	Year Ended December 31,
	2010	2009	2008
GAAP Net Income (Loss)	$(781,693)	$(909,142)	$(1,221,086)
Principals Agreement Compensation	952,077	952,077	954,685

GAAP Net Income (Loss) Excluding Principals Agreement Compensation	$170,384	$42,935	$(266,401)

Other Income (Loss)

	Year Ended December 31,			Variances
	2010	2009	2008	2010 / 2009	2009 / 2008
Gains (Losses)	$2,997	$25,373	$(58,305)	$(22,376)	$83,678
Tax receivable agreement liability adjustment	22,036	(55)	55,115	22,091	(55,170)
Earnings (losses) from equity method investees	115,954	60,281	(304,180)	55,673	364,461

Total Other Income (Loss)	$140,987	$85,599	$(307,370)	$55,388	$392,969

Year Ended December 31, 2010 compared to the Year Ended December 31, 2009

For the year ended December 31, 2010 compared with the year ended December 31, 2009, total other income (loss) increased as a result of the following:

Gains (losses) decreased by $22.4 million primarily due to (i) the recognition of a net unrealized gain of $3.8 million on our investments in GAGFAH and our Castles for the year ended December 31, 2010, as compared to the recognition of a net unrealized gain of $23.5 million on our investments in GAGFAH and our Castles for the year ended December 31, 2009, (ii) a $3.2 million decrease due to a reversal of a guarantee of potential incentive income clawback payments related to one of our private equity funds that was initially recognized in November 2008 and was subsequently reversed during the year ended December 31, 2009, (iii) the recognition of a net unrealized loss of $2.7 million on our foreign currency hedges for the year ended December 31, 2010, (iv) a net decrease of $1.0 million primarily due to the recognition of a realized loss on our foreign currency hedges for the year ended December 31, 2010, partially offset by (v) an increase of $2.3 million in other realized gains primarily as a result of changes in foreign currency exchange rates, (vi) a net increase of $1.1 million in unrealized gains on our options and convertible debt in our Castles and (vii) an unrealized gain of $0.9 million due to a reduction in the fair value of the liability recorded in association with the contingent consideration paid for Logan Circle.

In connection with changes in the deferred tax asset for the period ended December 31, 2010, we recorded other income of $22.0 million arising from a reduction in the tax receivable agreement liability.

Earnings (losses) from equity method investees increased by $55.7 million primarily due to the recognition of $116.0 million in net income from equity method investees in 2010, compared to the recognition of $60.3 million in net income from equity method investees for the year ended December 31, 2009. The overall increase was primarily a result of improved returns within the funds in which we have investments for the year ended December 31, 2010 as compared to the prior comparative period.

Year Ended December 31, 2009 compared to the Year Ended December 31, 2008

For the year ended December 31, 2009 compared with the year ended December 31, 2008, total other income (loss) changed as a result of the following:

Gains (Losses) – direct investments increased by $83.7 million primarily due to (i) the recognition of an unrealized gain of $23.5 million for the year ended December 31, 2009 on our investments in GAGFAH and in our Castles, as compared to the recognition of an unrealized loss of $36.7 million on our investments in our Castles for the year ended December 31, 2008, related to changes in the share prices of these publicly traded investments, (ii) the recognition of an unrealized gain of $1.1 million for the year ended December 31, 2009 on our options and convertible debt in our Castles, as compared to the recognition of an unrealized loss of $16.0 million on our options in our Castles for the year ended December 31, 2008, and (iii) a $6.4 million increase due to a reversal of a guarantee of potential incentive income clawback payments related to one of our private equity funds that was initially recognized in November 2008 and was subsequently reversed for the year ended December 31, 2009. Our investments in GAGFAH and the Castles are held at fair value.

As described below, in connection with the establishment of a valuation allowance for a portion of the deferred tax asset for the period ended December 31, 2008, we recorded other income of $55.2 million arising from a reduction in the tax receivable agreement liability.

Earnings (losses) from equity method investees increased by $364.5 million primarily due to the net effect of (i) the recognition of a $60.3 million in net income from equity method investees in 2009 as a result of an increase in income attributable to investments in our private equity funds, our liquid hedge funds, our credit hedge funds, and our credit PE funds, compared to (ii) the recognition of a $304.2 million loss on our equity method investments for the year ended December 31, 2008. The overall increase in income was primarily a result of improved returns within the funds in which we have investments.

Income Tax Benefit (Expense)

Fortress has recorded a significant deferred tax asset. A substantial portion of this asset is offset by a liability associated with the tax receivable agreement with our Principals. This deferred tax asset is further discussed under “– Critical Accounting Policies” below and the tax receivable agreement is discussed in our consolidated financial statements included herein.

For the years ended December 31, 2010, 2009 and 2008, Fortress recognized income tax expense (benefit) of $54.9 million, ($5.0 million) and $115.2 million, respectively. The primary reason for the changes in income tax expense (benefit) are (i) changes in the mix of businesses producing income, which may be subject to tax at different rates, and related changes in our structure, (ii) changes in the forecasts of annual taxable income which are used to calculate the tax provision, and (iii) a write off of a portion of the deferred tax asset related to RSUs which vested and were delivered at a value substantially less than their original value. During the year ended December 31, 2008, we recorded a valuation allowance for a portion of the deferred tax asset resulting in a $95.9 million charge to income tax expense. The establishment of this valuation allowance in 2008 resulted in a reduction of the obligation associated with the tax receivable agreement and a corresponding reduction of the deferred tax asset of $20.8 million. During the fourth quarter of 2010, Fortress formed a broker-dealer subsidiary. This resulted in a decrease to our deferred tax asset. This decrease in the deferred tax asset caused an increase in Fortress’s tax expense in the fourth quarter of 2010. The deferred tax asset is further discussed under “– Critical Accounting Policies” below.

Segment Analysis

Fortress conducts its management and investment business through the following primary segments: (i) private equity funds, (ii) Castles, (iii) liquid hedge funds, (iv) credit hedge funds, (v) credit PE funds and (vi) principal investments in these funds as well as cash that is available to be invested. These segments are differentiated based on their varying strategies.

Discussed below are our results of operations for each of our reportable segments. They represent the separate segment information available and utilized by our management committee, which consists of our principals and certain key officers, and which functions as our chief operating decision maker to assess performance and to allocate resources. Management evaluates the performance of each segment based on its distributable earnings.

Management assesses our segments on a Fortress Operating Group and pre-tax basis, and therefore adds back the non-controlling interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense.

Distributable earnings is defined in Note 11 to Part II, Item 8, “Financial Statements and Supplementary Data – Segment Reporting.” Furthermore, a complete discussion of distributable earnings basis impairment and reserves, including the methodology used in estimating the amounts as well as the amounts incurred in the relevant periods, is disclosed therein.

Private Equity Funds

	Year Ended December 31,			Variance
	2010	2009	2008	2010 / 2009	2009 / 2008
Management Fees	$138,038	$131,470	$162,891	$6,568	$(31,421)
Incentive Income	41,649	36,506	(94,719)	5,143	131,225

Segment revenues - total	$179,687	$167,976	$68,172	$11,711	$99,804

Pre-tax distributable earnings	$126,869	$115,896	$65,208	$10,973	$50,688

Year Ended December 31, 2010 compared to Year Ended December 31, 2009

Pre-tax distributable earnings increased by $11.0 million primarily due to:

•

a $6.6 million net increase in management fees. Management fees increased by $6.6 million primarily as a result of (i) a reserve of $11.0 million recorded in the prior year for certain accrued management fees deemed potentially uncollectible and (ii) an increase of $5.0 in Fund III management fees primarily due to an increase in market values and write-ups on portfolio companies. These increases were partially offset by a net decrease of $9.4 million in management fees primarily as a result of the net asset value of certain portfolio companies in our private equity funds and special investments declining below their invested capital in 2009 (in particular, within FICO, Fund IV, Fund IV Coinvestment, FRID, and FHIF), which impacted the computation of 2010 management fees;

•

a $0.7 million net increase in incentive income. Incentive income increased by $5.1 million which was partially offset by a corresponding increase in the employees’ share of incentive income of $4.5 million which is reflected as profit sharing compensation expense. The increase of $5.1 million of incentive income was attributable to an increase of $32.2 million in incentive income as a result of an increase in realization events which was partially offset by a $27.1 million reversal of clawback reserve against Fund II incentive income recorded during the year ended December 31, 2009 as compared to no change in the clawback reserve recorded during the year ended December 31, 2010; and

•

a $3.7 million decrease in operating expenses primarily related to (i) a decrease of $1.8 million in professional fees and other general expenses, which was primarily attributed to write-offs that were recognized in the prior comparative period for capitalized professional fees and other general expenses for a fund which did not launch, (ii) a $1.1 million decrease in corporate allocable expenses and (iii) a $0.6 million decrease in compensation and benefits expense.

Year Ended December 31, 2009 compared to Year Ended December 31, 2008

Pre-tax distributable earnings increased by $50.7 million primarily due to:

•

a $26.7 million net decrease in management fees. Management fees decreased by $31.4 million primarily due to (i) a $23.3 million decrease primarily as a result of the net asset value of certain portfolio companies in our private equity funds and special investments declining below their invested capital, (ii) a reserve of $11.0 million for certain accrued management fees deemed potentially uncollectible, and (iii) a $4.0 million decrease due to a reduction in the average management fee percentage earned primarily from Mortgage Opportunities Funds I and II and Fund V Coinvestment. These decreases were partially offset by an increase of $5.8 million primarily generated by capital called for Fund V Coinvestment and Fund II. The management fee decrease of $31.4 million was partially offset by a corresponding reduction of $4.8 million in the employees’ percentage share of management fees;

•

an $85.8 million net increase in incentive income. Incentive income increased by $131.2 million primarily due to a reserve for the potential clawback of incentive income to FRID, Fund II and Fund III of $123.5 million for the year ended December 31, 2008 as compared to a $27.1 million reversal of clawback reserve against Fund II incentive income for the year ended December 31, 2009 offset by decreases of (i) $16.7 million related to a decline in realization events and (ii) $2.7 million due to lower FFO generated by NIH in excess of certain performance hurdles. The incentive income increase of $131.2 million was partially offset by a corresponding net increase of $45.4 million in the employees’ share of incentive income and the clawback reserve reversal; and

•

an $8.4 million net increase in operating expenses primarily related to increases of (i) $4.7 million in compensation expense (mainly discretionary bonuses) and (ii) $3.9 million in allocable corporate expenses, partially offset by a $0.2 million decrease in general and administrative expenses.

Publicly Traded Alternative Investment Vehicles (‘‘Castles’’)

	Year Ended December 31,			Variance
	2010	2009	2008	2010 / 2009	2009 / 2008
Management Fees	$48,135	$50,362	$54,102	$(2,227)	$(3,740)
Incentive Income	—	—	12	—	(12)

Segment revenues - total	$48,135	$50,362	$54,114	$(2,227)	$(3,752)

Pre-tax distributable earnings	$18,012	$20,899	$15,409	$(2,887)	$5,490

Year Ended December 31, 2010 compared to Year Ended December 31, 2009

Pre-tax distributable earnings decreased by $2.9 million primarily due to:

•

a $2.2 million decrease in management fees primarily due to a $1.7 million decrease as a result of changes in foreign currency exchange rates and a $0.6 million net decrease as a result of a decrease in AUM; and

•	a $0.7 million net increase in operating expenses primarily as a result of a net increase in general and administrative expenses.

Year Ended December 31, 2009 compared to Year Ended December 31, 2008

Pre-tax distributable earnings increased by $5.5 million primarily due to:

•

a $1.6 million net increase in management fees. Management fees decreased by $3.7 million primarily due to a $1.7 million decrease as a result of changes in foreign currency exchange rates, a $1.3 million decrease in management fees from non-affiliates, and a $0.7 million decrease as a result of a decrease in average AUM. These decreases to management fees were offset by the elimination of the employees’ share of management fees as of December 31, 2008. The employees’ share of management fees for 2008 was $5.2 million; and

•	a $4.1 million net decrease in operating expenses primarily due to lower compensation expenses.

Liquid Hedge Funds

	Year Ended December 31,			Variance
	2010	2009	2008	2010 / 2009	2009 / 2008
Management Fees	$98,671	$97,038	$237,248	$1,633	$(140,210)
Incentive Income	67,159	15,156	17,654	52,003	(2,498)

Segment revenues - total	$165,830	$112,194	$254,902	$53,636	$(142,708)

Pre-tax distributable earnings	$63,647	$28,185	$102,228	$35,462	$(74,043)

Year Ended December 31, 2010 compared to Year Ended December 31, 2009

Pre-tax distributable earnings increased by $35.5 million primarily due to:

•

a $5.1 million net increase in management fees. Management fees increased by $1.6 million primarily due to (i) a $21.5 million increase due to management fees generated from the Fortress Macro Funds which were launched in May 2009, (ii) a $2.0 million net increase in management fees from the Fortress Partners Funds resulting primarily from an increase in average AUM, primarily due to the net appreciation of investments and offset by investor redemptions subsequent to December 31, 2009, and (iii) an $11.1 million increase due to management fees generated from certain managed accounts which launched after September 2009. These increases were partially offset by declines in average AUM caused by investor redemptions which resulted in decreases of $32.3 million and $0.7 million from the Drawbridge Global Macro Funds and the Fortress Commodities Fund, respectively. The $1.6 million management fee increase was accompanied by a decrease in the employees’ share of management fees of $3.4 million primarily related to liquid hedge funds that did not experience an increase in management fees;

•

a $44.8 million net increase in incentive income primarily due to an increase of $54.3 million in the incentive income generated by the Fortress Macro Funds (including related managed accounts) that met or exceeded their high water marks, as a result of subsequent positive performance, during the year ended December 31, 2010 and was partially offset by a corresponding increase in the employees’ share of incentive income, reflected as profit sharing compensation expense, of $5.1 million. This increase to incentive income was partially offset by a net decrease of $3.5 million in incentive income generated by the Fortress Commodities Fund (including related managed accounts) for the year ended December 31, 2010; and

•

a $14.4 million net increase in operating expenses primarily due to (i) an $12.1 million net increase in compensation expense primarily due to an increase in the accrual of discretionary bonuses and (ii) a $2.3 million net increase in general and administrative expenses and allocable corporate expenses for the year ended December 31, 2010 as compared to the prior comparative period.

Year Ended December 31, 2009 compared to Year Ended December 31, 2008

Pre-tax distributable earnings decreased by $74.0 million primarily due to:

•

a $121.2 million net decrease in management fees. Management fees decreased by $140.2 million primarily due to (i) a $154.8 million decrease resulting from a decline in average AUM due to lower cumulative returns and investor redemptions from the Drawbridge Global Macro Funds and (ii) a $3.2 million decrease resulting from the decline in the average management fee percentage earned from certain liquid hedge funds. These decreases were partially offset by (i) an $18.2 million increase due to management fees generated by the new Fortress Macro Funds which were launched in May 2009, (ii) a $1.0 million increase generated by the growth in the average AUM of the Fortress

Commodities Fund, and (iii) a $0.7 million increase due to management fees generated from certain new managed accounts. The $140.2 million management fee decrease was partially offset by a corresponding decrease in the employees’ share of management fees of $19.1 million.

•

a $3.4 million net increase in incentive income. Incentive income decreased by $2.5 million primarily due to incentive income generated by the Fortress Macro Funds and the Fortress Commodities Fund of $3.8 million and $10.4 million, respectively, for the year ended December 31, 2009 as compared to $2.3 million and $15.2 million of incentive income generated by special investments, within the Drawbridge Global Macro Funds, and the Fortress Commodities Fund, respectively, for the year ended December 31, 2008. The $2.5 million decrease in incentive income was partially offset by a decrease in the employees’ share of incentive income of $5.9 million, primarily due to compensation paid to certain employees during 2008 whose individual performance exceeded average fund performance, reflected as profit sharing compensation expense.

•	a $43.7 million decrease in operating expenses primarily due to a decrease in average headcount.

Credit Hedge Funds

	Year Ended December 31,			Variance
	2010	2009	2008	2010 / 2009	2009 / 2008
Management Fees	$124,180	$105,089	$128,150	$19,091	$(23,061)
Incentive Income	102,712	999	13,613	101,713	(12,614)

Segment revenues - total	$226,892	$106,088	$141,763	$120,804	$(35,675)

Pre-tax distributable earnings	$72,255	$14,618	$31,383	$57,637	$(16,765)

Year Ended December 31, 2010 compared to Year Ended December 31, 2009

Pre-tax distributable earnings increased by $57.6 million primarily due to:

•

a $19.1 million net increase in management fees primarily as a result of (i) a $17.2 million increase in management fees from the Value Recovery Funds and related assets, which Fortress began managing in June 2009, of which $9.8 million relates to the recognition in the second quarter of 2010 of management fees which were previously deemed potentially uncollectible and (ii) a $2.5 million increase in management fees from the Worden Funds, which launched in 2010, partially offset by a $0.6 million net decrease in management fees from Drawbridge Special Opportunities Funds resulting primarily from investor redemptions subsequent to December 31, 2009;

•

a $61.1 million net increase in incentive income. Incentive income increased by $101.7 million and was partially offset by a corresponding increase in the employees’ share of incentive income, reflected as profit sharing compensation expense, of $40.6 million. Incentive income increased by $101.7 million primarily due to (i) an increase of $86.9 million due to an increase in the average capital eligible for incentive income as certain credit hedge funds met or exceeded their high water marks during the year ended December 31, 2010, and subsequent positive performance, (ii) a $4.4 million increase in incentive income from a third party account we manage, (iii) $5.7 million of incentive income from other investments, and (iv) $4.7 million of incentive income from the Worden Funds, which launched in 2010; and

•

a $22.6 million net increase in operating expenses primarily related to (i) a net increase of $17.0 million in compensation expenses primarily related to an increase in the accrual of discretionary bonuses and (ii) a $5.6 million net increase in general and administrative expenses and allocable corporate expenses for the year ended December 31, 2010 as compared to the prior comparative period.

Year Ended December 31, 2009 compared to Year Ended December 31, 2008

Pre-tax distributable earnings decreased by $16.8 million primarily due to:

•

a $22.8 million net decrease in management fees. Management fees decreased by $23.1 million primarily as a result of a decrease in management fees of $29.7 million related to decline in average AUM, primarily due to the return of capital in 2009 partially offset by an increase of $7.3 million in management fees from the Value Recovery Funds, which Fortress began managing in June 2009;

•

a $9.2 million net decrease in incentive income. Incentive income decreased by $12.6 million, partially offset by a $3.5 million decrease in the employees’ share of incentive income, reflected as profit sharing compensation expense. The $12.6 million decrease in incentive income was primarily attributable to a $13.1 million decrease in incentive income from a third party account we manage due to a realization event in 2008 that did not occur in 2009; and

•

a $15.2 million net decrease in operating expenses primarily related to decreases of $13.3 million in compensation expenses and $3.2 million in general and administrative expenses offset by a $1.2 million increase in allocable corporate expenses. The decreases were primarily due to (i) a 14.2% decrease in the average headcount (excluding the Value Recovery Funds) for the fiscal year ended December 31, 2009 as compared to the prior comparative period, and (ii) the reimbursement from the Value Recovery Funds of compensation expense for certain credit hedge fund employees which have provided services to the Value Recovery Funds.

Credit PE Funds

	Year Ended December 31,			Variance
	2010	2009	2008	2010 / 2009	2009 / 2008
Management Fees	$48,421	$39,849	$15,300	$8,572	$24,549
Incentive Income	157,646	22,792	412	134,854	22,380

Segment revenues - total	$206,067	$62,641	$15,712	$143,426	$46,929

Pre-tax distributable earnings	$95,813	$29,419	$3,167	$66,394	$26,252

Year ended December 31, 2010 compared to Year Ended December 31, 2009

Pre-tax distributable earnings increased by $66.4 million primarily due to:

•

an $8.6 million increase in management fees primarily due to (i) a $10.0 million increase attributable to the Japan Opportunities Fund which was created in June 2009 and (ii) an $8.0 million increase attributable to capital calls made after December 31, 2009, most notably by Credit Opportunities Fund II, Long Dated Value Fund III, Global Opportunities Fund, and certain managed accounts. These increases in management fees were partially offset by a net decrease of $9.3 million primarily due to the return of capital to investors in Credit Opportunities Fund, Assets Overflow Fund, and a third party account we manage;

•

a $63.4 million net increase in incentive income. Incentive income increased by $134.9 million, partially offset by an increase in the employees’ share of incentive income of $71.4 million which is reflected as profit sharing compensation expense. The $134.9 million increase in incentive income is primarily due to distributions generated by certain realization events during the year ended December 31, 2010 primarily from Credit Opportunities Fund and a third party account we manage; and

•

a $5.6 million net increase in operating expenses primarily due to (i) a $4.2 million increase in compensation expense primarily related to an increase in average headcount and the accrual of discretionary bonuses, (ii) a $2.5 million increase in allocable corporate expenses, and (iii) $2.1 million of commissions related to the Global Opportunities Fund. These increases were partially offset by a $3.2 million decrease in general and administrative expenses primarily as a result of a reduction in commissions relating to the Japan Opportunity Fund as compared to the year ended December 31, 2009 and the write-off in the second quarter of 2009 of professional fees attributable to a fund which did not launch.

Year ended December 31, 2009 compared to Year Ended December 31, 2008

Pre-tax distributable earnings increased by $26.3 million primarily due to:

•

a $24.5 million net increase in management fees primarily due to increases in management fees of (i) $12.9 million primarily as a result of a net increase in average AUM primarily due to improved returns in 2009, and (ii) $11.4 million generated by new credit PE funds created in 2009, most notably Japan Opportunities Fund, Credit Opportunities Fund II, and a new managed account as well as the Assets Overflow Fund created in July 2008;

•

a $10.7 million net increase in incentive income primarily due to $22.4 million of incentive income generated from distributions not subject to clawback for the year ended December 31, 2009 offset by the employees’ share of incentive income of $11.6 million, reflected as profit sharing expense; and

•

an $8.9 million net increase in operating expenses primarily related to increases in general and administrative expenses and allocable corporate expenses. General and administrative expenses and the amount of corporate expenses allocable to the credit PE funds segment increased primarily due to a 140% increase in average headcount in 2009 as compared to the prior comparative period. The average headcount increased primarily due to the Credit Opportunities Fund and the Japan Opportunity Fund, which commenced in June 2009.

Principal Investments

	Year Ended December 31,			Variance
	2010	2009	2008	2010 / 2009	2009 / 2008
Pre-tax distributable earnings (loss)	$14,194	$(82,397)	$(379,032)	$96,591	$296,635

Year Ended December 31, 2010 compared to Year Ended December 31, 2009

Pre-tax distributable earnings (loss) increased by $96.6 million primarily due to:

•

a $95.8 million increase in net investment income primarily as a result of a decrease in recorded impairments of $87.6 million, $0.2 million, $0.6 million, and $7.5 million in our investments in our private equity funds, Castles, credit PE funds, and special investments in our hedge funds for the year ended December 31, 2010 as compared to the year ended December 31, 2009;

•

a $1.2 million net decrease in investment income from our investments in our funds. Investment income increased $3.0 million and the employee share of investment income increased by $4.2 million. The $3.0 million net increase in investment income was due to an increase of $13.5 million due to realization events in our credit PE and private equity funds partially offset by a decrease of $10.5 million attributable to our investments in our hedge funds due to lower returns and a decrease in our average investment balances for the year ended December 31, 2010 as compared to the prior comparative period. The employee share of investment income increased due to differences in the percentage of each fund owned by employees and the mix of funds earning investment income;

•

a $4.3 million increase in net investment income primarily due to a decrease in interest expense primarily due to (i) a decrease of $2.3 million primarily due to a decrease in average borrowings as compared to the year ended December 31, 2009, (ii) a decrease of $2.6 million in the amortization of deferred financing costs, and partially offset by (iii) an increase of $0.5 million due to an increase in write-offs of deferred financing costs as a result of a repayment of our prior credit agreement in October 2010;

•

a $0.5 million increase in net investment income due to an increase in the average cash balance and interest rate earned during the year ended December 31, 2010 as compared to the prior comparative period;

•	a $1.7 million decrease in net investment income due to a decrease in dividend income earned primarily from our direct investments in GAGFAH common stock; and

•	a $0.9 million decrease in net investment income due to a realized loss on our foreign currency hedges and other foreign currency adjustments.

The following table reflects all of our investments which are not marked to market through distributable earnings for segment reporting purposes as of December 31, 2010:

Fund	Fortress Share of NAV (A)	Fortress DE Cost Basis (B)	Excess (C)	(Deficit) (C)
Main Funds
Fund I	$58	$—	$58	$	N/A
Fund II	1,521	—	1,521		N/A
Fund III and Fund III Coinvestment	10,485	5,032	5,453		N/A
Fund IV and Fund IV Coinvestment	104,901	79,575	25,326		N/A
Fund V and Fund V Coinvestment	105,415	67,994	37,421		N/A
Long Dated Value Funds	21,087	17,228	3,859		N/A
Real Assets Funds	29,717	22,696	7,021		N/A
Credit Opportunities Funds	41,388	25,238	16,152		(2)
Mortgage Opportunities Funds	4,810	967	3,843		N/A
Asia Funds	3,130	2,532	603		(5)
Single Investment Funds (combined)
GAGFAH (XETRA: GFJ)	8,428	2,880	5,548		N/A
Brookdale (NYSE: BKD)	28,550	8,136	20,414		N/A
Private investment #1	228,265	207,357	20,908		N/A
Private investment #2	68,094	43,715	24,379		N/A
Private investment #3	1	2	N/A		(1)
Castles
Eurocastle (EURONEXT: ECT)	2,184	1,947	237		N/A
Newcastle (NYSE: NCT)	6,872	667	6,205		N/A
Other
Hedge fund side pocket investments	82,810	66,266	16,775		(231)
Direct investments	110,653	62,033	48,623		(3)

Total	$858,369	$614,265	$244,346		$(242)

(A)	Represents the net asset value (“NAV”) of Fortress’s investment in each fund. This is generally equal to its GAAP carrying value.
(B)	Represents Fortress’s cost basis in each investment for segment reporting purposes, which is net of any prior impairments taken for distributable earnings.
(C)	Represents the difference between NAV and segment cost basis. If negative (a deficit), this represents potential future impairment. If positive (an excess), this represents unrealized gains which, if realized, will increase future distributable earnings.

Year Ended December 31, 2009 compared to Year Ended December 31, 2008

Pre-tax distributable loss decreased by $296.6 million primarily due to:

•

a $93.4 million net increase in investment income from our investments in our hedge funds. Investment income increased $107.8 million and the employees share of investment income increased by $14.4 million. The $107.8 million increase in investment income was due to higher returns on our investments in both our liquid hedge funds and credit hedge funds for the year ended December 31, 2009 as compared to the prior comparative period;

•	a $4.8 million increase in net investment income due to dividend income earned primarily from our direct investment in GAGFAH common stock;

•

a $185.5 million increase in net investment income primarily as a result of a decrease in impairments of $140.8 million, $28.3 million, $10.0 million, $0.8 million and $5.5 million in our investments in our private equity funds, Castles, liquid hedge funds, credit hedge funds, and our credit PE funds, respectively, for the year ended December 31, 2009 as compared to the year ended December 31, 2008;

•

a $12.9 million increase in net investment income primarily due to (i) a decrease of $15.9 million in interest expense primarily due to a decrease in average interest rates and a decrease in average borrowings during the year ended December 31, 2009, and (ii) a net increase of $3.6 million in other investment related income, offset by a $6.6 million decrease in interest income as a result of lower interest rates and lower average cash balances.

Unallocated

	Year Ended December 31,			Variance
	2010	2009	2008	2010 / 2009	2009 / 2008
Pre-tax distributable earnings (loss)	$(18,595)	$(971)	$(548)	$(17,624)	$(423)

Year Ended December 31, 2010 compared to Year Ended December 31, 2009

Pre-tax distributable loss increased by $17.6 million primarily due to:

•	a $13.4 million net increase in management fees due to the Logan Circle acquisition in April 2010; offset by

•	a $30.9 million increase in operating and acquisition expenses, of which $28.2 million was due to the Logan Circle acquisition in April 2010, including $5.1 million of allocated corporate overhead.

Year Ended December 31, 2009 compared to Year Ended December 31, 2008

Pre-tax distributable loss increased by $0.4 million. The increase in loss is primarily due to an increase in general corporate expenses and professional fees.

Sensitivity

For an analysis of the sensitivity of segment revenues to changes in the estimated fair value of the Fortress Fund investments, see Part II, Item 7A, “Quantitative and Qualitative Disclosures About Market Risk.”

Liquidity and Capital Resources

Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain investments, including our capital commitments to our funds, pay compensation, and satisfy our other general business needs including our obligation to pay U.S. federal income tax. In addition, we may use cash to make distributions, particularly the distributions we are required to make to our principals in connection with tax obligations, which can be material. Our primary sources of funds for liquidity consist of cash flows provided by operating activities, primarily the management fees and incentive income paid to us from the Fortress Funds, borrowings under loans, and the potential issuance of debt and equity securities, as well as the investment returns on our principal investments in these funds. The cash received from these investment returns is limited based on the liquidity terms of the respective funds;

for instance, private equity funds generally only distribute cash upon investment realization events. Our primary uses of liquidity include operating expenses (which include compensation, rent and interest, among others), amortization payments under our credit agreement, capital commitments to our funds and tax and tax-related payments and distributions.

The receipt of management fees generally occurs on a fixed and fairly predictable schedule, subject to changes in the NAV of the Fortress Funds (due to performance or capital transactions). From time to time, we may elect, in our discretion, to defer the receipt of management or other fees or reimbursements, to which we are legally entitled, in order to optimize the operations of the underlying funds. As of December 31, 2010, the receipt of approximately $64.9 million of management fees had been deferred, of which $11.6 million has been fully reserved by us, and the ultimate timing of their payment is currently uncertain. In addition, $15.0 million of private equity general and administrative expenses had been advanced on behalf of certain funds. The amount of deferred management fees and reimbursements may increase in the future. Also, while we still believe that we will receive these amounts, we now expect to receive payment at a later date than we had previously anticipated. If these delinquencies continue or worsen, they could meaningfully constrain our liquidity in the future.

The timing of receipt of cash flows from other operating activities is in large part dependent on the timing of distributions from our private equity funds and credit PE funds, which are subject to restrictions and to management’s judgment regarding the optimal timing of the monetization of underlying investments, as well as dates specified in our hedge funds’ operating documents, which outline the determination and payment of our incentive income, if any. The timing of capital requirements to cover fund commitments is subject to management’s judgment regarding the acquisition of new investments by the funds, as well as the ongoing liquidity requirements of the respective funds. The timing of capital requirements and the availability of liquidity from operating activities may not always coincide, and we may make short-term, lower-yielding investments with excess liquidity or fund shortfalls with short-term debt or other sources of capital.

We expect that our cash on hand and our cash flows from operating activities, capital receipts from balance sheet investments and available financing will be sufficient to satisfy our liquidity needs with respect to expected current commitments relating to investments and with respect to our debt obligations over the next twelve months. We estimate that our expected management fee receipts over the next twelve months, a portion of which may be deferred, will be sufficient (along with our cash on hand of $210.6 million at December 31, 2010, our available draws under our credit facility of $51.6 million (see below regarding the refinancing of the credit facility), and capital receipts from our balance sheet investments) to meet our operating expenses (including compensation and lease obligations), required debt amortization payments, tax distribution requirements, and fund capital commitments, in each case to be funded during the next twelve months (see obligation tables below). These uses of cash would not (barring changes in other relevant variables) cause us to violate any of our debt covenants. We believe that the compensation we will be able to pay from these available sources will be sufficient to retain key employees and maintain an effective workforce. We may elect, if we deem it appropriate, to defer certain payments due to our principals and affiliates or raise capital to enable us to satisfy the amortization payments required under our credit agreement or for other working capital needs.

We expect to meet our long-term liquidity requirements, including the repayment of our debt obligations and any new commitments or increases in our existing commitments relating to principal investments, through the generation of operating income (including management fees, a portion of which may be deferred), capital receipts from balance sheet investments and, potentially, additional borrowings and equity offerings. Our ability to execute our business strategy, particularly our ability to form new funds and increase our AUM, depends on our ability to raise additional investor capital within our funds and on our ability to monetize our balance sheet investments, both of which are more challenging in current market conditions than in periods prior to 2008. Furthermore, strategic initiatives and the ability to make principal investments in funds may be dependent on our ability to raise capital at the Fortress level. Decisions by counterparties to enter into transactions with us will depend upon a number of factors, such as our historical and projected financial performance and condition, compliance with the terms of our current credit arrangements, industry and market trends and performance, the availability of capital and our counterparties’ policies and rates applicable thereto, the rates at which we are willing to borrow, and the relative attractiveness of alternative investment or lending opportunities. Furthermore, given the current, depressed level of the market price of our Class A shares as well as the illiquidity in the credit market (as described above under “– Market Considerations”), raising equity capital could be dilutive to our current shareholders and issuing debt obligations could, while potentially extending maturities, result in significant increases to operating costs, if either were achieved in this market. The level of our share price also limits our ability to use our equity as currency in the potential acquisition of businesses, other companies or assets.

We are a publicly traded partnership and have established a wholly owned corporate subsidiary (“FIG Corp.”). Accordingly, a substantial portion of our income earned by the corporate subsidiary is subject to U.S. federal income taxation and taxed at prevailing rates. The remainder of our income is allocated directly to our shareholders and is not subject to any corporate level of taxation.

As of December 31, 2010, our material cash commitments and contractual cash requirements were related to our capital commitments to our funds, lease obligations and debt obligations. Our potential liability for the contingent repayment of incentive income is discussed under “– Contractual Obligations” below.

Capital Commitments

We determine whether to make capital commitments to our private equity funds and credit PE funds in excess of the minimum required amounts based on a variety of factors, including estimates regarding our liquidity over the estimated time period during which commitments will have to be funded, estimates regarding the amounts of capital that may be appropriate for other funds which we are in the process of raising or are considering raising, and our general working capital requirements.

We generally fund our principal investments in the Fortress Funds with cash, either from working capital or borrowings, and not with carried interest. We do not hold any principal investments in the funds other than through the Fortress Operating Group entities. Our principals do not own any portion of the carried interest in any fund personally. Accordingly, their personal investments in the funds are funded directly with cash.

Our capital commitments to our funds with outstanding commitments as of December 31, 2010 consisted of the following (in thousands).

Outstanding Commitment
Private Equity Funds
Fund II	$566
Fund III Coinvestment	2
Fund IV	4,053
Fund IV Coinvestment	3
Fund V	12,229
Fund V Coinvestment	4
FRID	796
FHIF	9,144
FECI	1,551
Credit PE Funds
Credit Opportunities Fund	13,060
Credit Opportunities Fund II	6,102
FTS SIP L.P.	665
FCO MA LSS	1,692
FCO MA II	9,548
FCO MA Maple Leaf	5,104
Long Dated Value Fund I	460
Long Dated Value Fund II	1,779
Long Dated Value Fund III	165
LDVF Patent Fund	41
Real Assets Fund	21,669
Assets Overflow Fund	140
Japan Opportunity Fund	4,143
Net Lease Fund	369
Global Opportunities Fund	1,782
Life Settlements Fund	79
Life Settlements Fund MA	53
Karols Development Co	5,205
Kiro GK	319
Other	1,161

Total	$101,884

Lease Obligations

Minimum future rental payments under our operating leases are as follows (in thousands):

2011	$19,810
2012	17,961
2013	17,000
2014	15,826
2015	14,854
Thereafter	14,740

Total	$100,191

In February 2011, Fortress signed a new lease for office space in San Francisco. The lease expires in December 2021, with a 5 year renewal option, and calls for total minimum rent during the initial term of approximately $15.3 million.

Debt Obligations

As of December 31, 2010, our debt obligations consisted of the amounts outstanding under our credit agreement, as described below.

In May 2007, we entered into a new $1 billion credit agreement (as amended, the “2007 Credit Agreement”). Borrowings and letters of credit issued under the 2007 Credit Agreement bore interest at a rate equal to LIBOR plus 1.20%. On February 1, 2008, the rate was reduced to LIBOR + 0.65% pursuant to the terms of the agreement. In addition, we were required to pay a commitment fee of 0.20% per annum on the unused portion of amounts available under our revolving credit facility.

In April 2008, we entered into an amendment to the 2007 Credit Agreement. The amendment, among other things, (i) modified certain covenants, (ii) increased the rate to LIBOR plus 0.85% and the undrawn commitment fee to 0.25%, and (iii) added a principal amortization schedule.

In November 2008, we entered into an additional amendment to the 2007 Credit Agreement. The amendment, among other things: (i) modified certain covenants, (ii) increased the rate to LIBOR + 2.00%, and (iii) changed the principal amortization terms.

In March 2009, we entered into additional amendments to the 2007 Credit Agreement. The amendments, among other things: (i) modified certain covenants, (ii) increased the rate to LIBOR + 2.50%, and (iii) changed the principal amortization terms.

In June 2009, we entered into an additional amendment to the 2007 Credit Agreement. This amendment, among other things, modified certain covenants and changed the principal amortization terms.

In October 2010, we entered into a new credit agreement (the “2010 Credit Agreement”) and repaid our prior credit agreement in full. The terms of the 2010 Credit Agreement include: a $280 million term loan facility maturing in October 2015, a $60 million revolving credit facility (including a $25 million letter of credit subfacility) maturing in October 2013, an interest rate generally equal to LIBOR plus 4.0% per annum (with a minimum LIBOR rate of 1.75%), and a commitment fee on undrawn amounts of 0.625% per annum, as well as various other customary fees. Additionally, $4.0 million of deferred financing costs related to the prior credit agreement were written off to Interest Expense in October 2010 in connection with its repayment.

The term loan is subject to future mandatory repayments of $2.5 million on each calendar quarter end from March 31, 2011 through September 30, 2011, and $8.75 million on each calendar quarter end from December 31, 2011 through September 30, 2015; in addition, mandatory repayments of 50% of free cash flow of each calendar year, up to a limit, as defined in the 2010 Credit Agreement, for each of the years 2011 through 2014 are also required to be made in April of each subsequent year (2012 through 2015). The term loan may be prepaid without penalty after October 2014, may be prepaid subject to a 1% fee on the amount repaid from October 2012 through October 2014, and may be prepaid prior to October 2012 subject to a Make Whole Payment, as defined in the 2010 Credit Agreement. Furthermore, Fortress is required to prepay the 2010 Credit Agreement upon the occurrence of certain events, including certain asset sales and other dispositions.

The foregoing description of the terms of the credit agreements and amendments is not complete and is qualified in its entirety by the full text of the credit agreements and amendments, each of which has been filed with the SEC.

Increases in the interest rate on our debt obligations, whether through amendments, refinancings, or increases in LIBOR, result in a direct reduction in our earnings and cash flow from operations and, therefore, our liquidity.

The following table presents information regarding our debt obligations (dollars in thousands):

			Final Stated Maturity	December 31, 2010
	Face Amount and Carrying Value			Weighted Average Funding Cost (1)	Weighted Average Maturity (Years)
Debt Obligation	December 31, 2010	December 31, 2009
Credit Agreement (2)
Revolving debt (3)	$—	$—	Oct 2013	—	—
Term loan	277,500	350,000	Oct 2015	6.47%	3.70
Delayed term loan	N/A	47,825	N/A	N/A	N/A

Total	$277,500	$397,825		6.47%	3.70

(1)	The weighted average funding cost is calculated based on the contractual interest rate (utilizing the most recently reset LIBOR rate or the minimum rate, as applicable) plus the amortization of deferred financing costs. The most recently reset LIBOR rate was below the minimum of 1.75%.
(2)	Collateralized by substantially all of Fortress Operating Group’s assets as well as Fortress Operating Group’s rights to fees from the Fortress Funds and its equity interests therein.
(3)	Approximately $51.6 million was undrawn on the revolving debt facility as of December 31, 2010. The revolving debt facility includes a $25 million letter of credit subfacility of which $8.4 million was utilized.

Assuming no Free Cash Flow–based required prepayments, our outstanding debt matures as follows as of December 31, 2010 (in thousands).

2011	$16,250
2012	35,000
2013	35,000
2014	35,000
2015	156,250

Total	$277,500

During the year ended December 31, 2010, the average face amount of our outstanding debt was approximately $349.3 million, and the highest face amount outstanding at one time during this period was $397.8 million, respectively. During this period, we did not incur any new short-term borrowings except as discussed above.

As a result of our initial public offering and related transactions, secondary public offerings, and other transactions, FIG Asset Co. LLC lent aggregate excess proceeds of approximately $371 million to FIG Corp,. pursuant to a demand note. As of December 31, 2010, the outstanding balance was approximately $316 million, including unpaid interest. This intercompany debt is eliminated in consolidation.

Covenants

Fortress Operating Group is required to prepay the 2010 Credit Agreement upon the occurrence of certain events, including certain asset sales and other dispositions.

The events of default under the 2010 Credit Agreement are similar to those in our prior credit agreement, are typical of such agreements and include payment defaults, failure to comply with credit agreement covenants, cross-defaults to material indebtedness, bankruptcy and insolvency, change of control, and adverse events (as defined in the 2010 Credit Agreement) with respect to our material funds. A default under this agreement would likely have a material, adverse impact on our liquidity.

The 2010 Credit Agreement contains customary representations and warranties and affirmative and negative covenants that, among other things, restrict the ability of Fortress to create or incur certain liens, incur or guarantee additional indebtedness, merge or consolidate with other companies or transfer all or substantially all of their respective assets, transfer or sell assets, make restricted payments, engage in transactions with affiliates and insiders, and incur restrictions on the payment of dividends or other distributions and certain other contractual restrictions. These covenants are subject to a number of limitations and exceptions set forth in the 2010 Credit Agreement. We were in compliance with all of these covenants as of December 31, 2010. In addition, Fortress Operating Group must not:

•	Permit AUM (as defined in the 2010 Credit Agreement) to be less than $25.0 billion as of the end of any calendar month;

•

Permit the Consolidated Leverage Ratio (a measure of outstanding debt compared to EBITDA, as defined in the 2010 Credit Agreement) to be greater than 2.75 to 1.0 as of the end of any fiscal quarter for the four quarter period ending on such date;

•

Permit the Minimum Investment Assets Ratio (a measure of investments compared to outstanding debt, as defined in the 2010 Credit Agreement), as of the end of any fiscal quarter, to be less than 2.00 to 1.0 through December 31, 2012 or less than 2.25 to 1.0 thereafter; or

•

Permit the Consolidated Fixed Charge Coverage Ratio (a measure of EBITDA compared to required debt payments, as defined in the 2010 Credit Agreement) to be: (i) if Net Funded Indebtedness (a measure of outstanding debt, as defined in the 2010 Credit Agreement) is greater than $300 million, less than or equal to 2.25 to 1.0, (ii) if Net Funded Indebtedness is greater than $250 million but less than or equal to $300 million, less than or equal to 2.00 to 1.0 or (iii) if Net Funded Indebtedness is less than $250 million, less than or equal to 1.75 to 1.00, as of the end of any fiscal quarter for the four quarter period ending on such date.

The following table sets forth the financial covenant requirements as of December 31, 2010.

	December 31, 2010
	(dollars in millions)
	Requirement		Actual	Notes
AUM	≥	$25,000	$36,808	(A	)
Consolidated Leverage Ratio	≤	2.75	0.66	(B	)
Minimum Investment Assets Ratio	≥	2.00	3.76	(C	)
Consolidated Fixed Charge Coverage Ratio	≥	1.75	8.60	(B	)

(A)	Impacted by capital raised in funds, redemptions from funds, and valuations of fund investments. The AUM presented here is based on the definition contained in the credit agreement.
(B)	The consolidated leverage ratio is equal to net debt, as defined, divided by EBITDA, as defined. Net debt and EBITDA are computed as shown below (in millions). EBITDA, as defined, is impacted by the same factors as distributable earnings, except EBITDA is not impacted by changes in clawback reserves or gains and losses, including impairment, on investments.

December 31,
2010
Outstanding debt	$288.7
Plus: Outstanding letters of credit	8.4
Less: Cash (up to $50 million)	(50.0)

Net debt	$247.1

Year Ended December 31,
2010
Fortress Operating Group GAAP net income (loss) after non-controlling interests	$(772.0)
Depreciation and amortization, interest expense and income taxes	45.4
Extraordinary or non-recurring losses	—
Incentive Income Adjustment	41.0
Other Income Adjustment	(108.7)
Compensation expenses recorded in connection with the assignment of Castle Options and Stock Based Compensation	1,169.9
Accrued employee profit sharing related to NIH incentive compensation minus cash payments made with respect to such employee profit sharing	—
Income (loss) allocable to, or resulting from distributions to, the Principals or their assignees	—
Earnings on deferred fee arrangements, net of employees’ share	—
Extraordinary or non-recurring gains	—

EBITDA	$375.6

(C)	Impacted by capital investments in funds and the valuation of such funds’ investments.

The foregoing summary is not complete and is qualified in its entirety by reference to the 2010 Credit Agreement, which is filed as an exhibit hereto and is incorporated by reference herein.

Dividends / Distributions

2010

During the year ended December 31, 2010, Fortress Operating Group paid or accrued distributions of $88.7 million to the principals and RPU holder in connection with tax obligations.

2009

During the year ended December 31, 2009, Fortress Operating Group paid or accrued distributions of $60.4 million to the principals and RPU holder in connection with tax obligations.

2008

On June 25, 2008, we declared a second quarter cash dividend of $0.225 per Class A share. The dividend was paid on July 11, 2008 to holders of record of our Class A shares on June 30, 2008. The aggregate amount of this dividend payment was $21.3 million. In connection with this dividend, a distribution of $70.2 million was declared from Fortress Operating Group to the principals, dividend equivalent payments of $5.5 million were made to holders of restricted Class A share units, and a distribution equivalent payment of $7.0 million was made to the holder of the Fortress Operating Group RPUs.

On March 25, 2008, we declared a first quarter cash dividend of $0.225 per Class A share. The dividend was paid on April 15, 2008 to holders of record of our Class A shares on March 31, 2008. The aggregate amount of this dividend payment was $21.3 million. In connection with this dividend, a distribution of $70.2 million was declared from Fortress Operating Group to the principals and dividend equivalent payments of $5.4 million were made to holders of restricted Class A share units.

During the year ended December 31, 2008, in addition to the distributions described above, Fortress Operating Group made distributions to the principals of $3.0 million (all of which was distributed prior to the issuance of the RPUs) in connection with distributions made to FIG Corp. to pay Fortress’s income taxes.

Cash Flows

Our primary cash flow activities are: (i) generating cash flow from operations, (ii) making investments in Fortress Funds, (iii) meeting financing needs through, and making required amortization payments under, our credit agreement, and (iv) distributing cash flow to equity holders, as applicable.

As described above in ‘‘— Results of Operations,’’ our AUM has changed throughout the periods reflected in our financial statements included in this Annual Report on Form 10-K. This change is a result of the Fortress Funds raising and investing capital, and generating gains from investments, offset by redemptions, capital distributions and losses.

Our dividend policy has certain risks and limitations, particularly with respect to liquidity. Although we may pay dividends in accordance with our stated dividend policy, we may not pay the amount of dividends suggested by our policy, or at all, if, among other things, we do not have the cash necessary to pay the intended dividends, or if our board of directors determines it would be prudent to reduce or eliminate future dividend payments. To the extent we do not have cash on hand sufficient to pay dividends, we may borrow funds to pay dividends, but we are not obligated to do so. By paying cash dividends rather than investing that cash in our future growth, we risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations or unanticipated capital expenditures, should the need arise.

Operating Activities

Our net cash flow provided by (used in) operating activities was $310.2 million, $117.1 million and $295.1 million during the years ended December 31, 2010, 2009 and 2008, respectively.

Operating Activities - Comparative

Cash received for management fees decreased by $10.2 million from $396.5 million in 2009 to $386.3 million in 2010. Management fees are based on average AUM, which decreased from 2009 to 2010 (private equity funds decreased by ($0.1) billion, Castles decreased by ($0.1) billion, liquid hedge funds decreased by ($0.4) billion, credit hedge funds increased by $0.1 billion, and credit PE funds increased by $0.1 billion as a result of redemptions, capital distributions and losses offset by capital raising, including new fund formation, capital acquisitions and returns. In addition, approximately $64.9 million of management fees were past due at December 31, 2010 as discussed in “– Liquidity and Capital Resources” above.

Incentive income is calculated as a percentage of profits earned by the Fortress Funds or is based on profitable realization events within private equity funds and credit PE funds and based on cash realizations in VRF funds. Severe market conditions resulted in lower fund performance and reduced realizations in 2009 and thus an increase of $199.3 million in cash received for incentive income from 2009 to 2010 occurred as conditions improved and realizations increased.

Cash paid for compensation decreased by $15.8 million from the year ended December 31, 2009 compared to December 31, 2010. Bonuses are generally paid in January of the year following the year in which they are earned.

Cash paid for interest decreased approximately $1.3 million primarily due to a lower average debt balance of $349.3 million in 2010 compared to $513.4 million in 2009. The weighted average interest rate increased to 3.4% in 2010 as compared to 2.8% in 2009.

Investing Activities

Our net cash flow provided by (used in) investing activities was ($44.0) million, ($8.1) million and $32.1 million during the years ended December 31, 2010, 2009 and 2008, respectively. Our investing activities primarily included: (i) contributions to equity method investees of ($74.6) million, ($46.4) million and ($167.8) million during the years ended December 31, 2010, 2009 and 2008, respectively, (ii) distributions of capital from equity method investees of $50.8 million, $42.6 million and $213.4 million during the years ended December 31, 2010, 2009 and 2008, respectively, and (iii) purchases of fixed assets, net of proceeds from the disposal of fixed assets, of ($6.8) million, ($4.3) million and ($13.5) million during the years ended December 31, 2010, 2009 and 2008, respectively. In addition, Fortress used a net $13.5 million of cash during the year ended December 31, 2010 on acquisitions, primarily Logan Circle Partners, L.P.

Financing Activities

Our net cash flow provided by (used in) financing activities was ($252.6) million, ($175.2) million and ($164.3) million during the years ended December 31, 2010, 2009 and 2008, respectively. Our financing activities primarily included (i) distributions made to principals, including those classified within “principals’ and others’ interests in consolidated subsidiaries,” of ($56.2) million, ($50.0) million and ($203.6) million during these periods, respectively, (ii) distributions to employees related to their interests in consolidated subsidiaries of ($72.3) million, ($9.4) million and ($61.3) million during these periods, respectively, and (iii) our net borrowing and repayment activity. In addition, Fortress completed a $219.5 million offering of Class A shares during the year ended December 31, 2009 and paid dividends during the year ended December 31, 2008.

Critical Accounting Policies

Consolidation

The analysis as to whether to consolidate an entity is subject to a significant amount of judgment. Some of the criteria considered are the determination as to the degree of control over an entity by its various equity holders, the design of the entity, how closely related the entity is to each of its equity holders, the relation of the equity holders to each other and a determination of the primary beneficiary in entities in which we have a variable interest. These analyses involve estimates, based on the assumptions of management, as well as judgments regarding significance and the design of the entities.

Revenue Recognition on Incentive Income

Incentive income is calculated as a percentage of the profits earned by the Fortress Funds subject to the achievement of performance criteria. Incentive income from certain of the private equity funds and credit PE funds we manage is subject to contingent repayment (or clawback) and may be paid to us as particular investments made by the funds are realized. If, however, upon liquidation of a fund the aggregate amount paid to us as incentive income exceeds the amount actually due to us based upon the aggregate performance of the fund, the excess is required to be returned by us (i.e. ‘‘clawed back’’) to that fund. We have elected to adopt the preferred method of recording incentive income subject to contingencies. Under this method, we do not recognize incentive income subject to contingent repayment until all of the related contingencies have been resolved. Deferred incentive income related to a particular private equity fund, or credit PE fund, each of which has a limited life, would be recognized upon the termination of a private equity fund, or credit PE fund, or when distributions from a fund exceed the point at which a clawback of a portion or all of the historic incentive income distributions could no longer occur. Recognition of incentive income allocated to us prior to that date is deferred and recorded as a deferred incentive income liability. For GAAP purposes, the determination of when incentive income is recognized as income is formulaic in nature, resulting directly from each fund’s governing documents. For certain funds, a portion (or all) of any incentive income distribution may be deemed a “tax distribution.” Tax distributions are not subject to contingencies. The determination of the amount of a distribution which represents a tax distribution is based on an estimate of both the amount of taxable income generated and the applicable tax rate. Estimates of taxable income are subject to significant judgment.

Profit Sharing Arrangements

Pursuant to employment arrangements, certain of Fortress’s employees are granted profit sharing interests and are thereby entitled to a portion of the incentive income realized from certain Fortress Funds, which is payable upon a realization event within the respective funds. Accordingly, incentive income resulting from a realization event within a fund gives rise to the incurrence of a profit sharing obligation. Amounts payable under these profit sharing plans are recorded as compensation expense when they become probable and reasonably estimable.

For profit sharing plans related to hedge funds, where incentive income is received on a quarterly or annual basis, the related compensation expense is accrued during the period for which the related payment is made.

For profit sharing plans related to private equity funds and credit PE funds, where incentive income is received as investments are realized but is subject to clawback (see “Revenue Recognition on Incentive Income” above), although Fortress defers the recognition of incentive income until all contingencies are resolved, accruing expense for employee profit sharing is based upon when it becomes probable and reasonably estimable that incentive income has been earned and therefore a profit sharing liability has been incurred. Based upon this policy, the recording of an accrual for profit sharing expense to employees generally precedes the recognition of the related incentive income revenue. As a result, private equity and credit PE incentive income realization events, which benefit Fortress economically, cause our GAAP earnings to decline in the short term as expense is recognized before the corresponding revenue. Such profit sharing expense may be reversed upon determination that the expense is no longer probable of being incurred based on the performance of the fund.

Our determination of the point at which it becomes probable and reasonably estimable that incentive income will be earned and therefore a corresponding profit sharing expense should be recorded is based upon a number of factors, the most significant of which is the level of realized gains generated by the underlying funds that may ultimately give rise to incentive income payments. Accordingly, profit sharing expense is generally recorded upon realization events within the underlying funds. A realization event has occurred when an investment within a fund generates proceeds in excess of its related invested capital, such as when an investment is sold at a gain. Changes in the judgments and estimates made in arriving at the appropriate amount of profit sharing expense accrual could materially impact net income.

For further information on amounts paid and payable in the future under our profit sharing arrangements, please see Note 3 to Part II, Item 8, “Financial Statements and Supplementary Data – Management Agreements and Fortress Funds.”

Valuation of Investments

Our investments in the Fortress Funds are recorded based on the equity method of accounting. The Fortress Funds themselves apply specialized accounting principles for investment companies. As such, our results are based on the reported fair value of the investments held by the funds as of the reporting date with our pro rata ownership interest (based on our principal investment) in the changes in each fund’s NAV reflected in our results of operations. Fair value generally represents the amount at which an investment could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. We are the manager of these funds and in certain cases participate in the valuation of underlying investments, many of which are illiquid and/or without a public market. The fair value of these investments is generally estimated based on either values provided by independent valuation agents, who use their own proprietary valuation models, or proprietary models developed by us, which include discounted cash flow analyses, public market comparables, and other techniques and may be based, at least in part, on independently sourced market parameters. The material estimates and assumptions used in these models include the timing and expected amount of cash flows, the appropriateness of discount rates used, and, in some cases, the ability to execute, timing of, and estimated proceeds from expected financings. Significant judgment and estimation goes into the selection of an appropriate valuation methodology as well as the assumptions which generate these models, and the actual values realized with respect to investments could be materially different from values obtained based on the use of those estimates. The valuation methodologies applied impact the reported value of our investments in the Fortress Funds in our consolidated financial statements.

Private Equity Funds

Under the valuation policies and guidelines of our private equity funds, investments are categorized into two types of securities: those for which there is a market quotation and those for which there is no market quotation. Securities for which there is a market quotation are valued at their quoted market price. A discount may be applied to those securities with sale restrictions. Securities for which there is no market quotation are referred to as private securities and are valued at fair value. Our guidelines state that the fair values of private securities are generally based on the following methods:

1.	Public market transactions of similar securities

2.	Private market transactions of similar or identical securities

3.	Analytical methods

Our private equity funds have not to date based a valuation of a private security solely upon public or private market transactions in a similar security. There have been no circumstances to date in which a security in a public market transaction, or a private market transaction of which we were aware, has been considered to be sufficiently similar to a private security owned by one of our private equity funds to be used as the measure of valuation for such private security investment.

Our private equity funds have used the price of private market transactions in identical securities as a valuation method for investments. In cases in which there has been a significant private transaction in a private security held by our private equity funds, the value of private equity fund investments in the private security are based upon the price of such recent private transaction in that security and no sensitivity analysis is used.

If the fair value of private security investments held by our private equity funds cannot be valued by reference to a public or private market transaction, then the primary analytical methods used to estimate the fair value of such private securities are the discounted cash flow method, by reference to performance statistics of similar public companies (for example, EBITDA multiples) or the use of third party valuations. Sensitivity analysis is applied to the estimated future cash flows using various factors depending on the investment, including assumed growth rates (in cash flows), capitalization rates (for determining terminal values) and appropriate discount rates based on the investment to determine a range of reasonable values. The valuation based on the inputs determined to be the most probable is used as the fair value of the investment.

Liquid Hedge Funds

The majority of the investments in our liquid hedge funds are valued based on quoted market prices. Investments valued based on other observable market parameters in our liquid hedge funds include interest rate swaps and swaptions, equity swaps and foreign exchange swaps which are valued by the independent fund administrator using models with significant observable market parameters. The fair value of interest rate swaps and swaptions is calculated using the current market yield of the relevant interest rate durations and an appropriate discount rate to determine a present value. The fair value of equity swaps and foreign exchange swaps is calculated using the market price of the underlying stock or foreign exchange pair, plus the financing cost of carrying the transaction. The fair value of these investments is also confirmed independently with the counterparty to the transaction. Investments valued using methods, including internal models, with significant unobservable market parameters consist primarily of investments in other funds and certain illiquid securities. Counterparty risk is also considered.

Investments in other funds are valued primarily based on the net asset values provided by the fund managers of those funds.

Credit Hedge Funds

In our credit hedge funds, investments are valued using quoted market prices, to the extent available. Independent valuation agents are used by our credit hedge funds to provide estimates of the fair value of investments, other than investments in other funds, for which quoted market prices are not available. For these investments, we understand that the independent valuation agents use some or all of the following methods and techniques to estimate the fair value of the relevant type of investments:

Private loans - The most common method used to value private loans is a discounted cash flow analysis. In this method, the estimated future payments to be made by the borrower under the loan agreement are discounted to the present using a discount rate appropriate to the risk level of the borrower and current market interest rates.

If it is likely that a borrower will not be able to repay a loan in full, the loan may be valued by estimating how much the borrower will be able to repay based on obtaining refinancing from a new lender. Under this method, the borrower’s business must be examined in detail, and then compared to known loans in the market to estimate how much the borrower will likely be able to borrow, and therefore repay under the existing loan. If the amount likely to be able to be refinanced is less than the total payments due under the loan, the fair value of the loan will be reduced.

Another method used to value loans that may not be repaid in full is to value the total amount of assets of the borrower that might be sold to raise proceeds to repay the loan (and debt, if any, that has a higher claim against assets) if necessary. Under this method, all assets of the borrower must be analyzed and valued. If the total value is less than the total payments due under the loan (and debt, if any, that has a higher claim against assets), the fair value of the loan will be reduced.

Asset-backed securities and collateralized debt obligations for which there are no quoted market prices are valued using a discounted cash flow analysis based on the estimated cash flows to be generated by the relevant underlying assets and the appropriate interest rate based on the nature of the underlying assets.

Real estate is usually valued based on sales of comparable property. The value of real estate which is net leased is also influenced by the credit quality of major tenants, as their ability to make lease payments is relevant to the value of the property under lease.

Investments valued using methods, including internal models, with significant unobservable market parameters consist primarily of investments in other funds and certain illiquid investments.

Credit PE Funds

Investments held within these funds are valued in a consistent manner with either the private equity funds or credit hedge funds, as applicable depending on the nature of the investment.

Traditional Asset Management Business

Investments made within this business are valued in a consistent manner with our funds’ policies as described above.

Sensitivity

Changes in the fair value of our funds’ investments would impact our results of operations as described in Part II, Item 7A, “Quantitative and Qualitative Disclosures About Market Risk.”

As discussed above, the determination of investment fair values involves management’s judgments and estimates. The degree of judgment involved is dependent upon the availability of quoted market prices or observable market parameters. The following table summarizes the investments held by the Fortress Funds by valuation methodology as of December 31, 2010. As of December 31, 2010, revenues from our traditional asset management business are not material to our operations and are therefore not included in the analysis below.

The categories displayed below correspond directly with the disclosures which are required under fair value accounting guidance.

		Private Equity Funds	Liquid Hedge Funds		Credit Hedge Funds	Credit PE Funds	Total Investment Company Holdings
Basis for Determining Fair Value			Long	Short
1.	Quoted market prices	9%	27%	76%	2%	3%	7%
2.	Other observable market parameters	5%	24%	24%	0%	0%	5%
3A.	Third party pricing sources with significant unobservable market parameters (A)	10%	44%	0%	98%	95%	56%
3B.	Internal models with significant unobservable market parameters	76%	5%	0%	0%	2%	32%

Total		100%	100%	100%	100%	100%	100%

(A)	Primarily represents valuations based on third party pricing services, certain broker quotes, and third party fund managers.

As of December 31, 2010, $9.1 billion of investments in our private equity funds, $0.2 billion of investments in our liquid hedge funds, less than $0.1 billion of investments in our credit hedge funds and $0.1 billion of investments in our credit PE funds are valued by internal models with significant unobservable market parameters. A 10% increase or decrease in the value of investments held by the Fortress Funds valued at level 3 (A or B) would have had the following effects on our results of operations on an unconsolidated basis for the year ended December 31, 2010, consistent with the table above:

	Private Equity Funds	Liquid Hedge Funds	Credit Hedge Funds	Credit PE Funds
Management fees, per annum on a prospective basis	$2.1 million or	$2.1 million	$16.1 million	$0.1 million or
	($4.2 million)(A)			($1.0 million) (A)
Incentive income	N/A (B)	$2.9 million or	$66.3 million or	N/A (B)
		($1.9 million)	($67.0 million)
Earnings from equity method investees	$49.4 million	$16.2 million	$2.9 million	$9.8 million

Note: The tables above exclude non-investment assets and liabilities of the funds, which are not classified in the fair value hierarchy. Such net assets may be material, particularly within the liquid hedge funds.

(A)

Private equity fund and credit PE fund management fees would be generally unchanged as, for investments in non-publicly traded securities, they are not based on the value of the funds, but rather on the amount of capital invested in the funds. However, if the NAV of a portfolio company of certain private equity funds or credit PE funds is reduced below its invested capital, there would be a reduction in management fees. As of December 31, 2010, $1.8 billion of such portfolio companies valued at level 3 (A or B) were carried at or below their invested capital and are in funds which are no longer in their commitment period. Management fees are generally calculated as of certain reset dates. The amounts disclosed show what the estimated effects would be to management fees over the next year assuming December 31, 2010 is the current reset date.
(B)	Private equity fund and credit PE fund incentive income would be unchanged as it is not recognized until received and all contingencies are resolved. Furthermore, incentive income would be based on the actual price realized in a transaction, not based on a valuation.

Income Taxes

FIG Corp. has recorded a significant deferred tax asset, primarily in connection with our initial public offering and related transactions. These transactions resulted in the basis of Fortress Operating Group’s net assets being in excess of its book basis, which will result in future tax deductions. A substantial portion of this asset is offset by a liability associated with the tax receivable agreement with our Principals.

The realization of the deferred tax assets is dependent on the amount of our future taxable income before deductions related to the establishment of the deferred tax asset. The deferred tax asset is comprised of a portion that would be realized in connection with future ordinary income and a portion that would be realized in connection with future capital gains.

We project that we will have sufficient future taxable ordinary income in the normal course of business without any projected significant change in circumstances to fully realize the portion of the deferred tax asset that would be realized in connection with future ordinary income. Our projections do not include material changes in AUM or incentive income from the current levels. However, the projections do contain an estimated marginal growth assumption in years beyond 2010. Based on our historical and projected taxable income, we have concluded that the realization of the portion of the deferred tax asset that would be realized in connection with future taxable ordinary income is more likely than not. If our estimates change in the future and it is determined that it is more likely than not that some portion, or all, of this portion of the deferred tax asset will not be realized, a valuation allowance would be recorded for that portion. However, in most cases, any tax expense recorded in connection with the establishment of a valuation allowance or the reversal of a deferred tax asset would be partially offset by other income recorded in connection with a corresponding reduction of a portion of the tax receivable agreement liability (see below). The following table sets forth our federal taxable income for historical periods (2010 is estimated) before deductions relating to the establishment of the deferred tax assets, other than deferred tax assets arising from equity-based compensation, as well as the average of ordinary income needed over the approximate period of the deductibility (approximately 15 years from the date of establishment, based on the amortization period of the tax basis intangible assets recorded) in order to fully realize the portion of the deferred tax asset that would be realized in connection with future ordinary income (in millions):

2007	$74.9
2008	$48.0
2009	$24.8
2010: Estimated	$75.6
2011 - 2015: Average Required	$55.5
2016 - 2021: Average Required	$81.2

Based on the effects of the continuing challenging market conditions, we have made an assessment of the realizability of the portion of the deferred tax asset that would only be realized in connection with future capital gains. We have established a full valuation allowance for this portion of the deferred tax asset as management does not believe that the projected generation of material taxable capital gains is sufficiently assured in the foreseeable future. The establishment of the valuation allowance resulted in a reduction of the obligations associated with the tax receivable agreement and a corresponding reduction of the deferred tax asset.

For further information on our effective tax rate, and the tax receivable agreement, see Note 6 to our financial statements in Part II, Item 8, “Financial Statements and Supplementary Data – Income Taxes and Tax Related Payments.” Our effective tax rate for GAAP reporting purposes may be subject to significant variation from period to period. In addition, legislation has been introduced in the United States, which, if enacted in its current or similar form, could cause us to incur a material increase in our tax liability. See Part I, Item 1A, “Risk Factors – Risks Related to Taxation – Several items of tax legislation are currently being considered which, if enacted, could materially affect us, including by preventing us from continuing to qualify as a partnership for U.S. federal income tax purposes. Our structure also is subject to potential judicial or administrative change and differing interpretations, possibly on a retroactive basis.”

Equity-Based Compensation

We currently have several categories of equity-based compensation which are described in Note 8 to Part II, Item 8, “Financial Statements and Supplementary Data – Equity-Based and Other Compensation.” The aggregate fair value of each of the RSU grants that are subject to service conditions is reduced by an estimated forfeiture factor (that is, the estimated amount of awards which will be forfeited prior to vesting). The estimated forfeiture factor is based upon historic turnover rates within our company adjusted for the expected effects of the grants on turnover, if any, and other factors in the judgment of management. The estimated forfeiture factor is updated at each reporting date.

The volatility assumption used in valuing certain awards, as described below, was based on five-year historical stock price volatilities observed for a group of comparable companies, since we did not have sufficient historical share performance to use our own historical volatility, adjusted for management’s judgment regarding our expected volatility. Since our initial public offering in February 2007, our actual volatility has exceeded the volatility assumption used. To the extent that this trend continues, and management’s judgment concerning volatility is changed, we would adjust the volatility assumption used. The risk-free discount rate assumptions used in valuing certain awards were based on the applicable U.S. treasury rate of like term. The dividend yield assumptions used in valuing certain awards were based on our actual dividend rate at the time of the award; the dividend growth rate used with respect to one type of award was based on management’s judgment and expectations.

The following elements of the accounting for equity-based compensation are subject to significant judgment and estimation:

•	the determination of the grant date;

•	the estimated forfeiture factor;

•

the discount related to RSUs which do not entitle the recipients to dividend equivalents prior to the delivery of Class A shares. This discount was based on the estimated present value of dividends to be paid during the service period, which in turn was based on an estimated initial dividend rate, an estimated dividend growth rate and a risk-free discount rate of like term;

•

the discount related to RSUs with no service conditions which are subject to the delayed delivery of Class A shares, which occurs in periods subsequent to the grant date. This discount was based on the estimated value of a put option on such shares over the delayed delivery period since essentially this would be the value of owning, and being able to trade, those shares during the delayed delivery period rather than having to wait for delivery. This estimated value was in turn derived from a binomial option pricing model based on the following assumptions: volatility, term, dividend rate and risk-free discount rate.

Each of these elements, particularly the forfeiture factor and the volatility assumptions used in valuing certain awards, are subject to significant judgment and variability and the impact of changes in such elements on equity-based compensation expense could be material. Increases in the assumed forfeiture factor would decrease compensation expense. Increases in the volatility assumption would decrease compensation expense related to RSUs with no service conditions since the discount for delayed delivery would have increased. Increases in the assumed risk-free rate would (i) decrease compensation expense related to RSUs which do not entitle recipients to dividend equivalents since the estimated value of the foregone dividends would have increased, thereby increasing the discount related to their non-receipt, and (ii) decrease compensation expense related to RSUs with no service conditions since the discount for delayed delivery would have increased. Except for the forfeiture factor, changes in these assumptions will only affect awards made in the future and awards whose accounting is impacted by changes in their fair value (generally those to non-employees, known as “liability awards”).

Recent Accounting Pronouncements

In December 2007, the FASB issued new guidance on non-controlling interests which clarified the classification of non-controlling interests in consolidated statements of financial position and the accounting for and reporting of transactions between the reporting entity and holders of such non-controlling interests. This guidance applied to reporting periods beginning after December 15, 2008 and had the following effects on Fortress’s financial statements: (i) reclassification of Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries from the “mezzanine” section of the balance sheet (between liabilities and equity) to equity, (ii) removal of Principals’ and Others’ Interests in Income of Consolidated Subsidiaries from the calculation of Net Income (Loss) on the statement of operations, and disclosure thereof below Net Income (Loss), and (iii) with respect to potential future transactions in which Fortress could acquire Fortress Operating Group units from the Principals pursuant to their exchange (along with Class B shares) for Class A shares (or otherwise), these transactions would be accounted for as equity transactions rather than as a step acquisition of Fortress Operating Group (as would be required under prior accounting principles). There was no effect from the adoption of this guidance on the equity which pertains to Class A shareholders, or net income (loss) allocable to Class A shareholders, or on Fortress’s liquidity.

In June 2009, the FASB issued new guidance on consolidation which became effective for Fortress on January 1, 2010. This guidance changes the definition of a variable interest entity (“VIE”) and changes the methodology to determine who is the primary beneficiary of, or in other words who consolidates, a VIE. Generally, the changes are expected to cause more entities to be defined as VIE’s and to shift consolidation to those entities that exercise day-to-day control over the VIE’s, such as investment managers. In February 2010, the FASB updated this guidance to defer its application to certain managed entities, particularly investment companies and similar entities. As a result, this guidance had no material impact on our financial position, results of operations or liquidity.

The FASB has recently issued or discussed a number of proposed standards on such topics as consolidation, financial statement presentation, revenue recognition, leases, financial instruments, hedging, contingencies and fair value. Some of the proposed changes are significant and could have a material impact on Fortress’s financial reporting. Fortress has not yet fully evaluated the potential impact of these proposals, but will make such an evaluation as the standards are finalized.

Market Risks

Our predominant exposure to market risk is related to our role as investment manager for the Fortress Funds and the sensitivities to movements in the fair value of their investments on management fee and incentive income revenue, as well as on returns on our principal investments in such funds. For a discussion of the impact of market risk factors on our financial instruments refer to Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk’’ and “— Critical Accounting Policies — Valuation of Investments” above.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

See Note 10 to Part II, Item 8 “Financial Statements and Supplementary Data” for a discussion of our commitments and contingencies.

Contractual Obligations

As of December 31, 2010, our material contractual obligations are our capital commitments to our funds, our lease obligations and our debt obligations as described above. Furthermore, we have potential clawback obligations with respect to our private equity deferred incentive income received to date. Fixed and determinable payments due in connection with these obligations are as follows:

	Payments due by period
Contractual Obligations	Total	2011	2012 and 2013	2014 and 2015	Thereafter
Operating lease obligations (1)	$100,191	$19,810	$34,961	$30,680	$14,740
Debt obligations payable (2)	338,292	32,605	97,716	207,971	—
Deferred incentive income (3)	93,609	—	10,259	83,350	—
Service contracts	38,768	15,639	12,577	7,181	3,371
Tax receivable agreement obligations (4)	295,541	30,960	12,025	38,967	213,589
Capital commitments to Fortress Funds (5)	101,884	101,884	—	—	—

Total	$968,285	$200,898	$167,538	$368,149	$231,700

(1)	Excludes escalation charges which per our lease agreements are not fixed and determinable payments.
(2)	Includes interest to be paid over the maturity of the related debt obligation which has been calculated assuming no prepayments are made and debt is held until its contractual due date. The future interest payments are calculated using effective rates as the reporting date, including both variable and fixed rates pursuant to the debt agreements.
(3)	Incentive income received from private equity funds and credit PE funds may be subject to contingent repayment or clawback upon termination of each fund, depending on the overall performance of each fund. The amounts presented herein represent the amount of clawback that would be due based on a liquidation of the fund at its net recorded asset value as of the reporting date, which we refer to as intrinsic clawback. The period of payment is based on the contractual maturities of the funds including all available extensions. Based on the accounting method we have adopted, which requires us to record incentive income revenue only when all related contingencies are resolved, the amounts accrued as a deferred incentive income liability on our balance sheet exceed the intrinsic clawback.
(4)	FIG Corp., a wholly owned subsidiary, entered into a tax receivable agreement with each of the principals that provides for the payment to an exchanging or selling principal of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that the corporate taxpayers actually realize (or are deemed to realize in the case of an early termination payment by the corporate taxpayers or a change of control, as defined) as a result of an increase in the tax basis of the assets owned by Fortress Operating Group at the time of an exchange of a Fortress Operating Group limited partnership unit for one of the Class A shares. Such payments are expected to occur over approximately 13 years.
(5)	These obligations represent commitments by us to provide capital funding to the Fortress Funds. These amounts are due on demand and are therefore presented in the less than one year category. However, the capital commitments are expected to be called substantially over the next three years.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

Our predominant exposure to market risk is related to our role as investment manager for the Fortress Funds and the sensitivities to movements in the fair value of their investments on management fee and incentive income revenue and investment income (loss).

The fair value of the financial assets and liabilities of the Fortress Funds may fluctuate in response to changes in the value of securities, foreign exchange, commodities and interest rates. Fluctuations in the fair value of the Fortress Funds will continue to directly affect the carrying value of our investments in the Fortress Funds and thereby our earnings (losses) from equity method investees, as well as the management fees and incentive income we record, to the extent that they are earned based on fair value or NAV. As of December 31, 2010, revenues from our traditional asset management business are not material to our operations and are therefore not included in the analysis below.

Risks are analyzed across funds from the ‘‘bottom up’’ and from the ‘‘top down’’ with a particular focus on asymmetric risk. Management gathers and analyzes data, monitors investments and markets in detail, and constantly strives to better quantify, qualify and circumscribe relevant risks.

Although the Fortress Funds share many common themes, each segment within the company runs its own investment and risk management process.

•

the investment process of our private equity funds involves a detailed analysis of potential acquisitions, and asset management teams assigned to oversee the strategic development, financing and capital deployment decisions of each portfolio investment;

•

our credit hedge funds, credit PE funds and Castles perform credit and cash-flow analysis of borrowers, tenants and credit-based assets, and have asset management teams that monitor covenant compliance by, and relevant financial data of, borrowers, tenants and other obligors, asset pool performance statistics, tracking of cash payments relating to investments, and ongoing analysis of the credit status of investments; and

•

our liquid hedge funds continuously monitor a variety of markets for attractive trading opportunities, applying various risk management techniques to analyze risk related to specific assets or portfolios, as well as fund-wide risks.

Each segment has an institutional risk management process and related infrastructure to address these risks. The following table summarizes our financial assets and liabilities that may be impacted by various market risks such as equity prices, interest rates and exchange rates as of December 31, 2010 (in thousands):

Assets
Investments	$1,012,883

Liabilities
Debt obligations payable	$277,500

Since Fortress’s investments in the various Fortress Funds are not equal, Fortress’s risks from a management fee and incentive income perspective (which mirror the funds’ investments) and its risks from an investment perspective are not proportional.

Fortress Funds’ Market Risk Impact on GAAP Management Fees

Our management fees are generally based on either: (i) capital commitments to a Fortress Fund, (ii) capital invested in a Fortress Fund, or (iii) the NAV of a Fortress Fund, as described in our historical consolidated financial statements. Management fees will only be impacted by changes in market risk factors to the extent they are based on NAV. These management fees will be increased (or reduced) in direct proportion to the impact of changes in market risk factors on the investments in the related funds and would occur only in periods subsequent to the change, as opposed to having an immediate impact. The proportion of our management fees that are based on NAV is dependent on the number and types of Fortress Funds in existence and the current stage of each fund’s life cycle. As of December 31, 2010, approximately 43% of the management fees earned from our alternative investment businesses were based on the NAV of the applicable funds.

•

For private equity funds and certain credit PE funds, management fees are charged on committed capital during the investment period of a new fund, and then generally on invested capital after the investment period, with the exception of private equity funds formed after March 2006. For private equity funds formed after March 2006 that are no longer in the investment period, management fees are earned on NAV with respect to investments in publicly traded entities. Reductions in net asset value below invested capital for any fund investment will also cause reductions in management fees.

•	For Castles, management fees are not calculated based on NAV but instead a fee is charged based on the funds’ contributed capital.

•

For hedge funds, other than the Value Recovery Funds, management fees are based on their NAV, which in turn is dependent on the estimated fair values of their investments. For the Value Recovery Funds, management fees are based on realized proceeds which are not dependent on current estimated fair value; for certain managed assets within the Value Recovery Funds, management fees are dependent on a defined gross asset value which is not directly dependent on current estimated fair value.

Changes in values of investments could also indirectly affect future management fees by, among other things, reducing the funds’ access to capital or liquidity and their ability to currently pay management fees.

Fortress Funds’ Market Risk Impact on GAAP Incentive Income

Our incentive income is generally based on a percentage of profits of the various Fortress Funds subject to the achievement of performance criteria. Our incentive income will be impacted by changes in the values of our investments which, in turn, are impacted by changes in market risk factors. However, several major factors will influence the degree of impact: (i) the performance criteria for each individual fund in relation to how that fund’s results of operations are impacted by changes in the values of its investments, (ii) the period over which the Fortress Funds apply performance criteria (i.e. quarterly, annually or over the life of the fund), (iii) to the extent applicable, the previous performance of each fund in relation to its performance criteria, and (iv) whether each fund’s incentive income is subject to contingent repayment. As a result, the impact of changes in market risk factors on incentive income will vary widely from fund to fund, as summarized below, and is heavily dependent on the prior performance of each fund, and is therefore not readily predicted or estimated.

•

Incentive income from our private equity funds and credit PE funds is not recorded as revenue but instead is deferred under GAAP until the related clawback contingency is resolved. Deferred incentive income, which is subject to contingencies, will be recognized as revenue to the extent it is received and all the associated contingencies are resolved. Assuming that the deferred incentive income earned to date would be equal to what would be recognized when all contingencies are resolved, a 10% increase or decrease in the fair values of investments held by all of the private equity funds and credit PE funds where incentive income is subject to contingencies at December 31, 2010 would increase or decrease future incentive income by $105.2 million or ($101.5 million), respectively; however, this would have no effect on our current reported financial condition or results of operations.

•

Incentive income from the Castles is generally not impacted by changes in the fair values of their investments, except to the extent they represent impairment, since these changes generally do not impact the measure of current operating results (i.e. FFO in excess of specified returns to the company’s shareholders) upon which the incentive income is calculated. The definition of FFO excludes unrealized changes in the values of the Castles’ investments (primarily real estate, loans and securities), except for certain items (for example, the unrealized gain or loss on non-hedge derivatives).

•

Incentive income from our hedge funds is directly impacted by changes in the fair value of their investments. Incentive income from certain of our hedge funds is earned based on achieving quarterly or annual performance criteria. For certain hedge funds, a 10% decrease in the NAV of the fund on December 31, 2010 would have resulted in a loss to investors for the quarter. In future periods, this loss could create, or cause a fund to fall further below, a “high water mark” (minimum future return to recover the loss to the investors) for our funds’ performance which would need to be achieved prior to any incentive income being earned by us. The Value Recovery Funds only pay incentive income if aggregate realizations exceed an agreed threshold and, therefore, this potential incentive income (none of which has been recorded to date) is not impacted by changes in fair value.

Fortress Funds’ Market Risk Impact on GAAP Investment Income

Our investments in the Fortress Funds, other than the Castles, are accounted for under the equity method. To the extent they are investment companies, our investments are directly affected by the impact of changes in market risk factors on the investments held by such funds, which could vary significantly from fund to fund.

Market Risk – Quantitative Analysis

The following table presents information on the impact to Fortress of a 10% change in the net asset values of the Fortress Funds and managed accounts at December 31, 2010 (in millions).

	10% Positive Change
	GAAP Revenues					Segment Revenues (A)
	Management Fees (B)	Incentive Income			Earnings from Equity Method Investees (C)	Management Fees (B)	Incentive Income			Investment Income
Private Equity
Funds	$3.3	$	N/A	(E)	$56.2	$3.3	$	N/A	(E)	$	N/A
Castles (D)	N/A		N/A		N/A	N/A		N/A			N/A
Liquid Hedge Funds	10.7		87.8		19.4	10.7		87.8			11.5
Credit
Hedge Funds	10.5		67.8		1.9	10.5		67.8			1.6
PE Funds	0.1		N/A	(E)	9.6	0.1		N/A	(E)		N/A

Total	$24.6		$155.6		$87.1	$24.6		$155.6			$13.1

	10% Negative Change
	GAAP Revenues					Segment Revenues (A)
	Management Fees (B)	Incentive Income			Earnings from Equity Method Investees (C)	Management Fees (B)	Incentive Income			Investment Income
Private Equity
Funds	$(5.4)	$	N/A	(E)	$(56.2)	$(5.4)	$	N/A	(E) (F)	$	N/A	(F)
Castles (D)	N/A		N/A		N/A	N/A		N/A			N/A	(F)
Liquid Hedge Funds	(10.7)		(67.9)		(19.4)	(10.7)		(67.9)			(11.5)
Credit
Hedge Funds	(10.5)		(68.6)		(1.9)	(10.5)		(68.6)			(1.6)
PE Funds	(1.0)		N/A	(E)	(9.6)	(1.0)		N/A	(E) (F)		N/A	(F)

Total	$(27.6)		$(136.5)		$(87.1)	$(27.6)		$(136.5)			$(13.1)

(A)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Segment Analysis” for a discussion of the differences between GAAP and segment basis revenues.
(B)	Changes in management fees represent an annual change for the one year period following the measurement date assuming there is no change to the investments held by the funds during that period. For private equity funds and credit PE funds, it assumes that the management fees reset as of the reporting date. Private equity fund and credit PE fund management fees would be generally unchanged as, for investments in non-publicly traded securities, they are not based on the value of the funds, but rather on the amount of capital invested in the funds. However, if the NAV of a portfolio company of certain private equity funds or credit PE funds is reduced below its invested capital, there would be a reduction in management fees. As of the reporting date, $2.2 billion of such private equity fund or credit PE fund portfolio companies were carried at or below their invested capital and are in funds which are no longer in their commitment period.
(C)	The changes presented do not include any effect related to our direct investment in GAGFAH common stock. A 10% increase (decrease) in the equity price of GAGFAH’s common shares would affect our unrealized gains and losses by $5.1 million.
(D)	Our investments in the Castles are held at fair value, based on the market value of the shares we own. Gains (losses) on our shares in the Castles and options granted to us by the Castles are affected by movements in the equity price of the shares. A 10% increase (decrease) in the equity price of the shares would affect unrealized gains and losses by approximately $1.3 million. A 10% increase (decrease) in the market value of our investment in Eurocastle convertible debt would affect unrealized gains and losses by $0.2 million. Furthermore, the Castles’ management fees and incentive income are not directly impacted by changes in the fair value of their investments (unless the changes are deemed to be impairment, which could impact incentive income).
(E)	For GAAP Revenues, private equity fund and credit PE fund incentive income would be unchanged as it is not recognized until received and all contingencies are resolved. Furthermore, incentive income would be based on the actual price realized in a transaction, not based on a valuation. For Segment Revenues, private equity fund and credit PE fund incentive income is based on realizations.
(F)	A reduction in the fair value of investments could impact our conclusion regarding the potential impairment of our investments or a potential segment basis incentive income reserve for funds which are subject to clawback.

Interest Rate Risk

Fortress Operating Group has debt obligations payable that accrue interest at variable rates. Interest rate changes may therefore impact the amount of interest payments, future earnings and cash flows. Based on debt obligations payable as of December 31, 2010, we estimate that interest expense relating to variable rate debt obligations payable would increase $2.8 million on an annual basis in the event interest rates were to increase by one percentage point.

Exchange Rate Risk

Our investments in Eurocastle, GAGFAH, Karols Development Co., and certain Japanese entities are directly exposed to foreign exchange risk. As of December 31, 2010 we had a $2.2 million investment in Eurocastle and a $48.4 million investment in GAGFAH, net of a foreign exchange forward contract, which are accounted for at fair value. We also had a $25.9 million investment in Karols Development Co. and $3.2 million of investments in certain Japanese entities. In the event of a 10% change in the applicable foreign exchange rate against the U.S. dollar on December 31, 2010, we estimate the gains and losses for the year ended December 31, 2010 in relation to the value of the shares and options would increase or decrease by $9.6 million. In addition, we held $39.6 million of foreign-denominated cash at December 31, 2010.

Item 8. Financial Statements and Supplementary Data.

Index to Financial Statements:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2010 and 2009

Consolidated Statements of Operations for the years ended December 31, 2010, 2009 and 2008

Consolidated Statements of Changes in Equity for the years ended December 31, 2010, 2009 and 2008

Consolidated Statements of Cash Flows for the years ended December 31, 2010, 2009 and 2008

Notes to Consolidated Financial Statements

All supplemental schedules have been omitted because either the required information is included in our consolidated financial statements and notes thereto or it is not applicable.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Fortress Investment Group LLC

We have audited the accompanying consolidated balance sheets of Fortress Investment Group LLC (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in equity, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fortress Investment Group LLC at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Fortress Investment Group LLC’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2011 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

New York, New York

March 1, 2011, except for Note 11, as to which the date is August 4, 2011

Report of Independent Registered Public Accounting Firm on Internal Control over Financial Reporting

The Board of Directors and Shareholders of Fortress Investment Group LLC

We have audited Fortress Investment Group LLC’s (the Company) internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). The Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Fortress Investment Group LLC maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Fortress Investment Group LLC as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in equity, and cash flows for each of the three years in the period ended December 31, 2010, and our report dated March 1, 2011 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

New York, New York

March 1, 2011

FORTRESS INVESTMENT GROUP LLC

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	December 31,
	2010	2009
Assets
Cash and cash equivalents	$210,632	$197,099
Due from affiliates	303,043	64,511
Investments	1,012,883	867,215
Deferred tax asset	415,990	440,639
Other assets	134,147	90,803

	$2,076,695	$1,660,267

Liabilities and Equity
Liabilities
Accrued compensation and benefits	$260,790	$131,134
Due to affiliates	342,397	345,976
Deferred incentive income	198,363	160,097
Debt obligations payable	277,500	397,825
Other liabilities	68,230	25,921

	1,147,280	1,060,953

Commitments and Contingencies
Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 169,536,968 and 145,701,622 shares issued and outstanding at December 31, 2010 and
2009, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 300,273,852 and 307,773,852 shares issued and outstanding at December 31, 2010 and
2009, respectively	—	—
Paid-in capital	1,465,358	1,029,536
Retained earnings (accumulated deficit)	(1,052,605)	(767,994)
Accumulated other comprehensive income (loss)	(1,289)	(325)

Total Fortress shareholders’ equity	411,464	261,217
Principals’ and others’ interests in equity of consolidated subsidiaries	517,951	338,097

Total Equity	929,415	599,314

	$2,076,695	$1,660,267

See notes to consolidated financial statements.

FORTRESS INVESTMENT GROUP LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands)

	Year Ended December 31,
	2010	2009	2008
Revenues
Management fees: affiliates	$441,145	$433,501	$593,007
Management fees: non-affiliates	27,794	4,724	5,333
Incentive income: affiliates	302,261	50,900	56,588
Incentive income: non-affiliates	25,847	999	13,334
Expense reimbursements from affiliates	146,127	85,186	52,627
Other revenues (affiliate portion disclosed in Note 7)	7,071	8,785	10,911

	950,245	584,095	731,800

Expenses
Interest expense	19,773	24,271	40,140
Compensation and benefits	720,712	504,645	440,659
Principals agreement compensation	952,077	952,077	954,685
General, administrative and other	112,739	92,059	84,875
Depreciation and amortization	12,693	10,784	9,994

	1,817,994	1,583,836	1,530,353

Other Income (Loss)
Gains (losses) (affiliate portion disclosed in Note 4)	2,997	25,373	(58,305)
Tax receivable agreement liability adjustment	22,036	(55)	55,115
Earnings (losses) from equity method investees	115,954	60,281	(304,180)

	140,987	85,599	(307,370)

Income (Loss) Before Income Taxes	(726,762)	(914,142)	(1,105,923)
Income tax benefit (expense)	(54,931)	5,000	(115,163)

Net Income (Loss)	$(781,693)	$(909,142)	$(1,221,086)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$(497,082)	$(654,527)	$(898,798)

Net Income (Loss) Attributable to Class A Shareholders	$(284,611)	$(254,615)	$(322,288)

Dividends Declared Per Class A Share	$—	$—	$0.4500

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$(1.79)	$(2.08)	$(3.50)

Net income (loss) per Class A share, diluted	$(1.83)	$(2.08)	$(3.50)

Weighted average number of Class A shares outstanding, basic	165,446,404	125,740,897	94,934,487

Weighted average number of Class A shares outstanding, diluted	467,569,571	125,740,897	94,934,487

See notes to consolidated financial statements.

FORTRESS INVESTMENT GROUP LLC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands)

	Class A Shares	Class B Shares	Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Fortress Shareholders’ Equity	Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries	Total Equity
Equity - December 31, 2007	94,597,646	312,071,550	$384,700	$(193,200)	$(1,375)	$190,125	$308,023	$498,148
Contributions from principals’ and others’ interests in equity	—	—	—	—	—	—	17,394	17,394
Distributions to principals’ and others’ interests in equity	—	—	—	—	—	—	(60,606)	(60,606)
Director restricted share grant	11,879	—	279	—	—	279	461	740
Dividends declared	—	—	(42,572)	—	—	(42,572)	(148,815)	(191,387)
Capital increase related to equity-based compensation	—	—	256,458	—	—	256,458	846,112	1,102,570
Dividend and distribution equivalents accrued in connection with equity-based compensation (net of tax)	—	—	(2,062)	—	—	(2,062)	(5,584)	(7,646)
Cumulative effect adjustment - fair value election	—	—	—	2,109	1,212	3,321	21,137	24,458
Comprehensive income (loss) (net of tax)
Net income (loss)	—	—	—	(322,288)	—	(322,288)	(898,798)	(1,221,086)
Foreign currency translation	—	—	—	—	(696)	(696)	(6,028)	(6,724)
Comprehensive income (loss) from equity method investees	—	—	—	—	(7)	(7)	(1,834)	(1,841)

Total comprehensive income (loss)								(1,229,651)

Equity - December 31, 2008	94,609,525	312,071,550	$596,803	$(513,379)	$(866)	$82,558	$71,462	$154,020

Contributions from principals’ and others’ interests in equity	—	—	—	—	—	—	12,390	12,390
Distributions to principals’ and others’ interests in equity	—	—	(1,645)	—	—	(1,645)	(75,232)	(76,877)
Public offering of Class A shares, net of offering costs	46,000,000	—	219,500	—	—	219,500	—	219,500
Dilution impact of public offering	—	—	(144,572)	—	—	(144,572)	144,572	—
Conversion of Class B shares to Class A shares	4,297,698	(4,297,698)	4,232	—	—	4,232	(4,232)	—
Net deferred tax effects resulting from acquisition and exchange of
Fortress Operating Group units	—	—	19,761	—	—	19,761	—	19,761
Director restricted share grant	116,672	—	224	—	—	224	340	564
Capital increase related to equity-based compensation, net	677,727	—	335,233	—	—	335,233	841,952	1,177,185
Comprehensive income (loss) (net of tax)
Net income (loss)	—	—	—	(254,615)	—	(254,615)	(654,527)	(909,142)
Foreign currency translation	—	—	—	—	213	213	735	948
Comprehensive income (loss) from equity method investees	—	—	—	—	328	328	637	965

Total comprehensive income (loss)								(907,229)

Equity - December 31, 2009	145,701,622	307,773,852	$1,029,536	$(767,994)	$(325)	$261,217	$338,097	$599,314

See notes to consolidated financial statements.

FORTRESS INVESTMENT GROUP LLC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

	Class A Shares	Class B Shares	Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Fortress Shareholders’ Equity	Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries	Total Equity
Equity - December 31, 2009	145,701,622	307,773,852	$1,029,536	$(767,994)	$(325)	$261,217	$338,097	$599,314
Contributions from principals’ and others’ interests in equity	—	—	—	—	—	—	84,498	84,498
Distributions to principals’ and others’ interests in equity	—	—	(1,679)	—	—	(1,679)	(152,022)	(153,701)
Conversion of Class B shares to Class A shares	7,500,000	(7,500,000)	7,351	—	(163)	7,188	(7,188)	—
Net deferred tax effects resulting from acquisition and exchange of
Fortress Operating Group units	—	—	12,293	—	—	12,293	—	12,293
Director restricted share grant	210,302	—	253	—	—	253	472	725
Capital increase related to equity-based compensation, net	16,125,044	—	406,002	—	—	406,002	763,623	1,169,625
Dilution impact of Class A share issuance	—	—	11,602	—	(716)	10,886	(10,886)	—
Comprehensive income (loss) (net of tax)
Net income (loss)	—	—	—	(284,611)	—	(284,611)	(497,082)	(781,693)
Foreign currency translation	—	—	—	—	330	330	184	514
Comprehensive income (loss) from equity method investees	—	—	—	—	(415)	(415)	(1,745)	(2,160)

Total comprehensive income (loss)								(783,339)

Equity - December 31, 2010	169,536,968	300,273,852	$1,465,358	$(1,052,605)	$(1,289)	$411,464	$517,951	$929,415

See notes to consolidated financial statements.

FORTRESS INVESTMENT GROUP LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

(dollars in thousands)

	Year Ended December 31,
	2010	2009	2008
Cash Flows From Operating Activities
Net income (loss)	$(781,693)	$(909,142)	$(1,221,086)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	12,693	10,784	9,994
Other amortization and accretion	6,874	8,936	6,125
(Earnings) losses from equity method investees	(115,954)	(60,281)	304,180
Distributions of earnings from equity method investees	11,034	4,544	9,146
(Gains) losses	(2,997)	(25,373)	58,305
Deferred incentive income	(161,028)	(35,743)	(36,003)
Deferred tax (benefit) expense	43,115	(8,569)	101,339
Tax receivable agreement liability adjustment	(22,036)	55	(55,115)
Equity-based compensation, including Principals’ Agreement	1,167,130	1,180,728	1,103,171
Allowance for doubtful accounts	651	(13,767)	—
Other	2,713	(1,170)	—
Cash flows due to changes in
Due from affiliates	(242,841)	(18,718)	101,308
Other assets	(20,700)	(6,244)	(22,686)
Accrued compensation and benefits	200,347	(18,487)	(85,854)
Due to affiliates	(13,602)	(21,983)	5,822
Deferred incentive income	199,294	32,205	26,077
Other liabilities	27,153	(703)	(9,640)

Net cash provided by (used in) operating activities	310,153	117,072	295,083

Cash Flows From Investing Activities
Contributions to equity method investees	(74,581)	(46,437)	(167,812)
Distributions of capital from equity method investees	50,808	42,580	213,436
Purchase of fixed assets	(6,794)	(4,287)	(13,509)
Acquisitions, net of cash received	(13,474)	—	—

Net cash provided by (used in) investing activities	(44,041)	(8,144)	32,115

Cash Flows From Financing Activities
Borrowings under debt obligations	330,000	—	554,041
Repayments of debt obligations	(450,325)	(331,216)	(360,000)
Payment of deferred financing costs	(5,060)	(4,162)	(8,694)
Proceeds from public offering	—	230,000	—
Costs related to public offering	—	(10,500)	—
Dividends and dividend equivalents paid	—	—	(78,272)
Principals’ and others’ interests in equity of consolidated subsidiaries - contributions	1,271	98	153
Principals’ and others’ interests in equity of consolidated subsidiaries - distributions	(128,465)	(59,386)	(271,498)

Net cash provided by (used in) financing activities	(252,579)	(175,166)	(164,270)

Net Increase (Decrease) in Cash and Cash Equivalents	13,533	(66,238)	162,928
Cash and Cash Equivalents, Beginning of Period	197,099	263,337	100,409

Cash and Cash Equivalents, End of Period	$210,632	$197,099	$263,337

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$11,432	$12,707	$33,909

Cash paid (received) during the period for income taxes (refund), net	$8,911	$9,602	$7,309

Supplemental Schedule of Non-cash Investing and Financing Activities
Employee compensation invested directly in subsidiaries	$83,351	$10,666	$19,142

Investments of receivable amounts into Fortress Funds	$10,300	$—	$58,170

Dividends, dividend equivalents and Fortress Operating Group unit distributions declared but not yet paid	$42,900	$10,393	$—

Contingent consideration in purchase of Logan Circle Partners L.P.	$4,000	$—	$—

See notes to consolidated financial statements.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

1.	ORGANIZATION AND BASIS OF PRESENTATION

Fortress Investment Group LLC (the “Registrant,” or, together with its subsidiaries, “Fortress”) is a global alternative asset management firm whose predecessor was founded in 1998. Its primary business is to sponsor the formation of, and provide investment management services for, various investment funds and companies, including related managed accounts (collectively, the “Fortress Funds”). Fortress generally makes principal investments in these funds.

Fortress has three primary sources of income from the Fortress Funds: management fees, incentive income, and investment income on its principal investments in the funds. The Fortress Funds fall into the following business segments in which Fortress operates:

1)	Private equity:

a)	Private equity funds, which make significant, control-oriented investments in debt and equity securities of public or privately held entities in North America and Western Europe, with a focus on acquiring and building assets- based businesses with significant cash flows; and

b)	Publicly traded alternative investment vehicles, which Fortress refers to as “Castles,” which are companies that invest primarily in real estate and real estate related debt investments.

2)	Liquid hedge funds, which invest globally in fixed income, currency, equity and commodity markets, and related derivatives to capitalize on imbalances in the financial markets. In addition, this segment includes a fund-of-funds business, which invests in Fortress Funds, funds managed by external managers, and direct investments.

3)	Credit funds:

a)	Credit hedge funds, which make highly diversified investments globally in assets, opportunistic lending situations and securities throughout the capital structure, with a value orientation, as well as non-Fortress originated funds for which Fortress has been retained as manager as part of an advisory business; and

b)	Credit private equity (“PE”) funds which are comprised of a family of “credit opportunities” funds focused on investing in distressed and undervalued assets, a family of ‘‘long dated value’’ funds focused on investing in undervalued assets with limited current cash flows and long investment horizons, a family of “real assets” funds focused on investing in tangible and intangible assets in four principal categories (real estate, capital assets, natural resources and intellectual property), and two Asia funds, a Japan real estate fund and an Asian investor based global opportunities fund.

4)	Principal investments in the above described funds.

2007 Reorganization of Fortress Operating Group

Fortress Investment Group LLC was formed in November 2006 for the purpose of becoming the general partner of Fortress Operating Group and effecting an initial public offering of shares in February 2007 and related transactions in order to carry on the business of its predecessor, Fortress Operating Group, as a publicly traded entity. Fortress Operating Group was owned by its five general partners (the “Principals”) prior to this reorganization. The Registrant is a limited liability company and its members are not responsible for any of its liabilities beyond the equity they have invested. Fortress’s formation documents allow for an indefinite life.

FIG Corp., a subsidiary of the Registrant, is a corporation for tax purposes. As a result, the Registrant is subject to income taxes on that portion of its income which flows through FIG Corp.

The Principals own the majority of the economic interests in Fortress Operating Group through their ownership of Fortress Operating Group units and Class A shares and control Fortress through their ownership of Class A and Class B shares of the Registrant (Note 9). The Principals’ Fortress Operating Group unit interests in the equity and income (loss) of Fortress Operating Group are recorded on the face of the consolidated financial statements as further described in Note 7.

In May 2009, Fortress sold 46 million Class A shares in a public offering (the “2009 Offering”), for net proceeds of approximately $219.5 million. The Principals purchased an aggregate of 3.6 million of these shares, a senior employee purchased 0.4 million of these shares, and Nomura Investment Managers U.S.A Inc. (“Nomura”) purchased 5.4 million of these shares, at the public offering price.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Financial Statement Guide

Selected Financial Statement Captions	Note Reference	Explanation
Balance Sheet
Due from Affiliates	7	Generally, management fees, expense reimbursements and incentive income due from Fortress Funds.

Investments	4	Primarily the carrying value of Fortress’s principal investments in the Fortress Funds.

Deferred Tax Asset	6	Relates to potential future tax benefits.

Due to Affiliates	7	Generally, amounts due to the Principals related to their interests in Fortress Operating Group and the tax receivable agreement.

Deferred Incentive Income	3	Incentive income already received from certain Fortress Funds based on past performance, which is subject to contingent repayment based on future performance.

Debt Obligations Payable	5	The balance outstanding on the credit agreement.

Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries	7	The GAAP basis of the Principals’ ownership interests in Fortress Operating Group as well as employees’ ownership interests in certain subsidiaries.

Statement of Operations

Management Fees: Affiliates	3	Fees earned for managing Fortress Funds, generally determined based on the size of such funds.

Management Fees: Non-Affiliates	3	Fees earned from managed accounts and our traditional fixed income asset management business, generally determined based on the amount managed.

Incentive Income: Affiliates	3	Income earned from Fortress Funds, based on the performance of such funds.

Incentive Income: Non- Affiliates	3	Income earned from managed accounts, based on the performance of such accounts.

Compensation and Benefits	8	Includes equity-based, profit-sharing and other compensation to employees.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Principals Agreement Compensation	8	As a result of the principals agreement, the January 2007 value of a significant portion of the Principals’ equity in Fortress is being recorded as an expense over a five year period. Fortress is not a party to this agreement. It is an agreement between the Principals to further incentivize them to remain with Fortress. This GAAP expense has no economic effect on Fortress or its shareholders.

Gains (Losses)	3	The result of asset dispositions or changes in the fair value of investments or other financial instruments which are marked to market (including the Castles and GAGFAH).

Tax Receivable Agreement Liability Adjustment	6	Represents a change in the amount due to the Principals under the tax receivable agreement.

Earnings (Losses) from Equity Method Investees	4	Fortress’s share of the net earnings (losses) of the Fortress Funds resulting from its principal investments.

Income Tax Benefit (Expense)	6	The net tax result related to the current period. Certain of Fortress’s revenues are not subject to taxes because they do not flow through taxable entities. Furthermore, Fortress has significant permanent differences between its GAAP and tax basis earnings.

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	7	Primarily the Principals’ and employees’ share of Fortress’s earnings based on their ownership interests in subsidiaries, including Fortress Operating Group.

Earnings Per Share	9	GAAP earnings per Class A share based on Fortress’s capital structure, which is comprised of outstanding and unvested equity interests, including interests which participate in Fortress’s earnings, at both the Fortress and subsidiary levels.

Other

Distributions	9	A summary of dividends and distributions, and the related outstanding shares and units, is provided.

Distributable Earnings	11	A presentation of our financial performance by segment (fund type) is provided, on the basis of the operating performance measure used by Fortress’s management committee.

Certain prior period amounts have been reclassified to conform to the current period’s presentation.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Basis of Accounting – The accompanying consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP’’). The accompanying financial statements include the accounts of Fortress and its consolidated subsidiaries, which are comprised of (i) entities in which it has an investment of 50% or more and has control over significant operating, financial and investing decisions of the entity, and (ii) variable interest entities (“VIEs”) in which it is the primary beneficiary as described below. All significant intercompany transactions and balances have been eliminated.

VIEs are defined as entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents, will (i) in the case of investment companies or similar VIEs, absorbs a majority of the VIE’s expected losses or receive a majority of the expected residual returns as a result of holding variable interests, or (ii) in the case of other VIEs, has a potentially significant interest in the entity and controls such entity’s significant decisions.

Principals’ and others’ interests in consolidated subsidiaries represent the ownership interests in certain consolidated subsidiaries held by entities or persons other than Fortress. This is primarily related to the Principals’ interests in Fortress Operating Group (Note 1). Non-Fortress interests also include employee interests in majority owned and controlled fund advisor and general partner entities.

For entities over which Fortress exercises significant influence but which do not meet the requirements for consolidation, Fortress uses the equity method of accounting whereby it records its share of the underlying income of these entities. These entities include the Fortress Funds. All of the Fortress Funds are, for GAAP purposes, investment companies. As required, Fortress has retained the specialized accounting of these funds. The Fortress Funds record realized and unrealized gains (losses) resulting from changes in the fair value of their investments as a component of current income. Additionally, these funds generally do not consolidate their majority-owned and controlled investments (the “Portfolio Companies”).

Distributions by Fortress and its subsidiaries are recognized when declared.

Risks and Uncertainties – In the normal course of business, Fortress encounters primarily two significant types of economic risk: credit and market. Credit risk is the risk of default on Fortress’s or the Fortress Funds’ investments in debt securities, loans, leases and derivatives that results from a borrower’s, lessee’s or derivative counterparty’s inability or unwillingness to make required or expected payments. Market risk reflects changes in the value of investments due to changes in interest rates, credit spreads or other market factors. Credit risk is enhanced in situations where Fortress or a Fortress Fund is investing in distressed assets, as well as unsecured or subordinate loans or securities, which is a material part of its business.

Fortress makes investments outside of the United States. Fortress’s non-U.S. investments are subject to the same risks associated with its U.S. investments as well as additional risks, such as fluctuations in foreign currency exchange rates, unexpected changes in regulatory requirements, heightened risk of political and economic instability, difficulties in managing non-U.S. investments, potentially adverse tax consequences and the burden of complying with a wide variety of foreign laws.

Fortress is exposed to economic risk concentrations insofar as it is dependent on the ability of the Fortress Funds to compensate it for the services which Fortress provides to these funds. Further, the incentive income component of this compensation is based on the ability of the Fortress Funds to generate adequate returns on their investments. In addition, substantially all of Fortress’s net assets, after deducting the portion attributable to Principals’ and Others’ interests, are comprised of principal investments in, or receivables from, these funds.

Use of Estimates – The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Revenue Recognition

Management Fees and Expense Reimbursements – Management fees are recognized in the periods during which the related services are performed and the amounts have been contractually earned. Expense reimbursements are recognized in the periods during which the related expenses are incurred and the reimbursements are contractually earned.

Stock Options Received – Fully vested stock options are issued to Fortress by certain of the Castles as compensation for services performed in raising capital for these entities. These options are recognized by Fortress as management fees at their estimated fair value at the time of issuance. Fair value was estimated using a lattice-based option valuation model. Since the Castles’ option plans have characteristics significantly different from those of traded options, and since the assumptions used in such models, particularly the volatility assumption, are subject to significant judgment and variability, the actual value of the options could vary materially from this estimate. Fortress has elected to account for these options at fair value with changes in fair value recognized in current income as gains (losses).

Incentive Income – Incentive income is calculated as a percentage of the profits earned by the Fortress Funds subject, in certain cases, to the achievement of performance criteria. Incentive income from certain funds is subject to contingent repayment based on the applicable Fortress Fund achieving earnings in excess of a specified minimum return. Incentive income that is not subject to contingent repayment is recognized as contractually earned. Incentive income subject to contingent repayment may be paid to Fortress as particular investments made by the funds are realized. However, if upon liquidation of each fund the aggregate amount paid to Fortress as incentive income exceeds the amount actually due to Fortress based upon the aggregate performance of each fund, the excess is required to be repaid by Fortress (i.e. “clawed back”) to that fund. Fortress has elected to adopt the preferred method of recording incentive income subject to contingencies, whereby it does not recognize incentive income subject to contingent repayment until the termination of the related fund, or when and to the extent distributions from the fund exceed the point at which a clawback of a portion or all of the historic incentive income distributions could no longer occur due to the related contingencies being resolved. Recognition of incentive income allocated or paid to Fortress prior to that date is deferred and recorded as deferred incentive income liability.

Other Revenues and Other Income – Fortress recognizes security transactions on the trade date. Gains and losses are recorded based on the specific identification method and generally include gains (losses) on investments in securities, derivatives, foreign exchange transactions, and contingent consideration accrued in business combinations. Dividend income is recognized on the ex-dividend date, or in the absence of a formal declaration, on the date it is received. Interest income is recognized as earned on an accrual basis.

Balance Sheet Measurement

Cash and Cash Equivalents – Fortress considers all highly liquid short term investments with maturities of 90 days or less when purchased to be cash equivalents. Substantially all amounts on deposit with major financial institutions exceed insured limits.

Due from/to Affiliates – For purposes of classifying amounts, Fortress considers its principals, employees, all of the Fortress Funds, and the Portfolio Companies to be affiliates. Amounts due from and due to affiliates are recorded at their contractual amount, subject to an allowance for uncollectible amounts if collection is not deemed probable.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Other Assets and Other Liabilities:

Other assets and liabilities are comprised of the following. Other assets are presented net of an allowance for uncollectable amounts of $2.9 million recorded in 2010 as General and Administrative expense.

	Other Assets			Other Liabilities
	December 31,			December 31,
	2010	2009		2010	2009
Fixed assets	$83,270	$73,090	Current taxes payable (Note 6)	$5,610	$1,388
Accumulated depreciation	(47,906)	(36,624)	Deferred taxes payable (Note 6)	495	456
Deferred charges	5,099	26,284	Interest payable	2,236	1,759
Accumulated amortization	(449)	(19,827)	Accounts payable	5,023	561
Interest and other receivables	39,750	19,068	Accrued expenses	20,567	8,825
Prepaid compensation	16,626	19,526	Deferred rent	7,370	6,812
Goodwill and intangibles	23,502	550	Placement agent fee payable (Note 7)	2,438	3,504
Accumulated amortization	(1,241)	—	Contingent consideration	3,122	—
Miscellaneous assets	15,496	8,736	Foreign exchange forward contract liability	2,732	—

	$134,147	$90,803	Miscellaneous liabilities	18,637	2,616

				$68,230	$25,921

Fixed Assets, Depreciation and Amortization – Fixed assets consist primarily of leasehold improvements, furniture, fixtures and equipment, and computer hardware and software, and are recorded at cost less accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the assets’ estimated useful lives, which are the life of the related lease for leasehold improvements, and three to seven years for other fixed assets.

Deferred Charges – Deferred charges consist primarily of costs incurred in obtaining financing, which are amortized over the term of the financing generally using the effective interest method.

Prepaid Compensation – Prepaid compensation consists of profit sharing compensation payments previously made to employees which are not considered probable of being incurred as expenses and would become receivable back from employees at the termination of the related funds.

Goodwill and Intangibles – Goodwill and intangibles represent amounts recorded in connection with business combinations. Goodwill is not amortized but is tested for impairment at least annually. Other intangible assets are amortized over their estimated useful lives. See Note 3.

Deferred Rent – Rent expense is recognized on a straight-line basis based on the total minimum rent required throughout the lease period. Deferred rent represents the difference between the rent expense recognized and cash paid to date.

Contingent Consideration – Contingent consideration represents amounts that may become due in connection with business combinations based on the performance of the acquired company. It is marked to fair value through earnings in Gains (Losses). See Note 3.

Derivatives and Hedging Activities – All derivatives are recognized as either assets or liabilities in the balance sheet and measured at fair value.

Any unrealized gains or losses on derivatives not designated as hedges are recorded currently in Gains (Losses). Net payments under these derivatives are similarly recorded, but as realized.

In order to reduce interest rate risk, Fortress has and may enter into interest rate hedge agreements. To qualify for cash flow hedge accounting, interest rate swaps must meet certain criteria, including (1) the items to be hedged expose Fortress to interest rate risk, (2) the interest rate swaps or caps are highly effective in reducing Fortress’s exposure to interest rate risk, and (3) with respect to an anticipated transaction, the transaction is probable. In addition, the hedging relationship must be properly documented. Effectiveness is periodically assessed based upon a comparison of the relative changes in the fair values or cash flows of the interest rate swaps and the items being hedged.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

In order to reduce foreign currency exchange rates risk, Fortress has and may enter into foreign currency related derivatives. To qualify for hedge accounting with respect to a net investment in a foreign operation, the hedging instrument must be highly effective in reducing Fortress’s exposure to the risk of changes in foreign currency exchange rates with respect to the investment. In addition, the hedging relationship must be properly documented. Effectiveness is periodically assessed based upon a comparison of the relative changes in the fair values of the hedge and the item being hedged (with respect to changes in foreign currency exchange rates).

The effective portion of any gain or loss, and of net payments received or made, is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction effects earnings. The ineffective portion of any gain or loss, and of net payments received or made, is recognized in current earnings. No ineffectiveness was recorded during any period presented.

Comprehensive Income (Loss) – Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, excluding those resulting from investments by and distributions to owners. For Fortress’s purposes, comprehensive income represents net income, as presented in the accompanying statements of operations, adjusted for unrealized gains or losses on securities available for sale and on derivatives designated as cash flow hedges, as well as net foreign currency translation adjustments, including Fortress’s relative share of these items from its equity method investees.

The following table summarizes Fortress’s accumulated other comprehensive income (loss):

	December 31,
	2010	2009
Direct
Net foreign currency translation adjustments	$(498)	$(389)
Through equity method investees
Net unrealized gains (losses) on securities available for sale	1,105	1,105
Net unrealized gains (losses) on derivatives designated as cash flow hedges	(1,122)	(1,119)
Net foreign currency translation adjustments	(774)	78

Accumulated other comprehensive income (loss)	$(1,289)	$(325)

Foreign Currency – Assets and liabilities relating to foreign investments are translated using the exchange rates prevailing at the end of each reporting period. Results of foreign operations are translated at the weighted average exchange rate for each reporting period. Translation adjustments are included in current income to the extent that unrealized gains and losses on the related investment are included in income, otherwise they are included as a component of accumulated other comprehensive income until realized. Foreign currency gains or losses resulting from transactions outside of the functional currency of a consolidated entity are recorded in income as incurred and were not material during the years ended December 31, 2010, 2009 and 2008.

Profit Sharing Arrangements – Pursuant to employment arrangements, certain of Fortress’s employees are granted profit sharing interests and are thereby entitled to a portion of the incentive income realized from certain Fortress Funds, which is payable upon a realization event within the respective funds. Accordingly, incentive income resulting from a realization event within a fund gives rise to the incurrence of a profit sharing obligation. Amounts payable under these profit sharing plans are recorded as compensation expense when they become probable and reasonably estimable.

For profit sharing plans related to hedge funds, where incentive income is received on an annual basis, the related compensation expense is accrued during the period for which the related payment is made.

For profit sharing plans related to private equity funds and credit PE funds, where incentive income is received as investments are realized but is subject to clawback (see “Incentive Income” above), although Fortress defers the recognition of incentive income until all contingencies are resolved, accruing expense for employee profit sharing is based upon when it becomes probable and reasonably estimable that incentive income has been earned and therefore a profit sharing liability has been incurred. Based upon this policy, the recording of an accrual for profit sharing expense to employees generally precedes the recognition of the related incentive income revenue.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Fortress’s determination of the point at which it becomes probable and reasonably estimable that incentive income will be earned and therefore a corresponding profit sharing expense should be recorded is based upon a number of factors, the most significant of which is the level of realized gains generated by the underlying funds which may ultimately give rise to incentive income payments. Accordingly, profit sharing expense is generally recorded upon realization events within the underlying funds. A realization event has occurred when an investment within a fund generates proceeds in excess of its related invested capital, such as when an investment is sold at a gain. In some cases, this accrual is subject to reversal based on a determination that the expense is no longer probable of being incurred (in other words, that a clawback is probable).

Fortress may withhold a portion of the profit sharing payments relating to private equity fund or credit PE fund incentive income as a reserve against contingent repayment (clawback) obligations to the funds. Employees may opt to have these withheld amounts invested in either a money market account or in one of a limited group of Fortress Funds.

Equity-Based Compensation – Fortress currently has several categories of equity-based compensation, which are accounted for as described in Note 8. Generally, the grant date fair value of equity-based compensation granted to employees or directors is expensed ratably over the required service period (or immediately if there is no required service period). Equity-based compensation granted to non-employees, primarily to employees of certain Fortress Funds or Portfolio Companies, is expensed ratably over the required service period based on its fair value at each reporting date. Equity-based compensation also includes compensation recorded in connection with the Principals Agreement as described in Note 8. Fortress is not a party to the Principals Agreement and this agreement has no direct economic impact on Fortress.

Income Taxes – As described in Note 1, a substantial portion of Fortress’s income earned by its corporate subsidiary is subject to U.S. federal and state income taxation, taxed at prevailing rates. The remainder of Fortress’s income is allocated directly to its shareholders and is not subject to a corporate level of taxation. Certain subsidiaries of Fortress are subject to the New York City unincorporated business tax (“UBT”) on their U.S. earnings based on a statutory rate of 4%. Certain subsidiaries of Fortress are subject to income tax of the foreign countries in which they conduct business. Interest and penalties, if any, are treated as additional taxes.

Fortress accounts for these taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences are expected to result in taxable or deductible amounts in future years and the deferred tax effects are measured using enacted tax rates and laws that will be in effect when such differences are expected to reverse. A valuation allowance is established when management believes it is more likely than not that a deferred tax asset will not be realized. This is further discussed in Note 6.

Fortress is party to a tax receivable agreement whereby the Principals will receive payments from Fortress related to tax savings realized by Fortress in connection with certain transactions entered into by the Principals. The accounting for this agreement is discussed in Note 6.

Recent Accounting Pronouncements – In June 2009, the FASB issued new guidance on consolidation which became effective on January 1, 2010. This guidance changes the definition of a variable interest entity (“VIE”) and changes the methodology to determine who is the primary beneficiary of, or in other words who consolidates, a VIE. Generally, the changes are expected to cause more entities to be defined as VIE’s and to shift consolidation to those entities that exercise day-to-day control over the VIE’s, such as investment managers. In February 2010, the FASB updated this guidance to defer its application to certain managed entities, particularly investment companies and similar entities. As a result, this guidance did not have a material impact on Fortress’s financial position, results of operations, or liquidity.

The FASB has recently issued or discussed a number of proposed standards on such topics as consolidation, financial statement presentation, revenue recognition, leases, financial instruments, hedging, contingencies and fair value. Some of the proposed changes are significant and could have a material impact on Fortress’s financial reporting. Fortress has not yet fully evaluated the potential impact of these proposals, but will make such an evaluation as the standards are finalized.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

3.	MANAGEMENT AGREEMENTS AND FORTRESS FUNDS

Fortress has two principal sources of income from its agreements with the Fortress Funds: contractual management fees, which are generally based on a percentage of fee paying assets under management, and related incentive income, which is generally based on a percentage of profits subject to the achievement of performance criteria. Substantially all of Fortress’s net assets, after deducting the portion attributable to principals’ and others’ interests, are a result of principal investments in, or receivables from, these funds. The terms of agreements between Fortress and the Fortress Funds are generally determined in connection with third party fund investors.

The Principals and certain executive officers of Fortress may also serve as directors and/or officers of each of the Castles and of certain Portfolio Companies and may have investments in these entities as well as in other Fortress Funds.

The Fortress Funds are divided into segments and Fortress’s agreements with each are detailed below.

Management Fees, Incentive Income and Related Profit Sharing Expense

Fortress recognized management fees and incentive income as follows:

	Year Ended December 31,
	2010	2009	2008
Private Equity
Private Equity Funds
Management fees: affil.	$138,464	$142,588	$163,041
Incentive income: affil.	70,094	12,952	38,684
Castles
Management fees: affil.	45,883	48,204	50,576
Management fees: non-affil.	2,748	2,658	4,026
Incentive income: affil.	—	—	12
Liquid Hedge Funds
Management fees: affil.	88,433	96,616	236,904
Management fees: non-affil.	10,187	422	343
Incentive income: affil.	49,625	15,156	17,414
Incentive income: non-affil.	17,535	—	240
Credit Funds
Credit Hedge Funds
Management fees: affil.	119,973	106,782	127,186
Management fees: non-affil.	1,463	1,107	964
Incentive income: affil.	91,609	—	66
Incentive income: non-affil.	8,312	999	13,094
Credit PE Funds
Management fees: affil.	48,392	39,311	15,300
Management fees: non-affil.	27	537	—
Incentive income: affil.	90,933	22,792	412
Other (A)
Management fees: non-affil.	$13,369	$—	$—
Total
Management fees: affil.	$441,145	$433,501	$593,007
Management fees: non-affil.	$27,794	$4,724	$5,333
Incentive income: affil. (B)	$302,261	$50,900	$56,588
Incentive income: non-affil.	$25,847	$999	$13,334

(A)	Related to Logan Circle (Note 4).
(B)	See “Deferred Incentive Income” below.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Deferred Incentive Income

Incentive income from certain Fortress Funds, primarily private equity funds and credit PE funds, is received when such funds realize profits, based on the related agreements. However, this incentive income is subject to contingent repayment by Fortress to the funds until certain overall fund performance criteria are met. Accordingly, Fortress does not recognize this incentive income as revenue until the related contingencies are resolved. Until such time, this incentive income is recorded on the balance sheet as deferred incentive income and is included as “distributed-unrecognized” deferred incentive income in the table below. Incentive income from such funds, based on their net asset value, which has not yet been received is not recorded on the balance sheet and is included as “undistributed” deferred incentive income in the table below.

Incentive income from certain Fortress Funds and managed accounts is earned based on achieving annual performance criteria. Accordingly, this incentive income is recorded as revenue at year end (in the fourth quarter of each year) and is generally received subsequent to year end. Incentive income recognized as revenue during the fourth quarter from these funds was $153.9 million, $4.8 million and $0.0 million during the years ended December 31, 2010, 2009 and 2008, respectively.

During the years ended December 31, 2010, 2009 and 2008, Fortress recognized $90.9 million, $22.8 million and $0.4 million, respectively, of incentive income distributions from its credit PE funds which represented “tax distributions.” These tax distributions are not subject to clawback and reflect a cash amount approximately equal to the amount expected to be paid out by Fortress for taxes or tax-related distributions on the allocated income from such funds.

Deferred incentive income from the Fortress Funds was comprised of the following, on an inception-to-date basis. This does not include any amounts related to third party funds, receipts from which are reflected as Other Liabilities until all contingencies are resolved.

	Distributed- Gross	Distributed- Recognized (A)	Distributed- Unrecognized (B)	Undistributed net of intrinsic clawback (C) (D)
Deferred incentive income as of December 31, 2008	$471,210	$(307,575)	$163,635	$(89,085)
Share of income (loss) of Fortress Funds	—	—	—	289,976
Distribution of incentive income	32,205	—	32,205	(32,205)
Recognition of previously deferred incentive income	—	(35,743)	(35,743)	—

Deferred incentive income as of December 31, 2009	$503,415	$(343,318)	$160,097	$168,686
Share of income (loss) of Fortress Funds	—	—	—	230,674
Distribution of incentive income	199,294	—	199,294	(199,294)
Recognition of previously deferred incentive income	—	(161,028)	(161,028)	—

Deferred incentive income as of December 31, 2010	$702,709	$(504,346)	$198,363	$200,066

(A)	All related contingencies have been resolved.
(B)	Reflected on the balance sheet.
(C)	At December 31, 2010, the undistributed incentive income is comprised of $293.7 million of gross undistributed incentive income, net of $93.6 million of intrinsic clawback (see next page). The net undistributed incentive income represents the amount that would be received by Fortress from the related funds if such funds were liquidated on December 31, 2010 at their net asset values.
(D)	From inception to December 31, 2010, Fortress has paid $187.4 million of compensation expense under its employee profit sharing arrangements (Note 8) in connection with distributed incentive income, of which $27.9 million has not been expensed because management has determined that it is not probable of being incurred as an expense and will be recovered from the related individuals. If the $293.7 million of gross undistributed incentive income were realized, Fortress would recognize and pay an additional $145.2 million of compensation expense.

Certain investments held by employees and affiliates of Fortress, as well as by Fortress itself, in the Fortress Funds are not subject to management fees or incentive income. During the years ended December 31, 2010, 2009 and 2008, management fees of $3.3 million, $3.3 million and $4.4 million, respectively, and incentive income, exclusive of tax distributions, of $3.2 million, $0.1 million and $0.3 million, respectively, were waived on such employees’ investments.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Fund (Vintage) (A)	Maturity Date (B)	Inception to Date Capital Invested	Inception to Date Distributions	Net Asset Value (“NAV”)	NAV Surplus (Deficit) (C)	Current Preferred Return Threshold (D)	Gain to Cross Incentive Income Threshold (E)	Undistributed Incentive Income (F)	Distributed Incentive Income (G)	Distributed Incentive Income Subject to Clawback (H)	Gross Intrinsic Clawback (I)	Net Intrinsic Clawback (I)
Private Equity Funds
NIH (1998)	Indefinite	$415,574	$(798,947)	$21,192	N/A	$—	N/A	$—	$94,513	$—	$—	$—
Fund I (1999) (J)	Apr-10	1,027,871	(2,744,046)	109,021	1,825,196	—	N/A	9,655	323,103	—	—	—
Fund II (2002)	Feb-13	1,974,296	(3,234,088)	146,722	1,406,514	—	N/A	—	287,024	48,301	10,259	6,568
Fund III (2004)	Jan-15	2,762,993	(1,307,375)	1,609,469	153,851	960,289	806,438	—	66,903	66,903	66,903	45,108
Fund III Coinvestment (2004)	Jan-15	273,648	(115,925)	162,740	5,017	125,652	120,635	—	—	—	—	—
Fund IV (2006)	Jan-17	3,639,561	(119,453)	2,915,769	(604,339)	1,158,965	1,763,304	—	—	—	—	—
Fund IV Coinvestment (2006)	Jan-17	762,696	(12,646)	574,750	(175,300)	250,569	425,869	—	—	—	—	—
GAGACQ Fund (2004)	Nov-09	545,663	(595,401)	N/A	N/A	N/A	N/A	N/A	51,476	N/A	N/A	N/A
FRID (2005)	Apr-15	1,220,228	(505,605)	445,884	(268,739)	461,889	730,628	—	16,447	16,447	16,447	10,041
FRIC (2006)	May-16	328,754	(17,460)	191,243	(120,051)	131,026	251,077	—	—	—	—	—
FICO (2006)	Jan-17	724,525	—	(9,014)	(733,539)	267,427	1,000,966	—	—	—	—	—
FHIF (2006)	Jan-17	1,493,486	(63,154)	1,431,053	721	481,202	480,481	—	—	—	—	—
Mortgage Opportunities Fund III (2008)	Jun-13	193,861	(42,638)	116,650	(34,573)	—	34,573	—	—	—	—	—

								$9,655	$839,466	$131,651	$93,609	$61,717

PE Funds in Investment Period
Fund V (2007)	Feb-18	$3,973,747	$(2,787)	$2,680,599	$(1,290,361)	$791,499	$2,081,860	$—	$—	$—	$—	$—
Fund V Coinvestment (2007)	Feb-18	936,145	(129)	535,311	(400,705)	225,189	625,894	—	—	—	—	—
FECI (2007)	Feb-18	982,779	(144)	799,568	(183,067)	292,363	475,430	—	—	—	—	—

								$—	$—	$—	$—	$—

Credit PE Funds
Long Dated Value Fund I (2005)	Apr-30	$267,325	$(45,656)	$258,790	$37,121	$72,886	$35,765	$—	$—	$—	$—	$—
Long Dated Value Fund II (2005)	Nov-30	270,958	(60,723)	244,071	33,836	58,202	24,366	—	412	—	—	—
Long Dated Value Fund III (2007)	Feb-32	340,700	(119,283)	293,773	72,356	—	N/A	11,534	1,983	—	—	—
LDVF Patent Fund (2007)	Nov-27	38,571	(9,454)	49,658	20,541	—	N/A	1,400	484	—	—	—
Real Assets Fund (2007)	Jun-17	353,694	(140,326)	269,625	56,257	—	N/A	7,499	1,316	—	—	—

								$20,433	$4,195	$—	$—	$—

Credit PE Funds in Investment Period
Credit Opportunities Fund (2008)	Oct-20	$4,146,796	$(3,796,483)	$1,806,873	$1,456,560	$—	N/A	$149,353	$138,972	$45,418	$—	$—
Credit Opportunities Fund II (2009)	Jul-22	877,246	(38,409)	987,104	148,267	—	N/A	30,648	—	—	—	—
FTS SIP L.P. (2008)	Oct-18	912,254	(728,519)	484,804	301,069	—	N/A	23,784	37,044	21,294	—	—
SIP L.P. (2010)	Sep-20	11,000	(2,729)	14,689	6,418	—	N/A	1,604			—	—
FCO MA LSS (2010)	Jun-24	81,546	(7,003)	80,884	6,341	—	N/A	1,258	—	—	—	—
FCO MA II (2010)	Jun-22	183,718	(18,302)	195,402	29,986	—	N/A	5,699	—	—	—	—
FCO MA Maple Leaf (2010)	Oct-20	60,600	—	60,423	(177)	547	724	—			—	—
Assets Overflow Fund (2008)	May-18	90,500	(61,179)	50,047	20,726	—	N/A	1,406	662	—	—	—
Japan Opportunity Fund (2009)	Jun-19	624,104	(241,253)	491,012	108,161	—	N/A	21,675	—	—	—	—
Net Lease Fund (2010)	Feb-23	31,386	(2,143)	32,607	3,364	—	N/A	641	—	—	—	—
Global Opportunities Fund (2010)	Sep-20	31,277	—	30,344	(933)	261	1,194	—	—	—	—	—
Life Settlements Fund (2010)	Dec-22	231,085	—	230,149	(936)	815	1,751	—			—	—
FLSMA (2010)	Dec-22	18,915	—	18,806	(109)	70	179	—			—	—

								$236,068	$176,678	$66,712	$—	$—

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

	Incentive Income Eligible NAV (K)	Gain to Cross Incentive Income Threshold (L)	Percentage of Incentive Income Eligible NAV Above Incentive Income Threshold (M)	Undistributed Incentive Income (N)	Year to date Incentive Income Crystallized (O)
Liquid Hedge Funds
Macro Funds (P)
Main fund investments	$2,391,127	$12	99.9%	$201	$42,840
Sidepocket investments (Q)	67,789	37,011	N/A	338	—
Sidepocket investments-redeemers (R)	259,641	134,397	N/A	1,026	—
Managed accounts	770,530	—	100.0%	—	15,931
Fortress Commodities Funds (S)
Main fund investments	898,601	561	94.2%	—	5,291
Managed accounts	120,000	—	100.0%	—	1,604
Fortress Partners Funds (S)
Main fund investments	216,086	55,724	48.1%	—	2,289
Sidepocket investments (Q)	104,139	22,949	N/A	958	—
Credit Hedge Funds
Special Opportunities Funds (S)
Main fund investments	$3,145,237	$—	100.0%	$—	$86,160
Sidepocket investments (Q)	162,378	606	N/A	3,964	—
Sidepocket investments-redeemers (R)	197,496	77,201	N/A	500	—
Main fund investments (liquidating) (T)	1,387,228	194,306	62.5%	20,041	742
Managed accounts	34,858	12,077	0.0%	—	266
Worden Funds
Main fund investments	240,727	312	87.5%	—	4,707
Value Recovery Funds (U)
Managed accounts	101,858	7,939	68.8%	487	—

(A)	Vintage represents the year in which the fund was formed.
(B)	Represents the contractual maturity date including the assumed exercise of all extension options, which in some cases may require the approval of the applicable fund advisory board. Private equity funds that have reached their maturity date are included in the table to the extent they have generated incentive income.
(C)	A NAV deficit represents the gain needed to cross the incentive income threshold (as described in (E) below), excluding the impact of any relevant performance (i.e. preferred return) thresholds (as described in (D) below). The aggregate “NAV deficit,” net of surpluses, of the Private Equity Funds was $0.4 billion as of period end.
(D)	Represents the gain needed to achieve the current relevant performance thresholds, assuming the gain described in (C) above is already achieved.
(E)	Represents the immediate increase in NAV needed for Fortress to begin earning incentive income, including the achievement of any relevant performance thresholds. It does not include the amount needed to earn back intrinsic clawback (see (I) below), if any. Incentive income is not recorded as revenue until it is received and any related contingencies are resolved (see (H) below).
(F)	Represents the amount of additional incentive income Fortress would receive if the fund were liquidated at the end of the period at its NAV.
(G)	Represents the amount of incentive income previously received from the fund since inception.
(H)	Represents the amount of incentive income previously received from the fund which is still subject to contingencies and is therefore recorded on the consolidated balance sheet as Deferred Incentive Income. This amount will either be recorded as revenue when all related contingencies are resolved, or, if the fund does not meet certain performance thresholds, will be returned by Fortress to the fund (i.e., “clawed back”).
(I)	Represents the amount of incentive income previously received from the fund that would be clawed back (i.e., returned by Fortress to the fund) if the fund were liquidated at the end of the period at its NAV, excluding the effect of any tax adjustments. Employees, former employees and affiliates of Fortress would be required to return a portion of this incentive income that was paid to them under profit sharing arrangements. “Gross” and “Net” refer to amounts that are gross and net, respectively, of this employee/affiliate portion of the intrinsic clawback. Fortress remains liable to the funds for these amounts even if it is unable to collect the amounts from employees/affiliates. Fortress withheld a portion of the amounts due to employees under these profit sharing arrangements as a reserve against future clawback; as of December 31, 2010, Fortress held $46.6 million of such amounts on behalf of employees related to all of the private equity funds.
(J)	Fund I undistributed and distributed incentive income amounts are presented for the total fund, of which Fortress is entitled to approximately 50%. Distributed incentive income subject to clawback for Fund I is presented with respect to Fortress’s portion only.
(K)	Represents the portion of a fund’s NAV that is eligible to earn incentive income.
(L)

Represents, for those fund investors whose NAV is below the performance threshold Fortress needs to obtain before it can earn incentive income from such investors (their “incentive income threshold” or “high water mark”), the amount by which their aggregate incentive income thresholds exceed their aggregate NAVs. The amount by which the NAV of each investor within this category is below their respective incentive income threshold varies and, therefore, Fortress may begin earning incentive income from certain investors before this entire amount is earned back.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Fortress earns incentive income whenever the assets of new investors, as well as of investors whose NAV exceeds their incentive income threshold, increase in value.
(M)	Represents the percentage which is computed by dividing (i) the aggregate NAV of all investors who are at or above their respective incentive income thresholds, by (ii) the total incentive income eligible NAV of the fund. The amount by which the NAV of each fund investor who is not in this category is below their respective incentive income threshold may vary, and may vary significantly. This percentage represents the performance of only the main fund investments and managed accounts relative to their respective incentive income thresholds. It does not incorporate the impact of unrealized losses on sidepocket investments that can reduce the amount of incentive income earned from certain funds. See footnote Q below.
(N)	Represents the amount of additional incentive income Fortress would earn from the fund if it were liquidated at the end of the period at its NAV. This amount is currently subject to performance contingencies generally until the end of the year or, in the case of sidepocket investments, until such investments are realized. For the Value Recovery Fund managed accounts, Fortress can earn incentive income if aggregate realizations exceed an agreed threshold. Main Fund Investments (Liquidating) pay incentive income only after all capital is returned.
(O)	Represents the amount of incentive income Fortress has earned in the current period from the fund which is no longer subject to contingencies.
(P)	Represents the Drawbridge Global Macro Funds and Fortress Macro Funds. The Drawbridge Global Macro SPV (the “SPV”), which was established in February 2009 to liquidate illiquid investments and distribute the proceeds to then existing investors, is not subject to incentive income and is therefore not presented in the table. However, realized gains or losses within the SPV can decrease or increase, respectively, the gain needed to cross the incentive income threshold for investors with a corresponding investment in the main fund. The impact of the unrealized gains and losses within the SPV at December 31, 2010, as if they became realized, was immaterial to the amounts presented in the table for the Macro main fund.
(Q)	Represents investments held in sidepockets (also known as special investment accounts), which generally have investment profiles similar to private equity funds. The performance of these investments may impact Fortress’s ability to earn incentive income from main fund investments. For the credit hedge funds and Fortress Partners Funds, realized and unrealized losses from individual sidepockets below original cost may reduce the incentive income earned from main fund investments. For the Macro Funds, only realized losses from individual sidepockets reduce the incentive income earned from main fund investments. Based on current unrealized losses in Macro Fund sidepockets, if all of the Macro Fund sidepockets were liquidated at their NAV at December 31, 2010, the undistributed incentive income from the Macro main fund would be decreased by approximately $0.1 million.
(R)	Represents investments held in sidepockets for investors with no corresponding investment in the related main fund investments. In the case of the Macro Funds, such investors may have investments in the SPV (see (P) above).
(S)	Includes onshore and offshore funds.
(T)	Relates to accounts where investors have provided return of capital notices and are subject to payout as underlying fund investments are realized.
(U)	Excludes the Value Recovery Funds which had a NAV of $871.9 million at December 31, 2010. Fortress began managing the third party originated Value Recovery Funds in June 2009 and does not expect to earn any incentive income from the fund investments.

Private Equity Funds

The following table presents certain information with respect to Fortress’s management agreements with the private equity funds as of December 31, 2010.

Total Original Capital Commitments (A)	Fortress and Affiliates Original Capital Commitments (B)	Carrying Value of Fortress’s Investments	Percent of Capital Commitments Drawn	Longest Capital Commitment Period Ends	Longest Fund Termination Date (C)	Annual Management Fee (D)	Incentive Income (E)	Incentive Income Threshold Return (E)
$20,128,917	$2,104,056	$613,458	97.1%	Feb-2011	Feb-2018	0.5% - 1.5%	10% - 25%	0% - 10%

(A)	Represents the total amount of capital originally committed by Investors to these funds. This capital can be called, or drawn, for new investments during the capital commitment period, generally up to three years for private equity funds. Subsequent to the capital commitment period, it may only be drawn to maintain ongoing business as permitted by the applicable fund agreement.

(B)	Affiliate commitments are comprised of the following. Fortress’s remaining commitments as of December 31, 2010 are discussed in Note 10.

Employees, Former Employees and BOD Members	Principals	Other Fortress Funds	Total Affiliates	Fortress	Total
$126,390	$604,721	$637,462	$1,368,573	$735,483	$2,104,056

(C)	Including the assumed exercise of all available extensions, which some cases require the approval of the applicable fund advisory board.
(D)	Expressed as a percent. This percent is generally applied to the capital commitment amount during the capital commitment periods and to invested capital (as defined, or NAV on an investment by investment basis, if lower) thereafter. In some funds, management fee rates vary depending on the size of commitments. Affiliate commitments are not charged management fees. For funds formed after March 2006 which are no longer in the capital commitment period, management fees are based on the value of publicly traded investments. The weighted (by AUM) average management fee rate as of December 31, 2010 was approximately 1.2%.
(E)	Expressed as a percent of the total returns of the funds. The incentive income is subject to: (i) the achievement of a cumulative incentive income threshold return payable to the third party investors in the funds, which is the minimum return these investors must receive in order for incentive income to be paid, and (ii) a contingent repayment or clawback provision which requires amounts previously distributed as incentive income to be returned to each fund if, upon liquidation of such fund, such amounts exceeded the actual amount of incentive income due. Affiliate commitments are not subject to incentive income. The weighted (by AUM) average incentive income rate as of December 31, 2010 was approximately 19.9%, and the weighted average threshold rate was approximately 8.3%.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Pursuant to profit sharing arrangements, certain of Fortress’s employees are entitled to a portion, approximately 29.0% as of December 31, 2010 based on a weighted average by total capital commitments, of the incentive income received from the private equity funds.

Fortress manages one of the private equity funds with approximately $0.9 billion of capital commitments (“Fund I”) pursuant to certain agreements which provide that Fortress is entitled to 50% of the Fund I incentive income and NIH, a Fortress Fund which is a private equity fund and an equity method investee of Fortress, is entitled to the other 50%.

In February 2009, one of the private equity Fortress Funds issued notes in the amount of $80 million. These notes bear interest at 20% per annum, payable at maturity, and mature in January 2014. The notes were offered to existing investors in proportion to their ownership of the fund’s equity and Fortress consequently subscribed to and received $0.5 million of these notes, which are recorded as part of Fortress’s investment in such fund. In addition, the Principals concurrently acquired $4.7 million of these notes. In December 2010, the Fund made a partial redemption of $75 million on the notes representing cumulative accrued interest through the redemption date of $32.2 million and a partial repayment of the original principal amount of $42.8 million, resulting in a remaining outstanding balance of $37.2 million. In connection with this redemption, FIG’s principal balance was reduced to $0.2 million.

In March 2009, one of the private equity Fortress Funds which was formed as a coinvestment fund to invest solely in GAGFAH (XETRA: GFJ), distributed all of its shares in GAGFAH to its investors, including Fortress. As a result, Fortress received 5.7 million shares of GAGFAH. Fortress elected to account for these shares at fair value (Note 4).

In June 2009, one of the private equity Fortress Fund portfolio companies, Eurocastle, issued convertible securities in the amount of €75 million ($105 million). These securities bear interest at 20% per annum, payable annually (but deferrable), have no stated maturity, and are convertible into common shares of Eurocastle at an initial conversion price of €0.30 per share (subject to adjustment based on the occurrence of certain capital events within Eurocastle, including the payment of dividends). The Fortress Funds which had an equity investment in Eurocastle acquired €15.4 million ($21.6 million) of these securities. Fortress acquired €1.2 million ($1.7 million) of these securities, which were recorded as part of Fortress’s investment in such portfolio company. Fortress elected to account for these securities at fair value (Note 4). In addition, the Principals and certain employees of Fortress acquired €8.8 million ($12.3 million) and €0.2 million ($0.2 million) of these securities, respectively.

Castles

The Castles are comprised of Newcastle (NYSE: NCT) and Eurocastle (Euronext Amsterdam: ECT). The following table presents certain information with respect to the Castles as of December 31, 2010.

Annual Management Fee (A)	Incentive Income (B)	Incentive Income Threshold Return (B)	Carrying Value of Fortress’s Investments
1.5%	25%	8% - 10%	$9,056

(A)	Expressed as a percent of gross equity, as defined.
(B)	The incentive income is earned on a cumulative basis equal to the product of (1) the incentive income percent (shown above) multiplied by (2) the difference by which (i) a specified measure of earnings (as defined) exceeds (ii) the company’s gross equity (as defined) multiplied by the incentive income threshold return (shown above). As a result of not meeting the incentive income threshold, the incentive income from the Castles has been discontinued for an indeterminate period of time.

The management agreements between Fortress and the Castles provide for initial terms of up to ten years, subject to certain termination rights, and automatic extensions of one to three years, subject to the approval of the independent members of the Castles’ boards of directors.

Liquid Hedge Funds

The following table presents certain information with respect to the liquid hedge funds, including related managed accounts, as of December 31, 2010.

Assets Under Management (AUM)	Carrying Value of Fortress’s Investments	Annual Management Fee (A)	Incentive Income (B)
$6,354,853	$197,792	1% - 3%	15% - 25%

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

(A)	Expressed as a percent of AUM (as defined). New investors are currently charged a management fee rate of between 1% and 2%. The weighted (by AUM) average management fee rate as of December 31, 2010 was approximately 1.8%.
(B)	Expressed as a percent of the total returns of the funds. The incentive income is generally earned on a calendar year (annual) basis. The weighted (by AUM) average incentive income rate as of December 31, 2010 was approximately 20.3%.

Redemption notices received, and redemption payments which are made in periods after notices are received, including affiliates, have been as follows:

	Redemption	Redemptions Paid During
Year	Notices Received	the Calendar Year
2010	$1,193,075	$1,735,318
2009	$2,251,671	$4,903,164
2008	$5,460,525	$1,684,450

The differences between notices received and redemptions paid are a result of timing (such as notices received prior to year end, paid in January), performance between the notice date and the payment date, and the contractual agreements regarding redemptions. In some cases, these agreements allow for delayed payment. In particular, redemptions within the flagship liquid hedge fund in the fourth quarter of 2008 which related to illiquid investments were subject to delayed payment.

Credit Hedge Funds

The following table presents certain information with respect to the credit hedge funds, including related managed accounts, as of December 31, 2010.

	Assets Under Management	Carrying Value of Fortress’s	Annual Management	Incentive
	(AUM)	Investments	Fee (A)	Income (B)
Fortress Originated	$5,473,991	$57,661	1% - 2%	20%
Non-Fortress Originated	$1,299,539	$—	1%	5%

(A)	For Fortress originated AUM, expressed as a percent of AUM (as defined). The weighted (by AUM) average management fee rate as of December 31, 2010 was approximately 2.0%. For non-Fortress originated AUM, management fees are equal to 1% of realized proceeds and up to 1% per annum on certain managed assets.
(B)	For Fortress originated AUM, expressed as a percent of the total returns of fund and the incentive income is earned on a calendar year (annual) basis. For non-Fortress originated AUM, Fortress may receive limited incentive income if aggregate realizations exceed an agreed threshold.

Redemption notices received, and redemption payments which are made in periods after notices are received, including affiliates, have been as follows:

	Redemption Notices	Redemptions Paid During
Year	Received	the Calendar Year
2010	$897,169	$1,312,080
2009	$1,452,654	$708,352
2008	$1,505,412	$571,375

The differences between notices received and redemptions paid are a result of timing (such as notices received prior to year end, paid in January), performance between the notice date and the payment date, and the contractual agreements regarding redemptions, which in some cases allow for delayed payment as described below. Furthermore, in some cases the funds may pay redeeming investors a discounted amount in exchange for a faster redemption.

Investors in Fortress’s credit hedge funds are permitted to request that their capital be returned on an annual basis, and such returns of capital may be paid over time as the underlying investments are liquidated, in accordance with the governing documents of the applicable funds. During this period, such amounts continue to be subject to management fees and, as applicable, incentive income. In particular, returns of capital within the flagship credit hedge fund in 2008, 2009 and 2010 (onshore only) were subject to delayed payment.

On May 5, 2009, consolidated affiliates of Fortress executed several agreements, effective June 1, 2009, to become the investment manager of certain investment funds then managed by D.B. Zwirn & Co., L.P. (the “Value Recovery Funds”) and to effect other related transactions. Fortress will receive management fees from these funds equal to 1% of realized proceeds and up to 1% per annum on certain managed assets, and may receive limited incentive income if aggregate realizations exceed an agreed threshold. These funds are now included in the credit hedge funds segment.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Credit PE Funds

The following table presents certain information with respect to Fortress’s management agreements with the credit PE funds as of December 31, 2010.

Total Original Capital Commitments (A)	Fortress and Affiliates Original Capital Commitments (B)	Carrying Value of Fortress’s Investments	Percent of Capital Commitments Drawn	Longest Capital Commitment Period Ends (C)	Longest Fund Termination Date (D)	Annual Management Fee (E)	Incentive Income (F)	Incentive Income Threshold Return (F)
$8,485,227	$361,298	$125,265	50.9%	Nov-2027	Feb-2032	0.75% - 2.25%	10% - 20%	0% - 8%

(A)	Represents the total amount of capital originally committed by Investors to these funds. This capital can be called, or drawn, for new investments during the capital commitment period, generally up to three years. Subsequent to the capital commitment period, it may only be drawn to maintain ongoing business as permitted by the applicable fund agreement.
(B)	Affiliate commitments are comprised of the following. Fortress’s remaining commitments as of December 31, 2010 are discussed in Note 10.

Employees, Former Employees and BOD Members	Principals	Other Fortress Funds	Total Affiliates	Fortress	Total
$59,251	$114,557	$41,000	$214,808	$146,490	$361,298

(C)	Only $1.2 billion of the total capital commitments extend beyond July 2013.
(D)	Including the assumed exercise of all available extensions, which in some cases require the approval of the applicable fund advisory board. Only $3.5 billion of the total commitments extend beyond December 2020.
(E)	Expressed as a percent. This percent is generally applied to the capital commitment amount during the capital commitment periods and to invested capital (as defined, or NAV on an investment by investment basis, if lower) thereafter. In some funds, management fee rates vary depending on the size of commitments. Affiliate commitments are not charged management fees. The weighted (by AUM) average management fee rate as of December 31, 2010 was approximately 1.4%.
(F)	Expressed as a percent of the total returns of the funds. The incentive income is subject to: (i) the achievement of a cumulative incentive income threshold return payable to the third party investors in the funds, which is the minimum return these investors must receive in order for incentive income to be paid, and (ii) a contingent repayment or clawback provision which requires amounts previously distributed as incentive income to be returned to each fund if, upon liquidation of such fund, such amounts exceeded the actual amount of incentive income due. Affiliate commitments are not subject to incentive income. The weighted (by AUM) incentive income rate as of December 31, 2010 was approximately 19.4% and the weighted average threshold was approximately 6.6%.

Pursuant to profit sharing arrangements, certain of Fortress’s employees are entitled to a portion, approximately 51.0% as of December 31, 2010 based on a weighted average by total capital commitments, of the incentive income received from the credit PE funds.

Traditional Asset Management Business

As of December 31, 2010, Fortress managed approximately $11.7 billion of capital in this business at an average annual management fee rate of approximately 0.16%.

In February 2010, Fortress announced that certain of its consolidated affiliates had agreed to acquire 100% of the equity of Logan Circle Partners, L.P. (“Logan Circle”) and its general partner, Logan Circle Partners GP, LLC, for approximately $19 million, with the potential for an additional payment at the end of 2011. The closing of the transaction occurred in April 2010. The additional payment, or contingent consideration, is contingent on the growth and performance of Logan Circle’s business (but not contingent on the continued employment of any employees). The contingent consideration is payable in cash or Class A shares, at Fortress’s option, and had an estimated fair value of approximately $4 million at closing (maximum payment of $28 million). In addition, Fortress may make payments to the prior owners of Logan Circle, contingent upon the settlement of certain liabilities subject to pending litigation, of up to $2 million as of the date of acquisition. Fortress attributed a nominal fair value to these possible additional payments to the prior owners of Logan Circle. The total purchase price was approximately $23 million, which has been allocated approximately as follows: $14 million to goodwill (all expected to be tax deductible), $8 million to amortizable intangible assets, and $1 million to miscellaneous net assets.

The goodwill and other intangible assets have been recorded in Other Assets. The intangible assets are being amortized over their estimated useful lives, which range from 1 to 8 years. The contingent consideration is measured at fair value with changes in fair value being recorded as a Gain (Loss). This fair value is measured based on the expected performance of Logan Circle in 2011 and a discount rate, and therefore is considered a Level 3 valuation (Note 4).

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Fortress tests the Logan Circle goodwill and other intangible assets for impairment annually in the fourth quarter of each calendar year, or whenever events or circumstances indicate that it is more likely than not that Logan Circle’s fair value has declined below its carrying value. No impairment was recorded in 2010 as its fair value exceeded its carrying value as of the testing date. Logan Circle’s fair value is estimated based on the following key assumptions: expected retention rate of existing investors, growth expectations, estimated future fee rates, estimated operating margin, and market discount rates. These assumptions are determined primarily based on Logan Circle’s past experience, Logan Circle’s historical and recent investment performance, Logan Circle’s business plans, current industry trends, and general economic expectations. These assumptions, particularly those relating to investor retention and growth expectations, as well as discount rates, are highly subjective and are subject to significant uncertainty with respect to future events. Continued challenging market conditions could adversely impact the value of Logan Circle.

In connection with the acquisition of Logan Circle, Fortress established a compensation plan for former Logan Circle employees who became employees of Fortress (the “Logan Circle Comp Plan”). The Logan Circle Comp Plan is further described in Note 8. From the date of acquisition through December 31, 2010, Logan Circle generated approximately $13.4 million of revenues (primarily management fees from non-affiliates) and $(13.4) million of net (loss). This net (loss) does not include the above referenced change in fair value of the contingent consideration, but does include approximately $5.1 million of allocated corporate overhead.

Logan Circle is a fixed income asset manager. With this acquisition, Fortress has expanded its investment management business to offer fixed income products to investors worldwide. Logan Circle is being reported in the “unallocated” section of Fortress’s segments until such time as it becomes material to Fortress’s operations.

4.	INVESTMENTS AND FAIR VALUE

Investments consist primarily of investments in equity method investees and options in these investees. The investees are primarily Fortress Funds.

	December 31,
	2010	2009
Equity method investees	$949,410	$809,757
Equity method investees, held at fair value	60,324	56,710

Total equity method investments	1,009,734	866,467
Options in equity method investees	3,149	748

Total investments	$1,012,883	$867,215

Gains (losses) from investments can be summarized as follows:

	Year Ended December 31,
	2010	2009	2008
Net realized gains (losses)	$(207)	$(2,522)	$(1,770)
Net realized gains (losses) from affiliate investments	(890)	98	(689)
Net unrealized gains (losses)	(2,732)	—	—
Net unrealized gains (losses) from affiliate investments	6,826	27,797	(55,846)

Total gains (losses) from investments	$2,997	$25,373	$(58,305)

The underlying investments of the Fortress Funds are diversified by issuer, industry and geographic location. They are comprised of both equity and debt investments, as well as derivatives, including investments in affiliated entities. A majority of the investments are in the United States, with investments also in Western Europe and Asia. There are some concentrations in the financial, transportation and real estate related sectors, including certain individual investments within the funds which are significant to the funds as a whole. Furthermore, the Fortress Funds have concentrations of counterparty risk with respect to derivatives and borrowings.

Since Fortress’s investments in the various Fortress Funds are not equal, Fortress’s concentrations from a management fee and incentive income perspective (which mirror the funds’ investments) and its concentrations from an investment perspective are different. From an investment perspective, Fortress’s most significant investment as of December 31, 2010, which comprised approximately 23% of its equity method investments, is in a fund with a single investment which focuses on the U.S. rail transportation and real estate sectors.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Fortress elected to record its investments in and options from Newcastle and Eurocastle, and its investment in GAGFAH, at fair value. Fortress made this election to simplify its accounting for these publicly traded equity securities (and related interests). As a result, Fortress recorded an aggregate increase to the carrying amounts of the Newcastle and Eurocastle assets of $22.9 million in 2008, which was recorded as a cumulative effect adjustment to retained earnings ($2.1 million) and also impacted the Principals’ interests in the equity of consolidated subsidiaries (Fortress Operating Group) ($17.6 million), deferred tax assets ($1.9 million), and accumulated other comprehensive income ($1.2 million). Fortress accounts for dividends received from these investments as dividend income, a component of Other Revenues.

Investments in Equity Method Investees

Fortress holds investments in certain Fortress Funds which are recorded based on the equity method of accounting. Fortress’s maximum exposure to loss with respect to these entities is generally equal to its investment plus its basis in any options received from such entities, plus any receivables from such entities as described in Note 7. In addition, unconsolidated affiliates also hold ownership interests in certain of these entities. Summary financial information related to these investments is as follows:

	Fortress’s Investment		Fortress’s Equity in Net Income (Loss)
	December 31,		Year Ended December 31,
	2010	2009	2010	2009	2008
Private equity funds, excluding NIH (A)	$611,794	$506,383	$75,366	$4,458	$(225,161)
NIH	1,664	2,486	9	557	22
Newcastle (B)	6,872	2,144	N/A	N/A	N/A
Eurocastle (B)	2,184	2,616	N/A	N/A	N/A

Total private equity	622,514	513,629	75,375	5,015	(225,139)
Liquid hedge funds	197,792	188,109	23,656	30,557	(75,667)
Credit hedge funds	57,661	44,698	12,778	8,550	(13,888)
Credit PE funds	125,265	115,896	1,817	15,845	10,495
Other	6,502	4,135	2,328	314	19

	$1,009,734	$866,467	$115,954	$60,281	$(304,180)

(A)	Includes Fortress’s direct investments in the common stock of publicly traded private equity portfolio companies, primarily GAGFAH.
(B)	Fortress elected to record these investments, as well as its direct investments in the common stock of publicly traded private equity portfolio companies, primarily GAGFAH, at fair value pursuant to the fair value option for financial instruments.

A summary of the changes in Fortress’s investments in equity method investees is as follows:

	Year Ended December 31, 2010
	Private Equity			Liquid	Credit Funds
	NIH	Other Funds (A)	Castles (B)	Hedge Funds	Hedge Funds	PE Funds	Other	Total
Investment, beginning	$2,486	$506,383	$4,760	$188,109	$44,698	$115,896	$4,135	$866,467
Earnings from equity method investees	9	75,366	N/A	23,656	12,778	1,817	2,328	115,954
Other comprehensive income from equity method investees	(20)	—	N/A	—	—	(1,812)	—	(1,832)
Contributions to equity method investees	—	35,558	—	17,300	202	48,065	1,286	102,411
Distributions of earnings from equity method investees	(207)	(115)	N/A	(130)	—	(9,840)	(742)	(11,034)
Distributions of capital from equity method investees	(604)	(4,638)	N/A	(31,143)	(17)	(28,861)	(505)	(65,768)

Total distributions from equity method investees	(811)	(4,753)	N/A	(31,273)	(17)	(38,701)	(1,247)	(76,802)

Mark to fair value - during period (C)	N/A	3,192	4,517	N/A	N/A	N/A	N/A	7,709
Translation adjustment	—	(3,952)	(221)	—	—	—	—	(4,173)

Investment, ending	$1,664	$611,794	$9,056	$197,792	$57,661	$125,265	$6,502	$1,009,734

Ending balance of undistributed earnings	$—	$242	N/A	$497	$10,139	$2,779	$1,907	$15,564

(A)	Includes Fortress’s direct investments in the common stock of publicly traded private equity portfolio companies, primarily GAGFAH.
(B)	Fortress elected to record these investments, as well as its direct investments in the common stock of publicly traded private equity portfolio companies, primarily GAGFAH, at fair value pursuant to the fair value option for financial instruments.
(C)	Recorded to Gains (Losses).

The ownership percentages presented in the following tables are reflective of the ownership interests held as of the end of the respective periods. For tables which include more than one Fortress Fund, the ownership percentages are based on a

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

weighted average by total equity of the funds as of period end. NIH, the Castles, GAGFAH and Other are not presented as they are insignificant to Fortress’s investments.

	Private Equity Funds excluding NIH
	December 31, (or Year then Ended)
	2010	2009	2008
Assets	$12,490,411	$10,993,214
Debt	(145,043)	(705,432)
Other liabilities	(197,587)	(275,702)

Equity	$12,147,781	$10,012,080

Fortress’s Investment (A)	$611,794	$506,383

Ownership (B)	5.0%	5.1%

Revenues and gains (losses) on investments	$1,853,285	$1,945,321	$(7,960,117)
Expenses	(233,797)	(248,573)	(388,535)

Net Income (Loss)	$1,619,488	$1,696,748	$(8,348,652)

Fortress’s equity in net income (loss)	$75,366	$4,458	$(225,161)

(A)	Includes Fortress’s direct investments in the common stock of publicly traded private equity portfolio companies, primarily GAGFAH. These companies’ summary financial information is not included in this table.
(B)	Excludes ownership interests held by other Fortress Funds, the Principals, employees and other affiliates.

	Liquid Hedge Funds			Credit Hedge Funds
	December 31, (or Year then Ended)
	2010	2009	2008	2010	2009	2008
Assets	$7,418,362	$12,063,011		$9,579,405	$8,626,176
Debt	(11,898)	(152,758)		(3,475,675)	(2,785,455)
Other liabilities	(1,299,246)	(6,345,641)		(590,845)	(509,928)
Non-controlling interest	—	—		(15,647)	(16,600)

Equity	$6,107,218	$5,564,612		$5,497,238	$5,314,193

Fortress’s Investment	$197,792	$188,109		$57,661	$44,698

Ownership (A)	3.2%	3.4%		1.0%	0.8%

Revenues and gains (losses) on investments	$801,493	$1,546,549	$(2,113,920)	$1,408,290	$1,286,218	$(1,365,596)
Expenses	(167,380)	(191,156)	(628,283)	(273,688)	(259,068)	(350,530)

Net Income (Loss)	$634,113	$1,355,393	$(2,742,203)	$1,134,602	$1,027,150	$(1,716,126)

Fortress’s equity in net income (loss)	$23,656	$30,557	$(75,667)	$12,778	$8,550	$(13,888)

	Credit PE Funds (B) (C)
	December 31, (or Year then Ended)
	2010	2009	2008
Assets	$6,593,935	$6,243,776
Debt	(358,095)	(1,767,331)
Other liabilities	(235,399)	(95,807)
Non-controlling interest	(4,945)	(153,016)

Equity	$5,995,496	$4,227,622

Fortress’s Investment	$125,265	$115,896

Ownership (A)	2.1%	2.7%

Revenues and gains (losses) on investments	$1,310,038	$1,917,862	$(468,833)
Expenses	(290,818)	(152,487)	(72,589)

Net Income (Loss)	$1,019,220	$1,765,375	$(541,422)

Fortress’s equity in net income (loss)	$1,817	$15,845	$10,495

(A)	Excludes ownership interests held by other Fortress Funds, the Principals, employees and other affiliates.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

(B)	Includes one entity which is recorded on a one quarter lag (i.e. the balances reflected for this entity are for the periods ended September 30, 2010, 2009 and 2008, respectively) and several entities which are recorded on a one month lag. They are recorded on a lag because they are foreign entities and do not provide financial reports under U.S. GAAP within the reporting timeframe necessary for U.S. public entities.
(C)	Includes certain entities in which Fortress has both a direct and an indirect investment.

Options in Affiliates

Fortress holds options to purchase additional shares of its equity method investees, recorded at fair value, with carrying values as follows:

	December 31,
	2010	2009
Newcastle options	$3,149	$719
Eurocastle options	—	29

	$3,149	$748

Currently, all of the options are out of the money (that is, their strike price is above the current market price per share).

Investments in Variable Interest Entities

Fortress is not considered the primary beneficiary of, and therefore does not consolidate, any of the variable interest entities in which it holds an interest, except as described below. No reconsideration events occurred during the years ended December 31, 2010, 2009 or 2008 which caused a change in Fortress’s accounting, except as described below.

All of the VIEs are Fortress Funds, or related entities, which are privately held investment vehicles whose purpose and activities are further described in Note 1, based on the business segment in which they operate. Fortress sponsored the formation of and manages primarily all of these VIEs and, in most cases, has a principal investment therein as described in Note 1.

The following table sets forth certain information regarding VIEs in which Fortress holds a variable interest as of December 31, 2010. The amounts presented below are included in, and not in addition to, the equity method investment tables above.

	Fortress is not Primary Beneficiary
	December 31, 2010			December 31, 2009
Business Segment	Gross Assets	Financial Obligations (A)	Fortress Investment (B)	Gross Assets	Financial Obligations (A)	Fortress Investment (B)	Notes
Private Equity Funds	$329,999	$189,738	$1,974	$352,787	$197,791	$2,740	(C) (D)
Castles	10,183,554	9,944,424	19,122	11,150,750	12,066,365	13,335	(C) (D)
Liquid Hedge Funds	4,217,992	722,194	43,948	8,632,313	5,137,186	8,712	(C) (D)
Credit Hedge Funds	1,404,971	378,768	38,461	1,294,802	551,374	1,590	(C) (D)
Credit PE Funds	930,513	450,530	1,962	268,919	5,300	3,710	(C) (D)

(A)	Represents financial obligations at the fund level, which are not recourse to Fortress. Financial obligations include financial borrowings, derivative liabilities and short securities. In many cases, these funds have additional debt within unconsolidated subsidiaries. Of the financial obligations represented herein as of December 31, 2010, $189.7 million, $9,344.6 million, $350.2 million, and $450.5 million represent financial borrowings which have weighted average maturities of 0.4, 3.5, 5.4, and 38.5 years for the private equity funds, Castles, credit hedge funds, and credit PE funds, respectively. Of the financial obligations represented herein as of December 31, 2009, $197.8 million, $11,438.7 million, $551.4 million, and $5.3 million represent financial borrowings which have weighted average maturities of 1.4, 4.5, 3.2, and 0.5 years for the private equity funds, Castles, credit hedge funds, and credit PE funds, respectively.
(B)	Represents Fortress’s maximum exposure to loss with respect to these entities, which includes direct and indirect investments in these funds. In addition to the table above, Fortress is exposed to potential changes in cash flow and revenues attributable to the management fee and/or incentive income Fortress earns from those entities.
(C)	Fortress is not the primary beneficiary of the Castles and NIH because it does not absorb a majority of their expected income or loss based on a quantitative analysis. Of the remaining entities represented herein, which represent investing vehicles, intermediate entities and master funds, Fortress is not the primary beneficiary because the related funds, intermediate entities and feeder funds (which are not consolidated) are more closely associated with these entities than Fortress based on both a quantitative and qualitative analysis. The investing vehicles, intermediate entities and master funds were formed for the sole purpose of acting as investment vehicles for the related funds.
(D)

As of December 31, 2010, Fortress’s investment includes $3.8 million, $12.6 million, and $0.2 million of management fees receivable from the Castles, credit hedge funds, and credit PE funds, respectively, as well as $41.6 million and $24.3 million in incentive income receivable from the

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

liquid hedge funds and credit hedge funds, respectively. As of December 31, 2010, Fortress’s investment also includes $0.3 million, $3.1 million, $1.6 million, $0.5 million and $0.1 million of expense reimbursements and other receivables from the private equity funds, Castles, liquid hedge funds, credit hedge funds and credit PE funds, respectively. As of December 31, 2009, Fortress’s investment includes $4.1 million, $0.5 million, and $1.0 million of management fees receivable from the Castles, credit hedge funds, and credit PE funds, respectively, as well as $4.6 million in incentive income receivable from the liquid hedge funds. As of December 31, 2009, Fortress’s investment also includes $0.2 million, $3.7 million, $1.6 million, $0.5 million and $0.7 million of expense reimbursements and other receivables from the private equity funds, Castles, liquid hedge funds, credit hedge funds and credit PE funds, respectively. In addition, Fortress has remaining capital commitments to certain credit PE funds which are VIEs which aggregated $0.5 million at December 31, 2010.

In March 2010, Fortress determined that a reconsideration event had occurred with respect to an operating subsidiary (“FCF”) of one of its private equity funds. FCF provides operating services to all of Fortress’s private equity funds and is reimbursed for related costs by the private equity funds based on a contractual formula. Therefore, FCF by design does not produce net income or have equity. Historically, Fortress has provided temporary advances to FCF as a result of certain funds having insufficient current liquidity to make their required reimbursements on a timely basis; these advances were deemed fully collectable. In March 2010, Fortress determined it would make advances to FCF related to a fund from which reimbursement was subject to significant uncertainty. Management determined that these advances would represent the provision of financial support to FCF. As a result of this reconsideration event, FCF was deemed to be a VIE and Fortress, as a result of directing the operations of FCF through its management contracts with the private equity funds, and providing financial support to FCF beginning in March 2010, was deemed to be its primary beneficiary. Therefore, Fortress consolidated FCF beginning in March 2010, which resulted in a gross up of reimbursement revenues, compensation and miscellaneous expenses, receivables, and payables, but had no impact on Fortress’s net income or equity. As of December 31, 2010, FCF’s gross assets were approximately $45.5 million, primarily comprised of affiliate receivables. Fortress’s exposure to loss from FCF is limited to its outstanding advances, which were approximately $14.1 million at December 31, 2010, plus any future advances. Subsequent to Fortress’s consolidation of FCF, these advances are eliminated in consolidation. FCF’s creditors do not have recourse to Fortress’s other assets.

Fair Value of Financial Instruments

The following table presents information regarding Fortress’s financial instruments which are recorded at fair value. Investments denominated in foreign currencies have been translated at the period end exchange rate. Changes in fair value are recorded in Gains (Losses).

	Fair Value
	December 31,
	2010	2009	Valuation Method
Assets (within Investments)
Newcastle and Eurocastle common shares	$7,222	$2,662	Level 1 - Quoted prices in active markets for identical assets
Common stock of publicly traded private equity portfolio companies, primarily GAGFAH	$51,267	$51,950	Level 1 - Quoted prices in active markets for identical assets
Eurocastle convertible debt (A)	$1,834	$2,098	Level 3 - Binomial lattice-based option valuation models, adjusted for non-option characteristics
Newcastle and Eurocastle options	$3,149	$748	Level 2 - Lattice-based option valuation models using significant observable inputs
Liabilities (within Other Liabilities)
Logan Circle Contingent Consideration	$(3,122)	$—	Level 3 - Internal model using significant unobservable inputs
Derivatives	$(2,732)	$—	Level 2 - See below

(A)	The debt bears interest at 20% per annum and is perpetual, but Eurocastle may redeem the securities after June 2011 at a premium of 20%. As of December 31, 2010, it has a face amount of €1.2 million ($1.6 million) and was convertible into Eurocastle common shares at €0.30 per share. The fair value was determined using the market value approach.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Fortress’s investments in instruments measured at fair value using Level 3 inputs changed as follows (any transfers are assumed to occur at the beginning of a quarter):

	Asset	Liabilities
Balance at December 31, 2008	$—	$—
Transfers into Level 3	1,684	—
Total gains (losses) included in net income (including foreign currency translation)	414	—

Balance at December 31, 2009	$2,098	$—
Issuance of Logan Circle contingent consideration (Note 3)	—	(4,000)
Total gains (losses) included in net income (including foreign currency translation)	(264)	878

Balance at December 31, 2010	$1,834	$(3,122)

See Note 5 regarding the fair value of Fortress’s outstanding debt.

Derivatives

Fortress is exposed to certain risks relating to its ongoing business operations. The primary risk managed by Fortress using derivative instruments is foreign currency risk. Fortress enters into foreign exchange forward contracts to economically hedge the risk of fluctuations in foreign exchange rates with respect to certain foreign currency denominated assets. Foreign exchange forward contracts involve the purchase and sale of a designated currency at an agreed upon rate for settlement on a specified date. Fortress entered into four foreign exchange forward contracts in June 2010 which were not designated as hedges for accounting purposes. Gains and losses on these contracts are reported currently in Gains (Losses).

Fortress’s derivative instruments are carried at fair value and are generally valued using models with observable market inputs that can be verified and which do not involve significant judgment. The significant observable inputs used in determining the fair value of our Level 2 derivative contracts are contractual cash flows and market based parameters such as foreign exchange rates.

Fortress’s derivatives are recorded as follows:

	Balance Sheet Location	Fair Value December 31, 2010	Notional Amount December 31, 2010	Gains/ (Losses) Year Ended December 31, 2010	Maturity Date
Foreign Exchange forward contracts (not designated as hedges)	Other Liabilities	($2,732)	€20,000	($3,264)	June 2011

The counterparty on this derivative is Citibank N.A.

5.	DEBT OBLIGATIONS

The following table presents summarized information regarding Fortress’s debt obligations:

						December 31, 2010
	Face Amount and Carrying Value December 31,
			Contractual Interest Rate		Final Stated Maturity	Weighted Average Funding Cost (A)	Weighted Average Maturity (Years)
Debt Obligation	2010	2009
Credit agreement (B)
Revolving debt (C)	$—	$—	LIBOR + 4.00	% (D)	Oct 2013	—	—
Term loan	277,500	350,000	LIBOR + 4.00	% (D)	Oct 2015	6.47%	3.70
Delayed term loan	N/A	47,825	N/A		N/A	N/A	N/A

Total	$277,500	$397,825				6.47%	3.70

(A)	The weighted average funding cost is calculated based on the contractual interest rate (utilizing the most recently reset LIBOR rate or the minimum rate, as applicable) plus the amortization of deferred financing costs. The most recently reset LIBOR rate was below the minimum of 1.75%.
(B)	Collateralized by substantially all of Fortress Operating Group’s assets as well as Fortress Operating Group’s rights to fees from the Fortress Funds and its equity interests therein.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

(C)	Approximately $51.6 million was undrawn on the revolving debt facility as of December 31, 2010. The revolving debt facility includes a $25 million letter of credit subfacility of which $8.4 million was utilized.
(D)	With a minimum LIBOR rate of 1.75% and, in the case of the revolving debt, subject to unused commitment fees of 0.625% per annum.

The term loan is subject to future mandatory repayments of $2.5 million on each calendar quarter end from March 31, 2011 through September 30, 2011, and $8.75 million on each calendar quarter end from December 31, 2011 through September 30, 2015. In addition, mandatory repayments of 50% of free cash flow of each calendar year, up to a limit, as defined in the credit agreement, for each of the years 2011 through 2014 are also required to be made in April of each subsequent year (2012 through 2015). The term loan may be prepaid without penalty after October 2014, may be prepaid subject to a 1% fee on the amount repaid from October 2012 through October 2014, and may be prepaid prior to October 2012 subject to a Make Whole Payment, as defined in the credit agreement. Furthermore, Fortress is required to prepay the credit agreement upon the occurrence of certain events, including certain asset sales and other dispositions.

Assuming no free cash flow -based required repayments, Fortress’s outstanding debt matures as follows (in thousands).

2011	$16,250
2012	35,000
2013	35,000
2014	35,000
2015	156,250

Total	$277,500

To management’s knowledge, there have not been any market transactions in Fortress’s debt obligations. However, management believes the fair value of this debt was approximately equal to its face amount at December 31, 2010 and between 90% and 95% of its face amount at December 31, 2009.

During the three year period ended December 31, 2010, Fortress has modified or refinanced its credit agreement several times. Rates on credit agreements were as follows:

Period	Interest Rate	Unused Commitment Fees	Upfront Fees and Expenses Paid
May 2007-Feb 2008	LIBOR+1.20%	0.375%	$6.4 million
Feb 2008-Apr 2008	LIBOR+0.65%	0.200%	None
Apr 2008-Nov 2008	LIBOR+0.85%	0.250%	$4.9 million
Nov 2008-Mar 2009	LIBOR+2.00%	0.250%	$3.7 million
Mar 2009-Sep 2010	LIBOR+2.50%	0.500%	$4.2 million
Oct 2010-Dec 2010	LIBOR+4.00%	0.625%	$5.1 million

In connection with the repayments of credit facilities, deferred loan costs of $0.3 million, $0.6 million, $0.3 million, $1.6 million and $4.0 million were written off to interest expense in September 2008, November 2008, January 2009, May 2009 and October 2010, respectively. In November 2008, the credit facility was amended to include a reduction of the revolving debt facility by $75 million and, in connection with the reduction, an additional $0.5 million of deferred loan costs were written off to interest expense. In March 2009, the credit facility was amended to include a reduction of the revolving debt facility by $50 million and a prepayment of the term loan by $75 million. In connection with this reduction, an additional $1.6 million of deferred loan costs were written off to interest expense.

Covenants

The events of default under the credit agreement are typical of such agreements and include payment defaults, failure to comply with credit agreement covenants, cross-defaults to material indebtedness, bankruptcy and insolvency, change of control, and adverse events (as defined in the credit agreement) with respect to Fortress’s material funds.

The credit agreement includes customary covenants. Fortress was in compliance with all of these covenants as of December 31, 2010. Among other things, Fortress is prohibited from incurring additional unsubordinated indebtedness or further encumbering its assets, subject to certain exceptions. In addition, Fortress Operating Group must not:

•	Permit AUM (as defined in the credit agreement) to be less than $25.0 billion as of the end of any calendar month;

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

•

Permit the Consolidated Leverage Ratio (a measure of outstanding debt compared to EBITDA, as defined in the credit agreement) to be greater than 2.75 to 1.0 as of the end of any fiscal quarter for the four quarter period ending on such date;

•

Permit the Minimum Investment Assets Ratio (a measure of investments compared to outstanding debt, as defined in the credit agreement), as of the end of any fiscal quarter, to be less than 2.00 to 1.0 through December 31, 2012 or less than 2.25 to 1.0 thereafter; or

•

Permit the Consolidated Fixed Charge Coverage Ratio (a measure of EBITDA compared to required debt payments, as defined in the credit agreement) to be: (i) if Net Funded Indebtedness (a measure of outstanding debt, as defined in the credit agreement) is greater than $300 million, less than or equal to 2.25 to 1.0, (ii) if Net Funded Indebtedness is greater than $250 million but less than or equal to $300 million, less than or equal to 2.00 to 1.0 or (iii) if Net Funded Indebtedness is less than $250 million, less than or equal to 1.75 to 1.00, as of the end of any fiscal quarter for the four quarter period ending on such date.

The following table sets forth the financial covenant requirements as of December 31, 2010.

	December 31, 2010 (dollars in millions)
	Requirement		Actual	Notes
AUM	≥	$25,000	$36,808	(A)
Consolidated Leverage Ratio		≤ 2.75	0.66	(B)
Minimum Investment Assets Ratio		≥ 2.00	3.76	(C)
Consolidated Fixed Charge Coverage Ratio		≥ 1.75	8.60	(B)

(A)	Impacted by capital raised in funds, redemptions from funds, and valuations of fund investments. The AUM presented here is based on the definition in the credit agreement.
(B)	Impacted by EBITDA, as defined, which is generally impacted by the same factors as distributable earnings, except EBITDA is not impacted by changes in clawback reserves or gains and losses, including impairment, on investments.
(C)	Impacted by capital investments in funds and the valuation of such funds’ investments.

Furthermore, under the terms of the credit agreement, Fortress must provide annual audit opinions with respect to each of its “Material Fortress Funds,” as defined, which do not include an emphasis expressing concern over such respective fund’s ability to continue as a going concern for a period of one year (commonly referred to as a “going concern opinion”). As of now, Fortress has not yet received the audit opinions for all of its material funds for the fiscal year ended December 31, 2010. However, Fortress does not anticipate that it will receive a going concern opinion for any of its material funds.

Intercompany Debt

As a result of Fortress’s initial public offering and related transactions, secondary public offerings, and other transactions, FIG Asset Co. LLC lent aggregate excess proceeds of approximately $371 million to FIG Corp. pursuant to a demand note. As of December 31, 2010, the outstanding balance was approximately $316 million, including unpaid interest. This intercompany debt is eliminated in consolidation.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

6.	INCOME TAXES AND TAX RELATED PAYMENTS

Fortress was established as a publicly traded partnership and also established a wholly owned corporate subsidiary. Accordingly, a substantial portion of Fortress’s income earned by the corporate subsidiary is subject to U.S. federal and state income taxation, taxed at prevailing rates. The remainder of Fortress’s income is allocated directly to its shareholders and is not subject to a corporate level of taxation. Fortress incurred a loss before income taxes for financial reporting purposes in each of the three years ended December 31, 2010, after deducting the compensation expense arising from the Principals’ forfeiture agreement (Note 8). However, this compensation expense is not deductible for income tax purposes.

The provision for income taxes consists of the following:

	Year Ended December 31,
	2010	2009	2008
Current
Federal income tax (benefit)	$4,011	$(5,705)	$1,594
Foreign income tax (benefit)	5,535	1,515	3,378
State and local income tax (benefit)	2,270	7,759	8,852

	11,816	3,569	13,824

Deferred
Federal income tax expense (benefit) (A)	(12,559)	2,334	96,150
Foreign income tax expense (benefit)	165	377	(293)
State and local income tax expense (benefit) (A)	55,509	(11,280)	5,482

	43,115	(8,569)	101,339

Total expense (benefit)	$54,931	$(5,000)	$115,163

(A)	In the fourth quarter of 2010, Fortress formed a broker-dealer subsidiary, and thus changed its structure. This resulted in a decrease to Fortress’s deferred tax asset. The increase in Fortress’s tax expense in 2010 primarily results from the decrease in the deferred tax asset. In addition, the decrease in the deferred tax asset, along with other miscellaneous tax rate changes, caused a reduction in the tax receivable agreement liability of $22.0 million.

For the years ending December 31, 2010, 2009 and 2008, deferred income tax (provisions) benefits of $0.7 million, ($0.3) million and $0.5 million were credited to other comprehensive income, primarily related to the equity method investees. Current income tax benefits of $0.3 million, $1.0 million and $1.7 million were credited to additional paid-in capital in those years, respectively, related to (i) dividend equivalent payments on RSUs (Note 9), and (ii) distributions to Fortress Operating Group restricted partnership unit holders (Note 9), which are currently deductible for income tax purposes.

Fortress established deferred tax assets in connection with its initial public offering and related transactions in 2007, as well as in connection with the 2009 Offering (Note 1). These transactions resulted in increases of the tax basis of the assets owned by Fortress Operating Group. Fortress established these deferred tax assets for the expected tax benefits associated with the difference between the financial reporting basis of net assets and the tax basis of net assets. The establishment of the deferred tax assets increased additional paid in capital. These deferred tax assets reflect the tax impact of payments expected to be made under the tax receivable agreement (described below), which further increase Fortress’s deferred tax benefits and the estimated payments due under the tax receivable agreement.

FIG Corp increased its ownership in the underlying Fortress Operating Group entities during 2010 and 2009 through (i) the exchanges by the Principals of Fortress Operating Group units and Class B shares for Class A shares (as described in Note 9); and (ii) the delivery of vested RSUs (Note 8). As a result of this increased ownership, the deferred tax asset was increased by $16.0 million and $28.6 million with offsetting increases of $6.2 million and $11.0 million to the valuation allowance (described below), in 2010 and 2009, respectively. In addition, the deferred tax asset was increased by $8.2 million and $6.7 million related to a step-up in tax basis due to the share exchange which will result in additional tax deductions, while the liability for the tax receivable agreement was increased by $5.7 million and $5.0 million to represent 85% of the expected cash tax savings resulting from the increase in tax basis deductions, in 2010 and 2009, respectively. The establishment of these net deferred tax assets, net of the change in the tax receivable agreement liability, also increased additional paid in capital.

The realization of the deferred tax assets is dependent on the amount of Fortress’s future taxable income before deductions related to the establishment of the deferred tax asset. The deferred tax asset is comprised of a portion that would be realized in connection with future ordinary income and a portion that would be realized in connection with future capital gains.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Fortress projects that it will have sufficient future taxable ordinary income in the normal course of business without any projected significant change in circumstances to fully realize the portion of the deferred tax asset that would be realized in connection with future ordinary income. Such projections do not include material changes in AUM or incentive income from the current levels. However, the projections do contain an estimated marginal growth assumption in years beyond 2010. Based on Fortress’s historical and projected taxable income, management has concluded that the realization of the portion of the deferred tax asset that would be realized in connection with future taxable ordinary income is more likely than not. If Fortress’s estimates change in the future and it is determined that it is more likely than not that some portion, or all, of this portion of the deferred tax asset will not be realized, a valuation allowance would be recorded for that portion. However, in most cases, any tax expense recorded in connection with the establishment of a valuation allowance or the reversal of a deferred tax asset would be partially offset by other income recorded in connection with a corresponding reduction of a portion of the tax receivable agreement liability (see below). The following table sets forth Fortress’s federal taxable income for historical periods (2010 is estimated) before deductions relating to the establishment of the deferred tax assets, other than deferred tax assets arising from equity-based compensation, as well as the average ordinary income needed over the approximate period of the deductibility (approximately 15 years from the date of establishment, based on the amortization period of the tax basis intangible assets recorded) in order to fully realize the portion of the deferred tax asset that would be realized in connection with future ordinary income (in millions):

2007	$74.9
2008	$48.0
2009	$24.8
2010: Estimated	$75.6

2011 - 2015: Average Required	$55.5
2016 - 2021: Average Required	$81.2

Based on the effects of the continuing challenging market conditions, Fortress has made an assessment of the realizability of the portion of the deferred tax asset that would only be realized in connection with future capital gains. Fortress has established a full valuation allowance for this portion of the deferred tax asset as management does not believe that the projected generation of material taxable capital gains is sufficiently assured in the foreseeable future. The establishment of the valuation allowance resulted in a reduction of the obligations associated with the tax receivable agreement and a corresponding reduction of the deferred tax asset. Fortress recorded other income in connection with the adjustments to the tax receivable agreement liability.

The tax effects of temporary differences have resulted in deferred income tax assets and liabilities as follows:

	December 31,
	2010	2009
Deferred tax assets
Pre-IPO equity transaction - tax basis adjustment
Tax basis goodwill and other intangible assets	$299,500	$341,307
Other assets	32,970	33,788
Principals’ exchanges - tax basis adjustment
Tax basis goodwill and other intangible assets	11,834	6,397
Other assets	879	334
Public offering basis difference	15,215	16,147
Compensation and benefits	75,602	78,523
Options in affiliates	17,654	15,686
Partnership basis differences	48,020	46,335
Other	10,527	6,736

Total deferred tax assets	512,201	545,253
Valuation allowance	(96,211)	(104,614)

Net deferred tax assets	$415,990	$440,639

Deferred tax liabilities (A)
Total deferred tax liabilities	$495	$456

(A)	Included in Other Liabilities

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

The following table summarizes the change in the deferred tax asset valuation allowance:

Valuation Allowance at December 31, 2008	$95,951
Change due to FIG Corp ownership increase	11,063
Net decreases (A)	(2,400)

Valuation Allowance at December 31, 2009	$104,614
Change due to FIG Corp ownership increase	6,186
Change due to rate change on deferred tax assets	(6,648)
Net decreases (A)	(7,941)

Valuation Allowance at December 31, 2010	$96,211

(A)	Primarily related to a reduction in the portion of the deferred tax asset that would be realized in connection with future capital gains.

Fortress’s effective income tax expense rate is impacted by a variety of factors including, but not limited to, changes in the mix of businesses producing income or loss, which may be subject to tax at different rates, and related changes to Fortress’s structure, as well as changes in the deferred tax asset which, in turn, may result from a variety of factors. A reconciliation of the U.S. federal statutory income tax expense rate to Fortress’s effective income tax expense rate is as follows:

	Year Ended December 31,
	2010	2009	2008
Statutory U.S. federal income tax rate	(35.00)%	(35.00)%	(35.00)%
(Income) loss passed through to stockholders	(8.79)%	(3.03)%	3.39%
Compensation (A)	51.20%	36.75%	37.76%
State and local income taxes	3.93%	(1.00)%	1.96%
Tax receivable agreement liability adjustment	(3.36)%	0.01%	(9.30)%
Foreign taxes	1.12%	0.17%	0.94%
Deferred tax asset write-off	6.79%	0.13%	10.01%
Valuation allowance	(3.43)%	(0.92)%	46.28%
Change in deferred tax asset primarily resulting from the formation of a broker-dealer subsidiary	14.77%	—	—
Other	(3.32)%	0.96%	(0.49)%

Effective income tax rate	23.91%	(1.93)%	55.55%

(A)	Related to LTIP expenses (Note 8) and Principals Agreement expenses (Note 8), both of which are not tax deductable and represent a significant permanent tax/GAAP difference.

Tax Receivable Agreement

The Principals have the right to exchange each of their Fortress Operating Group units for one Class A share. Certain Fortress Operating Group entities have made an election under Section 754 of the Internal Revenue Code, as amended, which may result in an adjustment to the tax basis of the assets owned by Fortress Operating Group at the time of an exchange. The exchanges may result in increases in tax deductions and tax basis that would reduce the amount of tax that the corporate taxpayers (i.e. FIG Corp., a wholly-owned Fortress subsidiary) would otherwise be required to pay in the future. Additionally, the further acquisition of Fortress Operating Group units from the Principals also may result in increases in tax deductions and tax basis that would reduce the amount of tax that the corporate taxpayers would otherwise be required to pay in the future.

The corporate taxpayers entered into a tax receivable agreement with each of the Principals that provides for the payment to an exchanging or selling Principal of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that the corporate taxpayers actually realize (or are deemed to realize in the case of an early termination payment by the corporate taxpayers or a change of control, as defined) as a result of these increases in tax basis. Such payments are expected to occur over approximately the next 15 years. Although Fortress is not aware of any issue that would cause the IRS to challenge a tax basis increase, the Principals will not reimburse Fortress for any payments made under this agreement if tax savings claimed are later disallowed by the IRS. In connection with certain equity transactions

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

that occurred prior to Fortress’s initial public offering, and related tax effects, a $393 million capital decrease and offsetting liability to the Principals was recorded in Due to Affiliates with respect to the tax receivable agreement. Subsequently, this liability has been adjusted based on the transactions described above and for payments under the agreement. In connection with the tax returns filed for the years ended December 31, 2009, 2008 and 2007, $13.5 million (paid in 2011), $14.5 million and $16.9 million was paid to the Principals under the tax receivable agreement, respectively. For the tax year ended December 31, 2010, the payments which are expected to become due pursuant to the tax receivable agreement are approximately $17.5 million, subject to finalization of Fortress’s tax return for such year. To the extent that a portion, or all, of this liability is not expected to be incurred (due to changes in expected taxable income), the liability is reduced.

7.	RELATED PARTY TRANSACTIONS AND INTERESTS IN CONSOLIDATED SUBSIDIARIES

Affiliate Receivables and Payables

Due from Affiliates was comprised of the following:

	Private Equity		Liquid	Credit Funds
	Funds	Castles	Hedge Funds	Hedge Funds	PE Funds	Other	Total
December 31, 2010
Management fees and incentive income (A)	$53,282	$3,836	$47,920	$108,623	$15,508	$—	$229,169
Expense reimbursements (A)	1,170	3,081	2,296	3,790	3,949	4	14,290
Expense reimbursements - FCF (B)	42,385	—	—	—	—	—	42,385
Dividends and distributions	762	—	—	—	—	—	762
Other	3	521	13,219	—	1	2,693	16,437

Total	$97,602	$7,438	$63,435	$112,413	$19,458	$2,697	$303,043

	Private Equity		Liquid	Credit Funds
	Funds	Castles	Hedge Funds	Hedge Funds	PE Funds	Other	Total
December 31, 2009
Management fees and incentive income (C)	$17,116	$4,087	$8,543	$3,052	$11,200	$—	$43,998
Expense reimbursements (C)	5,471	3,750	2,061	4,493	3,010	—	18,785
Dividends and distributions	—	—	—	—	—	—	—
Other	88	179	—	—	1	1,460	1,728

Total	$22,675	$8,016	$10,604	$7,545	$14,211	$1,460	$64,511

(A)	Net of allowances for uncollectable management fees and expense reimbursements of $11.6 million and $1.5 million, respectively. Allowances are recorded as General and Administrative expenses.
(B)	Represents expense reimbursements due to FCF, a consolidated VIE (Note 4).
(C)	Net of allowances for uncollectable management fees and expense reimbursements of $13.8 million and $0.8 million, respectively. Allowances are recorded as General and Administrative expenses.

Due to affiliates was comprised of the following:

	December 31, 2010	December 31, 2009
Principals
- Tax receivable agreement - Note 6	$295,541	$326,467
- Distributions payable on Fortress Operating Group units	42,900	16,552
Other	3,956	2,957

	$342,397	$345,976

As of December 31, 2010, amounts due from Fortress Funds recorded in Due from Affiliates included $53.3 million of past due management fees, excluding $11.6 million which has been fully reserved by Fortress, and $15.0 million of private equity general and administrative expenses advanced on behalf of certain Fortress Funds. Although such funds are currently experiencing liquidity issues, Fortress believes the unreserved portion of these fees and reimbursable expenses will ultimately be collectable since the NAV’s of the respective funds exceed the amounts owed.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Other Related Party Transactions

For the years ended December 31, 2010, 2009 and 2008, Other Revenues included approximately $6.0 million, $7.0 million and $1.9 million, respectively, of revenues from affiliates, primarily dividends.

Fortress has entered into cost sharing arrangements with the Fortress Funds, including market data services and subleases of certain of its office space. For 2010, 2009 and 2008, these expenses, which are not reflected in Fortress’s consolidated financial statements, mainly related to subscriptions to market data services, approximated $8.8 million, $17.3 million and $21.0 million, respectively.

Certain Portfolio Companies and Fortress Funds are co-owned by, have merged with, and/or have engaged in transactions (including loans) with, other Portfolio Companies and Fortress Funds. Generally, co-ownership arrangements are entered into due to transaction size limitations in individual funds and transactions between Portfolio Companies take advantage of synergies between these entities. In some instances, Portfolio Companies have entered into contracts with other Portfolio Companies or with certain of Fortress’s equity method investees to provide services to, or receive services from, these entities, including asset management, consulting, loan servicing and others. These contracts were entered into because the entity providing the service possessed relevant expertise. In one case, during 2008, Fortress paid approximately $1.5 million to one of the Portfolio Companies for services performed for the benefit of another Portfolio Company.

From time to time, Fortress may advance amounts on behalf of affiliates for limited periods. In such cases it generally charges interest to these affiliates. In 2010, 2009 and 2008 Fortress waived $1.9 million, $0.7 million and $0.9 million, respectively, of interest owed from its private equity funds related to management fees paid in arrears. One of Fortress’s consolidated subsidiaries (not a Fortress Fund) acts as the loan origination platform for certain Fortress Funds. In this respect, it holds commercial lending licenses in various states and received fees for its loan origination duties of $0.1 million, $0.1 million and $0.1 million during 2010, 2009 and 2008, respectively.

From time to time, employees of Fortress mutually agree with Fortress to terminate their employment in order to accept employment opportunities at the Fortress Funds, Portfolio Companies, or other affiliates. To the extent these former employees had been granted RSUs by Fortress, they are generally permitted to continue vesting in these RSUs pursuant to their original vesting terms as long as they remain employed by an affiliate.

In connection with its initial public offering, Fortress entered into a tax receivable agreement with the Principals, as described in Note 6, and the Principals entered into a forfeiture agreement with each other, as described in Note 8. The Principals, employees, directors and Fortress Funds have and continue to make investments in Fortress Funds.

The Principals have guaranteed payment on a several basis to certain Fortress private equity funds and credit PE funds of any contingent repayment (clawback) obligation with respect to such private equity fund or credit PE fund incentive income in the event that Fortress fails to fulfill its clawback obligation, if any, with respect to such fund.

The Principals receive limited benefits from Fortress in addition to their compensation, including the personal use of certain company assets for which they reimburse Fortress. The amounts subject to reimbursement aggregated $0.4 million, $0.3 million and $0.4 million in 2010, 2009 and 2008, respectively.

One of our Principals owns aircraft that Fortress uses for business purposes in the course of its operations. The payments made or accrued to such Principal for this use were based on estimated current market rates for chartering aircraft and totaled $2.0 million, $1.6 million and $1.3 million in 2010, 2009 and 2008, respectively.

In 2008 and 2007, three of the Principals made non-interest bearing short term loans to, and non-dividend bearing preferred equity investments in, certain private equity Fortress Funds and their subsidiaries. These investments were fully repaid by such funds and subsidiaries prior to December 31, 2009, including repayments from proceeds of subsequent capital calls and capital raises in which Fortress participated. These investments were outside the scope of such funds’ contractual ability to call capital on a pro rata basis from their investors and ranked senior to such capital.

In November 2008, the Principals purchased $35.1 million of shares of one investment from a private equity Fortress Fund, and invested $13.9 million in preferred equity issued by such fund which bears a 20% preferred return. This preferred equity was retired in 2009.

In April 2009, Fortress advanced $0.7 ($0.5 million as of December 31, 2010) million to one of its senior employees who is not an officer. This advance bears interest at LIBOR+3% and is payable on the earlier of (i) April 6, 2012, or (ii) the termination of employment.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

In May 2009, in connection with the launch of a new Fortress Fund in Asia, Fortress entered into an agreement under which Nomura acted as a placement agent and assisted the fund in raising investor capital. Nomura raised a total of $350.4 million in 2009 and $30.8 million in 2010 in committed capital for the fund and receives, from Fortress, a fee equal to 1% of all such capital. In 2010, in connection with the launch of an additional Fortress Fund in Asia, Nomura acted as the placement agent and assisted the fund in raising investor capital. Nomura raised a total of $146.7 million in committed capital for the fund and receives from Fortress a fee equal to 1-1.5% of all such capital.

In August 2009, Fortress purchased a residential property from its CEO for $8.5 million, which was equal to its estimated market value. This property was sold in December 2009 for net proceeds of $7.0 million.

In February 2010, two employees terminated their employment at Fortress in order to form their own management company. Effective April 1, 2010, a subsidiary of Fortress entered into a sub-advisory agreement with them and their management company for the purpose of continuing to have them advise on an existing portfolio of illiquid investments in emerging markets on which they previously worked while they were employees. Pursuant to the terms of the agreement, the subsidiary will pay their management company an annual advisory fee and pay them a percentage of realized net proceeds from certain of such investments. As part of the agreement, the former employees have agreed to notify Fortress about certain investment opportunities in which they are involved. Through December 31, 2010, such payments have aggregated $1.8 million.

In April 2010, Fortress entered into a software sublicensing agreement on an “as is” basis with a subsidiary of several Fortress Funds. The software is designed to facilitate cash management, legal entity management and data reconciliation. Fortress paid a one-time licensing fee of $150,000. The license is perpetual and irrevocable and for the non-exclusive use of Fortress’s affiliates.

In December 2010, Fortress purchased a residential property from one of its senior employees for approximately $3.9 million, which was equal to its estimated market value.

In February 2011, Fortress made $1.3 million of advances to senior employees (not officers) in connection with their investments in one of the Fortress Funds. These advances bear interest generally at LIBOR+4% and are due upon the maturity of the fund or, at Fortress’s option, upon the termination of employment.

In February 2011, Fortress made a $9.5 million advance to a senior employee (not an officer) in connection with his investments in Fortress Funds. This advance bears interest generally at LIBOR+4% and is expected to be repaid before December 31, 2011.

Principals’ and Others’ Interests in Consolidated Subsidiaries

These amounts relate to the equity interests in Fortress’s consolidated, but not wholly owned, subsidiaries, which are held by the Principals, employees, and others.

This balance sheet caption was comprised of the following:

	December 31,
	2010	2009
Principals’ Fortress Operating Group units	$458,842	$301,469
Employee interests in majority owned and controlled fund advisor and general partner entities	57,609	35,789
Other	1,500	839

Total	$517,951	$338,097

This statement of operations caption was comprised of shares of consolidated net income (loss) related to the following, on a pre-tax basis:

	Year Ended December 31,
	2010	2009	2008
Principals’ Fortress Operating Group units	$(507,376)	$(660,504)	$(890,970)
Employee interests in majority owned and controlled fund advisor and general partner entities	10,030	5,919	(8,297)
Other	264	58	469

Total	$(497,082)	$(654,527)	$(898,798)

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

The purpose of this schedule is to disclose the effects of changes in Fortress’s ownership interest in Fortress Operating Group on Fortress’s equity:

	Year Ended December 31,
	2010	2009	2008
Net income (loss) attributable to Fortress	$(284,611)	$(254,615)	$(322,288)
Transfers (to) from the Principals’ and Others’ Interests:
Increase in Fortress’s shareholders’ equity for the conversion of Fortress Operating Group units by the Principals	7,188	—	—
Increase in Fortress’s shareholders’ equity for the delivery of Class A shares primarily in connection with vested RSUs	10,886	4,232	—
Decrease in Fortress’s shareholders’ equity for the purchase of Fortress Operating Group units in connection with an equity offering	—	(144,572)	—

Change from net income (loss) attributable to Fortress and transfers (to) from Principals’ and Others’ Interests	$(266,537)	$(394,955)	$(322,288)

As a result of the 2009 Offering (Note 1), the Principals’ recorded interests in FOG were increased by $144.6 million (the capital raise was accretive to the Principals’ interests).

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

8.	EQUITY-BASED AND OTHER COMPENSATION

Fortress’s total compensation and benefits expense, excluding Principals Agreement compensation, is comprised of the following:

	Year Ended December 31,
	2010	2009	2008
Equity-based compensation, per below	$215,053	$228,651	$148,486
Profit-sharing expense, per below	167,845	37,581	33,067
Discretionary bonuses	175,623	119,069	123,796
Other payroll, taxes and benefits	162,191	119,344	135,310

	$720,712	$504,645	$440,659

Equity-Based Compensation

Fortress currently has several categories of equity-based compensation which are accounted for as described in the table below. A total of 119,868,553 Class A shares have been authorized for issuance under Fortress’s equity-based compensation plan as of December 31, 2010. RSUs are Class A restricted share units which entitle the holder to receive Class A shares on various future dates if the applicable service conditions, if any, are met. LTIP means long-term incentive plan.

		Service	Entitled to		December 31, 2010
	Type of	Conditions	Dividends		Shares/Units
Granted To	Award	(A)	(B)	Accounting	Outstanding
Employees	RSUs	Yes	Yes	Fair value at grant date expensed over service period.	20,020,595

	RSUs	Yes	No	Fair value at grant date discounted for the non-entitlement to dividends, expensed over service period.	23,497,563

	RSUs	No	Yes	Fair value at grant date discounted for post-vesting restrictions (delayed delivery of shares), expensed at grant date.	295,714

	RSUs	No	No	Fair value at grant date discounted for the non-entitlement to dividends and further discounted for post-vesting restrictions (delayed delivery of shares), expensed at grant date.	475,714

	LTIP(C)	Yes(C)	(C)	Fair value at grant date, based on a valuation model, expensed over service period.	0

	RPUs	Yes(D)	Yes(D)	Fair value at grant date expensed over service period.	31,000,000

	Restricted
Directors	Shares	Yes	Yes	Fair value at grant date expensed over service period.	426,669

Non-Employees (employees of affiliates)	RSUs	Yes	No	Fair value at grant date discounted for the non-entitlement to dividends, expensed over service period. Subsequent changes in fair value, through the vesting date, expensed over remaining service period with a cumulative catch- up adjustment in the period of change.	1,196,943

(A)	Generally, employee awards made at the time of the initial public offering vest 25% at the end of each of the third through sixth years of service. Subsequent employee awards generally vest over 2.5 years, 33 1/3% at each of three annual dates. Director awards generally vest 33 1/3% after each of Fortress’s next three annual meetings. Certain employees have different vesting schedules. Vesting of these awards may be accelerated if an employee is terminated without cause, or in the event of death or disability, or a change in control of Fortress.
(B)	Vested Class A shares are delivered to employee grant recipients within no more than six months after vesting or, in certain circumstances, on an agreed schedule. Director restricted shares are delivered effective on the grant date. Certain awards entitle the recipient to receive dividend equivalent payments prior to such delivery dates or between vesting and delivery.
(C)	Represents a profits interest in respect of certain Fortress Operating Group units that had a maximum value that corresponded to 2.9 million Fortress Operating Group (“FOG”) units, granted by one of the Principals to one of Fortress’s employees at the date of the initial public offering. The LTIP was cancelled and fully expensed in 2010.
(D)	Represents FOG restricted partnership units (“RPUs”) granted to a senior employee. In connection with the grant of these interests, the employee receives partnership distribution equivalent payments on such units with economic effect as from January 1, 2008. The RPUs vest into full capital interests in newly issued FOG units. One third of the RPUs vested in January 2011, and the remainder vest in equal portions on the first business day of 2012 and 2013, subject to continued employment with Fortress.

The aggregate fair value of each of the RSU grants which are subject to service conditions is reduced by an estimated forfeiture factor (that is, the estimated amount of awards which will be forfeited prior to vesting). The estimated forfeiture

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

factor is based upon historic turnover rates within Fortress, adjusted for the expected effects of the grants on turnover and other factors in the best judgment of management. The estimated forfeiture factor is updated at each reporting date. During 2010 and 2009, the actual forfeiture rate incurred as well as the decrease in Fortress’s share price from prior levels, and the effects of changes in the economic environment and their impact on employee turnover, caused changes in management’s forfeiture expectations and assumptions. The result of these changes in estimates was a reduction to equity-based compensation expense of $14.4 million during the year ended December 31, 2010, an increase to equity-based compensation expense of $5.9 million during the year ended December 31, 2009, and a reduction to equity-based compensation expense of $18.9 million during the year ended December 31, 2008.

The estimated forfeiture factors which Fortress has used as of the year-end reporting dates were as follows:

	December 31,
	2010	2009	2008
Dividend-paying awards granted prior to 2010	36%	26%	33%
Non-dividend-paying awards granted prior to 2010	48%	35%	35%
Dividend-paying awards granted in 2010	48%	N/A	N/A
Non-dividend-paying awards granted in 2010 (A)	27%	N/A	N/A

(A)	These awards generally have a vesting period of 2.5 years, whereas other awards generally have a vesting period of 6 years, which results in a lower forfeiture expectation.

The volatility assumption used in valuing certain awards, as described below, was based on five-year historical stock price volatilities observed for a group of comparable companies, since Fortress does not have sufficient historical share performance to use its own historical volatility, adjusted for management’s judgment regarding expected volatility. Since Fortress’s initial public offering in 2007, its actual volatility has exceeded the volatility assumption used. To the extent that this trend continues, and management’s judgment concerning volatility is changed, Fortress would adjust the volatility assumption used. No material awards requiring a volatility assumption for valuation were issued during 2010, 2009 or 2008. The risk-free discount rate assumptions used in valuing certain awards were based on the applicable U.S. treasury rate of like term. The dividend yield assumptions used in valuing certain awards were based on Fortress’s actual dividend rate at the time of the award; the dividend growth rate used with respect to certain awards was based on management’s judgment and expectations.

The discount related to RSUs which do not entitle the recipients to dividend equivalents prior to the delivery of Class A shares was based on the estimated present value of dividends to be paid during the vesting period, which in turn was based on an estimated initial dividend rate (based on the actual dividend rate on the grant date), an estimated dividend growth rate and a risk-free discount rate (based on grant date and term), as follows:

	Range of Assumptions
	2010	2009	2008
Initial dividend rate	0%	0%	2.72% - 9.02%
Dividend growth rate	0%	0%	0% - 20%
Risk-free discount rate	N/A	N/A	0.62% - 3.71%

The discount related to RSUs with no service conditions which are subject to the delayed delivery of Class A shares, which occurs in periods subsequent to the grant date, was based on the estimated value of a put option on such shares over the delayed delivery period since essentially this would be the value of owning, and being able to trade, those shares during the delayed delivery period rather than having to wait for delivery. This estimated value was in turn derived from a binomial option pricing model based on the following assumptions: volatility (35%), term (equal to delayed delivery period), dividend rate (based on grant date) and risk-free discount rate (based on grant date and term). No such RSUs were granted in 2010, 2009 or 2008.

Each of these elements, particularly the forfeiture factor and the volatility assumptions used in valuing certain awards, are subject to significant judgment and variability and the impact of changes in such elements on equity-based compensation expense could be material.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

The following tables set forth information regarding equity-based compensation activities.

	RSUs				Restricted Shares		RPUs
	Employees		Non-Employees		Issued to Directors		Employees
	Number	Value (A)	Number	Value (A)	Number	Value (A)	Number	Value (A)
Outstanding at December 31, 2008	40,865,316	$16.53	8,600,867	$14.84	109,174	$17.76	31,000,000	$13.75
2009
Issued	7,243,577	3.25	352,162	2.58	127,482	3.77	—	—
Converted to Class A shares	(402,606)	12.50	(687,863)	22.84	(9,479)	15.60	—	—
Forfeited	(2,764,476)	13.82	(1,576,112)	14.63	(10,810)	18.50	—	—

Outstanding at December 31, 2009	44,941,811	$14.59	6,689,054	$13.42	216,367	$9.58	31,000,000	$13.75

2010
Issued	13,052,101	4.25	1,004,551	4.70	210,302	3.50	—	—
Converted to Class A shares	(15,029,016)	13.68	(938,390)	13.40	—	—	—	—
Transfers (D)	5,345,717	12.50	(5,345,717)	12.50	—	—	—	—
Forfeited	(4,021,027)	14.22	(212,555)	8.42	—	—	—	—

Outstanding at December 31, 2010 (B)	44,289,586	$11.63	1,196,943	$11.11	426,669	$6.58	31,000,000	$13.75

	Year Ended December 31,
	2010	2009	2008
Expense incurred (B)
Employee RSUs	$106,929	$116,262	$89,411
Non-Employee RSUs	2,661	13,834	(12,395)
Restricted Shares	488	472	601
LTIP	14,468	6,876	6,895
RPUs	90,507	90,507	63,974
Granted Class A shares	—	700	—

Total equity-based compensation expense (C)	$215,053	$228,651	$148,486

(A)	Represents the weighted average grant date estimated fair value per share or unit. The weighted average estimated fair value per unit as of December 31, 2010 for awards granted to non-employees was $5.70, which is equal to the closing trading price per share of Fortress’s Class A shares on such date.
(B)	In future periods, Fortress will recognize compensation expense on its non-vested equity-based awards outstanding as of December 31, 2010 of $435 million, with a weighted average recognition period of 2.35 years. This does not include contingent amounts or amounts related to the Principals Agreement.
(C)	The equity-based compensation expense resulted in $10.1 million, $1.2 million and $1.7 million of recognized tax benefit in the current period for the years ended December 31, 2010, 2009 and 2008, respectively.
(D)	Relates to FCF employees who became employees of Fortress (Note 4).

The Principals entered into an agreement among themselves (the “Principals Agreement”) which provides that, in the event a Principal voluntarily terminates his employment with Fortress Operating Group for any reason prior to February 2012, a portion of the equity interests held by that Principal as of the completion of Fortress’s initial public offering will be forfeited to the Principals who are employed by Fortress Operating Group generally as of the date that is six months after the date of such termination of employment. Although Fortress is not a party to this agreement, as a result of the service requirement, the fair value (measured at the date of the initial public offering) of Fortress Operating Group units subject to the risk of forfeiture of $4,763 million will be charged to compensation expense on a straight-line basis over the five year service period, including $952.1 million, $952.1 million and $954.7 million during the years ended December 31, 2010, 2009 and 2008, respectively.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

When Fortress records equity-based compensation expense, including that related to the Principals Agreement, it records a corresponding increase in capital. When Fortress delivers Class A shares as a result of the vesting of equity-based compensation, to the extent that it pays withholding taxes in cash (rather than through the sale of employee shares upon delivery) it will record a decrease in capital related to these payments.

In April 2010, in connection with the acquisition of Logan Circle, Fortress created the Logan Circle Comp Plan (see Note 3). The Logan Circle Comp Plan provides for annual bonuses to a senior employee which may be paid partially in RSUs, as well as for potential Class A share awards to certain employees, including this senior employee, in the years 2015, 2016 and 2017. These awards are annual performance-based awards and depend on the future performance of Logan Circle in the specific years to which they relate. Furthermore, the amounts of RSUs or shares to be awarded are not fixed until the respective year is completed. As such, these awards are expensed in the year to which they pertain based on the estimated value of awards expected to vest in that year. No equity-based compensation expense relating to the Logan Circle Comp Plan has been recorded to date.

Profit Sharing Expense

Recognized profit sharing compensation expense is summarized as follows:

	Year Ended December 31,
	2010	2009	2008
Private equity funds (A)	$14,824	$3,472	$(23,033)
Castles (A)	—	(192)	4,794
Liquid hedge funds	24,114	20,293	45,308
Credit hedge funds	45,552	2,047	5,712
Credit PE funds	83,355	11,961	286

Total	$167,845	$37,581	$33,067

(A)	Negative amounts reflect the reversal of previously accrued profit sharing expense resulting from the determination that this expense is no longer probable of being incurred.

401(K) Plan

Fortress has established a tax qualified retirement plan (the “401(K) Plan”) that provides employees with an opportunity to save for retirement on a tax advantaged basis. Employees participate in the 401(K) Plan on their first day of employment and are able to defer compensation up to the limits established by the Internal Revenue Service. Fortress matches a portion of the employees’ contributions up to a maximum amount. Fortress expects to contribute approximately $3.2 million to the 401(K) Plan in 2011 related to employee contributions made in 2010. Similarly, Fortress contributed $2.6 million and $3.0 million related to employee contributions in 2009 and 2008, respectively.

9.	EARNINGS PER SHARE AND DISTRIBUTIONS

Fortress’s potentially dilutive equity instruments fall primarily into two general categories: (i) instruments that Fortress has issued as part of its compensation plan, and (ii) ownership interests in Fortress’s subsidiary, Fortress Operating Group, that are owned by the Principals (except the RPUs, as described below) and are convertible into Class A shares. Based on the rules for calculating earnings per share, there are two general ways to measure dilution for a given instrument: (a) calculate the net number of shares that would be issued assuming any related proceeds are used to buy back outstanding shares (the treasury stock method), or (b) assume the gross number of shares are issued and calculate any related effects on net income available for shareholders (the if-converted and two-class methods). Fortress has applied these methods as prescribed by GAAP to each of its outstanding equity instruments as shown below.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

The computations of basic and diluted net income (loss) per Class A share are set forth below:

	Year Ended December 31, 2008
	Basic	Diluted
Weighted average shares outstanding
Class A shares outstanding	94,500,351	94,500,351
Fully vested restricted Class A share units with dividend equivalent rights	407,255	407,255
Fully vested restricted Class A shares	26,881	26,881
Fortress Operating Group units exchangeable into Class A shares (1)	—	—
Class A restricted shares and Class A restricted share units granted to employees and directors (eligible for dividend and dividend equivalent payments) (2)	—	—
Class A restricted share units granted to employees (not eligible for dividend and dividend equivalent payments) (3)	—	—

Total weighted average shares outstanding	94,934,487	94,934,487

Basic and diluted net income (loss) per Class A share
Net income (loss) attributable to Class A shareholders	$(322,288)	$(322,288)
Dilution in earnings due to RPUs treated as a participating security of Fortress Operating Group and fully vested restricted Class A share units with dividend equivalent rights treated as outstanding Fortress Operating Group units (4)	(7,406)	(7,406)
Dividend equivalents declared on non-vested restricted Class A shares and restricted Class A share units	(2,276)	(2,276)
Add back Principals’ and others’ interests in loss of Fortress Operating Group, net of assumed corporate income taxes at enacted rates, attributable to Fortress Operating Group units exchangeable into Class A shares (1)	—	—

Net income (loss) available to Class A shareholders	$(331,970)	$(331,970)

Weighted average shares outstanding	94,934,487	94,934,487

Basic and diluted net income (loss) per Class A share	$(3.50)	$(3.50)

	Year Ended December 31, 2009
	Basic	Diluted
Weighted average shares outstanding
Class A shares outstanding	124,460,961	124,460,961
Fully vested restricted Class A share units with dividend equivalent rights	1,185,375	1,185,375
Fully vested restricted Class A shares	94,561	94,561
Fortress Operating Group units exchangeable into Class A shares (1)	—	—
Class A restricted shares and Class A restricted share units granted to employees and directors (eligible for dividend and dividend equivalent payments) (2)	—	—
Class A restricted share units granted to employees (not eligible for dividend and dividend equivalent payments) (3)	—	—

Total weighted average shares outstanding	125,740,897	125,740,897

Basic and diluted net income (loss) per Class A share
Net income (loss) attributable to Class A shareholders	$(254,615)	$(254,615)
Dilution in earnings due to RPUs treated as a participating security of Fortress Operating Group and fully vested restricted Class A share units with dividend equivalent rights treated as outstanding Fortress Operating Group units (4)	(7,552)	(7,552)
Dividend equivalents declared on non-vested restricted Class A shares and restricted Class A share units	—	—
Add back Principals’ and others’ interests in loss of Fortress Operating Group, net of assumed corporate income taxes at enacted rates, attributable to Fortress Operating Group units exchangeable into Class A shares (1)	—	—

Net income (loss) available to Class A shareholders	$(262,167)	$(262,167)

Weighted average shares outstanding	125,740,897	125,740,897

Basic and diluted net income (loss) per Class A share	$(2.08)	$(2.08)

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

	Year Ended December 31, 2010
	Basic	Diluted
Weighted average shares outstanding
Class A shares outstanding	160,821,736	160,821,736
Fully vested restricted Class A share units with dividend equivalent rights	4,450,465	4,450,465
Fully vested restricted Class A shares	174,203	174,203
Fortress Operating Group units exchangeable into Class A shares (1)	—	302,123,167
Class A restricted shares and Class A restricted share units granted to employees and directors (eligible for dividend and dividend equivalent payments) (2)	—	—
Class A restricted share units granted to employees (not eligible for dividend and dividend equivalent payments) (3)	—	—

Total weighted average shares outstanding	165,446,404	467,569,571

Basic and diluted net income (loss) per Class A share
Net income (loss) attributable to Class A shareholders	$(284,611)	$(284,611)
Dilution in earnings due to RPUs treated as a participating security of Fortress
Operating Group and fully vested restricted Class A share units with dividend equivalent rights treated as outstanding Fortress Operating Group units (4)	(11,610)	(11,610)
Dividend equivalents declared on non-vested restricted Class A shares and restricted
Class A share units	—	—
Add back Principals’ and others’ interests in loss of Fortress Operating Group, net of assumed corporate income taxes at enacted rates, attributable to Fortress Operating
Group units exchangeable into Class A shares (1)	—	(560,959)

Net income (loss) available to Class A shareholders	$(296,221)	$(857,180)

Weighted average shares outstanding	165,446,404	467,569,571

Basic and diluted net income (loss) per Class A share	$(1.79)	$(1.83)

(1)	The Fortress Operating Group units not held by Fortress (that is, those held by the Principals) are exchangeable into Class A shares on a one-to-one basis. These units are not included in the computation of basic earnings per share. These units enter into the computation of diluted net income (loss) per Class A share when the effect is dilutive using the if-converted method. To the extent charges, particularly tax related charges, are incurred by the Registrant (i.e. not at the Fortress Operating Group level), the effect may be anti-dilutive.
(2)	Restricted Class A shares granted to directors and certain restricted Class A share units granted to employees are eligible to receive dividend or dividend equivalent payments when dividends are declared and paid on Fortress’s Class A shares and therefore participate fully in the results of Fortress’s operations from the date they are granted. They are included in the computation of both basic and diluted earnings per Class A share using the two-class method for participating securities, except during periods of net losses.
(3)	Certain restricted Class A share units granted to employees are not entitled to dividend or dividend equivalent payments until they are vested and are therefore non-participating securities. These units are not included in the computation of basic earnings per share. They are included in the computation of diluted earnings per share when the effect is dilutive using the treasury stock method. As a result of the net losses incurred in the periods presented, the effect of the units on the calculation is anti-dilutive for each of the periods. The weighted average restricted Class A share units which are not entitled to receive dividend or dividend equivalent payments outstanding were:

Period	Share Units
Year Ended December 31, 2010	26,436,872
Year Ended December 31, 2009	25,069,721
Year Ended December 31, 2008	27,746,289

(4)	Fortress Operating Group RPUs are eligible to receive partnership distribution equivalent payments when distributions are declared and paid on Fortress Operating Group units. The RPUs represent a participating security of Fortress Operating Group and the resulting dilution in Fortress Operating Group earnings available to Fortress is reflected in the computation of both basic and diluted earnings per Class A share using the method prescribed for securities issued by a subsidiary. For purposes of the computation of basic and diluted earnings per Class A share, the fully vested restricted Class A share units with dividend equivalent rights are treated as outstanding Class A shares of Fortress and as outstanding partnership units of Fortress Operating Group.

The Class B shares have no net income (loss) per share as they do not participate in Fortress’s earnings (losses) or distributions. The Class B shares have no dividend or liquidation rights. Each Class B share, along with one Fortress Operating Group unit, can be exchanged for one Class A share, subject to certain limitations. The Class B shares have voting rights on a pari passu basis with the Class A shares.

The Principals exchanged an aggregate of 7,500,000 and 4,297,698 Fortress Operating Group units and Class B shares for an equal number of Class A shares in 2010 and 2009, respectively.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Fortress’s dividend paying shares and units were as follows:

	Weighted Average
	Year Ended December 31,			As of December 31,
	2010	2009	2008	2010	2009
Class A shares (public shareholders)	160,821,736	124,460,961	94,500,351	169,110,299	145,485,255
Restricted Class A shares (directors)	339,533	158,500	104,860	426,669	216,367
Restricted Class A share units (employees) (A)	4,450,465	1,185,375	407,255	1,058,331	1,174,117
Restricted Class A share units (employees) (B)	19,695,924	24,153,521	23,815,846	19,257,978	25,218,073
Fortress Operating Group units (Principals)	302,123,167	310,576,187	312,071,550	300,273,852	307,773,852
Fortress Operating Group RPUs (senior employee)	31,000,000	31,000,000	21,852,459	31,000,000	31,000,000

Total	518,430,825	491,534,544	452,752,321	521,127,129	510,867,664

A)	Represents fully vested restricted Class A share units which are entitled to dividend equivalent payments.
B)	Represents nonvested restricted Class A share units which are entitled to dividend equivalent payments.

Dividends and distributions are summarized as follows:

		Declared in Current Year
	Declared in Prior Year, Paid Current Year	Declared and Paid	Declared but not yet Paid	Total
2010:
Dividends on Class A Shares	$—	$—	$—	$—
Dividend equivalents on restricted Class A share units (A)	—	—	—	—
Distributions to Fortress Operating Group unit holders (Principals) (B)	9,442	41,582	38,886	80,468
Distributions to Fortress Operating Group RPU holders (Note 8) (B)	951	4,221	4,014	8,235

Total distributions	$10,393	$45,803	$42,900	$88,703

2009:
Dividends on Class A Shares	$—	$—	$—	$—
Dividend equivalents on restricted Class A share units (A)	—	—	—	—
Distributions to Fortress Operating Group unit holders (Principals) (B)	—	45,468	9,442	54,910
Distributions to Fortress Operating Group RPU holders (Note 8) (B)	—	4,540	951	5,491

Total distributions (C)	$—	$50,008	$10,393	$60,401

2008:
Dividends on Class A Shares	$21,285	$42,572	$—	$42,572
Dividend equivalents on restricted Class A share units (A)	5,428	10,914	—	10,914
Distributions to Fortress Operating Group unit holders (Principals)	60,176	143,462	—	143,462
Distributions to Fortress Operating Group RPU holders (Note 8)	—	6,975	—	6,975

Total distributions	$86,889	$203,923	$—	$203,923

(A)	A portion of these dividend equivalents, if any, related to RSUs expected to be forfeited, is included as compensation expense in the consolidated statement of operations and is therefore considered an operating cash flow.
(B)	Fortress Operating Group made tax-related distributions to the Principals and RPU holders.
(C)	In the fourth quarter of 2009, Fortress declared $16.6 million of tax-related distributions of which $10.4 million were paid, as reflected in the table, and $6.2 million were not paid as a result of a change in tax estimates.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

10.	COMMITMENTS AND CONTINGENCIES

Indemnifications – In the normal course of business, Fortress and its subsidiaries enter into operating contracts that contain a variety of representations and warranties and that provide general indemnifications. In addition, subsidiaries of Fortress that act as general partners (or in similar capacities) of Fortress Funds enter into guarantees of certain obligations of such funds in the case of fraud by Fortress employees or under similar circumstances. Fortress’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against Fortress that have not yet occurred. However, based on experience, Fortress expects the risk of material loss to be remote.

General Partner Liability – Certain of Fortress’ consolidated subsidiaries act as the general partner of various Fortress Funds and accordingly have potentially unlimited liability for the obligations of the funds under applicable partnership law principles. In the event that any such fund was to fall into a negative net equity position, the full amount of the negative net equity would be recorded as a liability on the balance sheet of the general partner entity. Such liability would be recorded on the Fortress balance sheet in consolidation until the time such liability is legally resolved. While these entities are limited liability companies and generally have no material assets other than their general partner interests, these entities and Fortress may be subject to litigation in connection with such liabilities if creditors choose to sue to seek repayment of such liabilities. See “Litigation” below.

Litigation – Fortress is, from time to time, a defendant in legal actions from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability arising from such actions that existed as of December 31, 2010, if any, will not materially affect Fortress’s results of operations, liquidity or financial position.

Regulatory Matters – In the ordinary course of business, Fortress and its subsidiaries and equity method investees may be subject to regulatory examinations, information gathering requests, inquiries or investigations. Management, after consultation with legal counsel, does not believe these matters will ultimately have a material effect on Fortress.

Private Equity Fund and Credit PE Fund Capital Commitments – Fortress has remaining capital commitments to certain of the Fortress Funds which aggregated $101.9 million at December 31, 2010. These commitments can be drawn by the funds on demand.

Incentive Income Contingent Repayment – Incentive income received from certain Fortress Funds, primarily private equity funds and credit PE funds, is subject to contingent repayment and is therefore recorded as deferred incentive income, a liability, until all related contingencies have been resolved. The Principals guaranteed the contingent repayments to certain funds under certain conditions and Fortress has indemnified the Principals for any payments to be made under such guarantees. Fortress expects the risk of loss on each of these indemnifications and guarantees to be remote. Fortress’s direct liability for such incentive income contingent repayment is discussed in Notes 2, 3 and 11.

Private Equity Fund Operating Expense Limit – Fortress is contingently liable, under an agreement with the operating subsidiary of its private equity funds, FCF (Note 4), for any expenses of such subsidiary in excess of amounts approved by the private equity funds’ advisory board (comprised of representatives of the funds’ investors). Fortress monitors these expenses and does not expect to make any payments related thereto.

Debt Covenants – Fortress’s debt obligations contain various customary loan covenants (Note 5). Fortress was in compliance with all of its loan covenants as of December 31, 2010.

Minimum Future Rentals – Fortress is a lessee under operating leases for office space located in numerous locations worldwide.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

The following is a summary of major lease terms:

	New York Leases	Other Leases
Lease end date	Dec-2016	Various dates through

Jan-2019

Escalations	Generally, a fixed percentage of the	Generally, a fixed percentage of the
	landlord’s annual operating expenses	landlord’s annual operating expenses
	and tax expense.	and tax expense.

Free rent periods	5 - 9 months	1 - 9 months

Leasehold improvement incentives	$3,186	$90

Renewal periods	Two 1-year options on one lease and	Various, up to 5 years (some have none)
remainder have none

Minimum future rental payments (excluding escalations) under these leases is as follows:

2011	$19,810
2012	17,961
2013	17,000
2014	15,826
2015	14,854
Thereafter	14,740

Total	$100,191

In February 2011, Fortress signed a new lease for office space in San Francisco. The lease expires in December 2021, with a 5 year renewal option, and calls for total minimum rent during the initial term of approximately $15.3 million.

Rent expense recognized on a straight-line basis during the years ended December 31, 2010, 2009 and 2008 was $22.8 million, $19.3 million, and $20.4 million, respectively, and was included in General, Administrative and Other Expense.

11.	SEGMENT REPORTING

Fortress conducts its management and investment business through the following primary segments: (i) private equity funds, (ii) Castles, (iii) liquid hedge funds, (iv) credit hedge funds, (v) credit PE funds, and (vi) principal investments in these funds as well as cash that is available to be invested. These segments are differentiated based on their varying strategies. Logan Circle (Note 3) is initially being reported in the “unallocated” section of Fortress’s segments until such time as it becomes material to Fortress’s operations.

Fortress has reorganized its segments by moving two of its funds from its credit hedge fund segment to its liquid hedge fund segment, based on changes in its internal reporting and management structure. Fortress has also changed the method by which segment investments (i) in funds are reported from cost basis to Fortress’s share of the fund’s net asset value, and (ii) in options are reported from intrinsic value to fair value. The accompanying financial information reflects these changes for all periods presented.

The amounts not allocated to a segment consist primarily of certain general and administrative expenses. Where applicable, portions of the general and administrative expenses have been allocated between the segments, primarily based on headcount. Interest expense is included in the principal investments segment.

Management assesses Fortress’s segments on a Fortress Operating Group and pre-tax basis and therefore adds back the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the Principals) and income tax expense.

Management assesses the net performance of each segment based on its “distributable earnings” (“DE”) and utilizes “fund management distributable earnings” or “fund management DE” as a supplemental measure of segment performance. Neither distributable earnings or fund management DE is a measure of cash generated by operations which is available for distribution. Rather, they are supplemental measures of operating performance used by management in analyzing its

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

segment and overall results. Neither distributable earnings or fund management DE should be considered as an alternative to cash flow, in accordance with GAAP, as a measure of Fortress’s liquidity, and they are not necessarily indicative of cash available to fund cash needs (including dividends and distributions).

“Distributable earnings” for the existing Fortress businesses is equal to net income (loss) attributable to Fortress’s Class A shareholders adjusted as follows:

Incentive Income

(i)	a.	for Fortress Funds which are private equity funds and credit PE funds, adding (a) incentive income paid (or declared as a distribution) to Fortress, less an applicable reserve for potential future clawbacks if the likelihood of a clawback is deemed greater than remote by Fortress’s chief operating decision maker as described below (net of the reversal of any prior such reserves that are no longer deemed necessary), minus (b) incentive income recorded in accordance with GAAP,

	b.	for other Fortress Funds, at interim periods, adding (a) incentive income on an accrual basis as if the incentive income from these funds were payable on a quarterly basis, minus (b) incentive income recorded in accordance with GAAP,

Other Income

(ii)	with respect to income from certain principal investments and certain other interests that cannot be readily transferred or redeemed:

a.	for equity method investments in the private equity funds and credit PE funds as well as indirect equity method investments in hedge fund special investment accounts (which generally have investment profiles similar to private equity funds), treating these investments as cost basis investments by adding (a) realizations of income, primarily dividends, from these funds, minus (b) impairment with respect to these funds, if necessary, minus (c) equity method earnings (or losses) recorded in accordance with GAAP,

b.	subtracting gains (or adding losses) on stock options held in the Castles,

c.	subtracting unrealized gains (or adding unrealized losses) on direct investments in publicly traded portfolio companies and in the Castles,

(iii)	adding (a) proceeds from the sale of shares received pursuant to the exercise of stock options in certain of the Castles, in excess of their strike price, minus (b) management fee income recorded in accordance with GAAP in connection with the receipt of these options,

Expenses

(iv)	adding or subtracting, as necessary, the employee profit sharing in incentive income described in (i) above to match the timing of the expense with the revenue,

(v)	adding back equity-based compensation expense (including Castle options assigned to employees, RSUs and RPUs (including the portion of related dividend and distribution equivalents recorded as compensation expense), restricted shares and the LTIP),

(vi)	adding or subtracting, as necessary, any changes in the fair value of contingent consideration payable with respect to the acquisition of a business, to the extent management intends to pay it in equity and it is recorded on the statement of operations under GAAP,

(vii)	adding back the amortization of intangible assets and any impairment of goodwill recorded under GAAP,

(viii)	adding back compensation expense recorded in connection with the forfeiture arrangements entered into among the principals (Note 8),

(ix)	adding the income (or subtracting the loss) allocable to the interests in consolidated subsidiaries attributable to Fortress Operating Group units, and

(x)	adding back income tax benefit or expense and any income or expense recorded in connection with the tax receivable agreement (Note 6).

Fund management DE is equal to distributable earnings excluding investment-related results (specifically, investment income (loss) and interest expense) and is used by management to measure performance of the operating (management) business on a stand-alone basis. We define our segment operating margin to be equal to fund management DE divided by segment revenues.

Management believes only the incentive income related to realized fund income should be considered available for distribution, subject to a possible reserve, determined on a fund by fund basis, as necessary, for potential future clawbacks deemed to have more than a remote likelihood of occurring by Fortress’s chief operating decision maker as described below. As such, distributable earnings generally includes incentive income to the extent it relates to paid or declared distributions from Fortress Funds’ investments that have been monetized through sale or financing. This type of incentive income is not recorded as revenue for GAAP purposes, under the revenue recognition method Fortress has selected, until the possibility of a clawback is resolved. This GAAP method is not completely reflective of value created during the period which is available for distribution as it disregards the likelihood that any contingent repayment will in fact occur.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Distributable earnings is limited in its usefulness in measuring earnings because it recognizes as revenues amounts which are subject to contingent repayment, it ignores potentially significant unrealized gains and losses and it does not fully reflect the economic costs to Fortress by ignoring certain equity-based compensation expenses. Fund management DE is further limited due to its exclusion of the performance of our investments and related financing, which are material. Management utilizes distributable earnings and fund management DE as well as net income in its analysis of the overall performance of Fortress and notes that the measures are each useful for different purposes

Total segment assets are equal to total GAAP assets adjusted for:

(i)	any difference between the GAAP carrying amount of equity method investments and their carrying amount for segment reporting purposes, which is generally fair value for publicly traded investments and net asset value for nonpublic investments,

(ii)	employees’ and others’ portions of investments, which are reported gross for GAAP purposes (as assets offset by Principals’ and others’ interests in equity of consolidated subsidiaries) but net for segment reporting purposes,

(iii)	the difference, if any, between the GAAP carrying amount of intangible assets and goodwill and their carrying amount for segment reporting purposes resulting from the distributable earnings adjustments listed above, and

(iv)	at interim periods, the accrued incentive income recorded for distributable earnings purposes in relation to the incentive income reconciling items in (i)(b) above.

Distributable Earnings Impairment

For purposes of this discussion, the term “private equity funds” includes hedge fund special investment accounts, which have investment profiles that are generally similar to private equity funds, Castles and credit PE funds.

Pursuant to the definition of Distributable Earnings (“DE”) above, impairment is taken into account in the calculation in two ways: first, in section (i)(a) regarding private equity incentive income, and, second, in section (ii)(a) regarding equity method investments in private equity funds. Pursuant to section (ii)(a), distributable earnings does not include unrealized losses from investments in private equity funds, unless an impairment is required to be recognized.

DE is Fortress’s segment measure of operating performance and is defined by Fortress’s “chief operating decision maker” (“CODM”), which is its management committee. The CODM receives performance reports on Fortress’s segments on a DE basis pursuant to their requirements for managing Fortress’s business.

Investments in Private Equity Funds

Unrealized changes in the value of investments in private equity funds are not recorded through distributable earnings, subject to potential impairment. An analysis for potential impairment is performed whenever the reported net asset value (“NAV”) of a fund attributable to Fortress’s investment is less than its cost basis in such investment. The NAV of a fund is equal to the fair value of its assets less its liabilities. Fortress analyzes these investments for impairment using the “other than temporary” impairment criteria in a manner similar to the one specified for accounting for certain debt and equity securities under GAAP. As a result, a fund investment is considered impaired for DE purposes whenever it is determined by the CODM that Fortress does not have the intent and ability to hold the investment to an anticipated recovery in value, if any, to or above Fortress’s cost basis.

Private Equity Incentive Income

For DE purposes, incentive income is recognized from private equity funds as it is realized, subject to a reserve for potential clawback if the likelihood of clawback is determined to be greater than remote by the CODM. Incentive income from the private equity funds is paid to Fortress as particular investments are realized. However, it is subject to contingent repayment (or clawback) if the fund as a whole does not meet certain performance criteria.

Fortress’s CODM has defined “remote” in this context to mean that management does not believe there is a reasonable likelihood of a clawback and therefore its base case expectations of a fund’s performance do not include a promote clawback. This is an easier threshold to meet than the “other than temporary” threshold used for estimating investment impairment. Management’s base case expectations are generally not greatly impacted by short-term volatility in the value of a fund’s portfolio companies, including the market prices of the shares of publicly traded portfolio companies, unless either (a) the operating performance of the underlying company, or the value of its assets, are expected to be impacted on a long-term basis (long-term being defined in relation to the remaining life of a given fund), or (b) the value has been depressed below a breakeven point (as described below) for a period in excess of 6-9 months (as circumstances and other

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

factors dictate). These criteria reflect the CODM’s belief that short term changes in the values of portfolio companies do not have a material impact on the likelihood of a clawback, absent deterioration in such companies’ operating performance or in the value of their underlying assets.

Fortress conducts an analysis at each quarter end to determine whether a clawback reserve is required. The factors that enter into this analysis include: the amount of intrinsic unrealized gains or losses within each fund, the period of time until expected final realization, the diversification of the fund’s investments, the expected future performance of the fund, the period of time the fund has been in an intrinsic clawback position (i.e. liquidation at NAV would indicate a clawback, if any), and others as determined by management and the CODM. The point at which a liquidation at NAV would indicate no clawback and no additional promote payment is referred to as the breakeven point.

Clawback Reserve on Incentive Income for DE Purposes

Fortress had recognized incentive income for DE purposes from certain private equity funds and credit PE funds, which are subject to contingent clawback, as of December 31, 2010:

	Net Intrinsic Clawback (A)	Periods in Intrinsic Clawback	Prior Year-End Inception-to- Date Net DE Reserve	Current Year-to-Date Gross DE DE Reserve	Current Year-to-Date Net DE Reserve	Inception- to- Date Net Reserve	Notes
Fund I	N/A	N/A	N/A	N/A	N/A	N/A		(B)
Fund II	$6,568	9 Quarters	$8,520	$—	$—	$8,520		(C)
Fund III	45,108	12 Quarters	45,108	—	—	45,108		(D)
FRID	10,041	14 Quarters	10,041	—	—	10,041		(D)
Credit Opportunitites Fund	N/A	N/A	N/A	N/A	N/A	N/A		(B)
FTS SIP L.P.	N/A	N/A	N/A	N/A	N/A	N/A		(B)

	$61,717		$63,669	$—	$—	$63,669

(A)	See Note 3.
(B)	This fund had significant unrealized gains at December 31, 2010. As a result, the CODM determined that no reserve for clawback was required.
(C)	The net intrinsic clawback in this fund, after the employee portion, is less than previously recorded reserves. As a result, no further reserve was deemed necessary.
(D)	The potential clawback on these funds has been fully reserved in prior quarters.

Impairment Determination

During the years ended December 31, 2010, 2009 and 2008, Fortress recorded $5.1 million, $100.9 million and $286.4 million, respectively, of impairment on its direct and indirect investments in private equity funds and credit PE funds for segment reporting purposes. As of December 31, 2010, Fortress had $0.2 million of unrealized losses on certain investments that have not been recorded as impairment. As of December 31, 2010, Fortress’s share of the net asset value of its direct and indirect investments exceeded its segment cost basis by $244.3 million, representing unrealized gains.

During the years ended December 31, 2010, 2009 and 2008, Fortress recorded $0.0 million, ($17.3) million and $81.0 million, respectively, of net clawback reserves for DE purposes, including reversals of prior reserves.

Fortress expects aggregate returns on its other private equity funds and credit PE funds that are in an unrealized investment loss or intrinsic clawback position to ultimately exceed their carrying amount or breakeven point, as applicable. If such funds were liquidated at their December 31, 2010 NAV (although Fortress has no current intention of doing so), the result would be additional impairment losses and reserves for DE purposes of approximately $0.2 million.

Segment Results of Operations

Summary financial data on Fortress’s segments is presented on the following pages, together with a reconciliation to revenues, assets and net income (loss) for Fortress as a whole. Fortress’s investments in, and earnings (losses) from, its equity method investees by segment are presented in Note 4.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

			Liquid	Credit
	Private Equity		Hedge	Hedge	PE	Principal		Fortress
	Funds	Castles	Funds	Funds	Funds	Investments	Unallocated	Subtotal
December 31, 2010 and the Year then Ended
Segment revenues
Management fees	$138,038	$48,135	$98,671	$124,180	$48,421	$—	$13,315	$470,760
Incentive income	41,649	—	67,159	102,712	157,646	—	—	369,166

Segment revenues - total	$179,687	$48,135	$165,830	$226,892	$206,067	$—	$13,315	$839,926

Fund management distributable earnings	$126,869	$18,012	$63,647	$72,255	$95,813	$—	$(18,595)	$358,001

Pre-tax distributable earnings	$126,869	$18,012	$63,647	$72,255	$95,813	$14,194	$(18,595)	$372,195

Total segment assets	$96,807	$6,907	$82,325	$112,339	$19,614	$1,208,240	$530,500	$2,056,732

							(A)

(A)	Unallocated assets include deferred tax assets of $416.0 million.

December 31, 2009 and the Year then Ended
Segment revenues
Management fees	$131,470	$50,362	$97,038	$105,089	$39,849	$—	$—	$423,808
Incentive income	36,506	—	15,156	999	22,792	—	—	75,453

Segment revenues - total	$167,976	$50,362	$112,194	$106,088	$62,641	$—	$—	$499,261

Fund management distributable earnings	$115,896	$20,899	$28,185	$14,618	$29,419	$—	$(971)	$208,046

Pre-tax distributable earnings	$115,896	$20,899	$28,185	$14,618	$29,419	$(82,397)	$(971)	$125,649

Total segment assets	$22,587	$8,660	$10,974	$6,722	$14,223	$1,051,196	$525,156	$1,639,518

December 31, 2008 and the Year then Ended
Segment revenues
Management fees	$162,891	$54,102	$237,248	$128,150	$15,300	$—	$—	$597,691
Incentive income	(94,719)	12	17,654	13,613	412	—	—	(63,028)

Segment revenues - total	$68,172	$54,114	$254,902	$141,763	$15,712	$—	$—	$534,663

Fund management distributable earnings	$65,208	$15,409	$102,228	$31,383	$3,167	$(818)	$(548)	$216,029

Pre-tax distributable earnings	$65,208	$15,409	$102,228	$31,383	$3,167	$(379,032)	$(548)	$(162,185)

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Reconciling items between segment measures and GAAP measures:

	December 31, (or Year then Ended)
	2010	2009	2008
Fund management distributable earnings	$358,001	$208,046	$216,029
Investment income (loss)	33,840	(58,390)	(338,572)
Interest expense	(19,646)	(24,007)	(39,642)

Pre-tax distributable earnings	372,195	125,649	(162,185)
Adjust incentive income
Incentive income received from private equity funds and credit PE funds, subject to contingent repayment	$(193,858)	$(32,205)	$(26,077)
Incentive income received from third parties, subject to contingent repayment	(2,790)	—	—
Incentive income accrued from private equity funds and credit PE funds, not subject to contingent repayment	161,028	35,743	36,003
Incentive income received from private equity funds and credit PE funds, not subject to contingent repayment	(5,436)	—	17
Incentive income from hedge funds, subject to annual performance achievement	—	—	—
Incentive income received from the sale of shares related to options	—	—	—
Reserve for clawback, gross (see discussion above)	—	(27,092)	123,460

	(41,056)	(23,554)	133,403
Adjust other income
Distributions of earnings from equity method investees**	(15,065)	(1,284)	(367)
Earnings (losses) from equity method investees**	86,874	20,498	(236,148)
Gains (losses) on options in equity method investees	2,401	653	(15,960)
Gains (losses) on other investments	804	23,944	(36,686)
Incentive income guarantee	—	3,200	(3,200)
Impairment of investments (see discussion above)	5,089	100,883	286,379
Adjust income from the receipt of options	—	—	—

	80,103	147,894	(5,982)
Adjust employee compensation
Adjust employee equity-based compensation expense
(including Castle options assigned)	(217,766)	(227,482)	(158,332)
Adjust employee portion of incentive income from private equity funds, accrued prior to the realization of incentive income	—	9,770	(4,927)
Adjust employee portion of incentive income from one private equity fund, not subject to contingent repayment	—	—	(4)

	(217,766)	(217,712)	(163,263)
Adjust mark-to-market of contingent consideration in business combination	878	—	—
Adjust amortization of intangible assets and impairment of goodwill	(1,241)	—	—
Adjust Principals’ equity-based compensation expense	(952,077)	(952,077)	(954,685)
Adjust non-controlling interests related to Fortress Operating Group units	507,376	660,504	890,970
Adjust tax receivable agreement liability	22,036	(55)	55,115
Adjust income taxes	(55,059)	4,736	(115,661)

Total adjustments	(656,806)	(380,264)	(160,103)
Net Income (Loss) Attributable to Class A Shareholders	(284,611)	(254,615)	(322,288)
Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	(497,082)	(654,527)	(898,798)

Net Income (Loss)	$(781,693)	$(909,142)	$(1,221,086)

Total segment assets	$2,056,732	$1,639,518
Adjust equity investments from segment carrying amount	(24,983)	(12,274)
Adjust investments gross of employees’ and others’ portion	46,187	33,023
Adjust intangible assets to cost	(1,241)	—

Total assets (GAAP)	$2,076,695	$1,660,267

**	This adjustment relates to all of the Castles, private equity, and credit PE Fortress Funds and hedge fund special investment accounts in which Fortress has an investment.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

Reconciling items between segment measures and GAAP measures:

	December 31, (or Year then Ended)
	2010	2009	2008
Segment revenues	$839,926	$499,261	$534,663
Adjust management fees	(1,821)	14,417	650
Adjust incentive income	(41,058)	(23,554)	133,403
Adjust income from the receipt of options	—	—	—
Adjust other revenues (including expense reimbursements)*	153,198	93,971	63,084

Total revenues (GAAP)	$950,245	$584,095	$731,800

*	Segment revenues do not include GAAP other revenues, except to the extent they represent management fees or incentive income; such revenues are included elsewhere in the calculation of distributable earnings.

Fortress’s depreciation and amortization expense by segment was as follows. Amortization expense, related to intangible assets, is not a component of distributable earnings:

	Private Equity		Liquid	Credit Funds
			Hedge
	Funds	Castles	Funds	Hedge Funds	PE Funds	Unallocated	Total
Year Ended December 31,
2010
Depreciation	$1,656	$396	$1,638	$3,057	$902	$3,803	$11,452
Amortization	—	—	—	—	—	1,241	1,241

Total	$1,656	$396	$1,638	$3,057	$902	$5,044	$12,693

2009
Depreciation	$1,121	$549	$2,118	$2,896	$633	$3,467	$10,784
Amortization	—	—	—	—	—	—	—

Total	$1,121	$549	$2,118	$2,896	$633	$3,467	$10,784

2008
Depreciation	$990	$700	$3,439	$2,703	$196	$1,966	$9,994
Amortization	—	—	—	—	—	—	—

Total	$990	$700	$3,439	$2,703	$196	$1,966	$9,994

12.	SUBSEQUENT EVENTS

These financial statements include a discussion of material events, if any, which have occurred subsequent to December 31, 2010 (referred to as “subsequent events”) through the issuance of these consolidated financial statements. Events subsequent to that have not been considered in these financial statements.

In January 2011, Fortress granted 5.2 million RSUs to its employees and affiliates valued at an aggregate of $29.2 million on the grant date. These RSUs generally vest over two and a half years. Furthermore, 10.0 million existing RSUs and 10.3 million existing RPUs vested in January 2011 and the related Class A shares and Class B shares, as applicable, will be delivered within six months pursuant to the plan documents. A portion of these Class A shares will be sold to cover withholding tax requirements.

Additional subsequent events are described in Notes 7 and 8.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

13.	CONSOLIDATING FINANCIAL INFORMATION

The consolidating financial information presents the balance sheet, statement of operations and statement of cash flows for Fortress Operating Group (on a combined basis) and Fortress Investment Group LLC (including its consolidated subsidiaries other than those within Fortress Operating Group) on a deconsolidated basis, as well as the related eliminating entries for intercompany balances and transactions, which sum to Fortress Investment Group’s consolidated financial statements as of, and for the years ended, December 31, 2010, 2009 and 2008.

Fortress Operating Group includes all of Fortress’s operating and investing entities. The upper tier Fortress Operating Group entities are the obligors on Fortress’s credit agreement (Note 5). Segregating the financial results of this group of entities provides a more transparent view of the capital deployed in Fortress’s businesses as well as the relevant ratios for borrowing entities.

2010

The consolidating balance sheet information as of December 31, 2010 is as follows:

	Fortress Operating Group Combined	Fortress Investment Group LLC Consolidated (A)	Elimination Adjustments	Fortress Investment Group LLC Consolidated
Assets
Cash and cash equivalents	$209,217	$1,415	$—	$210,632
Due from affiliates	303,043	31,083	(31,083)	303,043
Investments	1,012,883	259,019	(259,019)	1,012,883
Deferred tax asset	7,716	408,274	—	415,990
Other assets	123,077	11,070	—	134,147

	$1,655,936	$710,861	$(290,102)	$2,076,695

Liabilities and Equity
Liabilities
Accrued compensation and benefits	$260,790	$—	$—	$260,790
Due to affiliates	77,939	295,541	(31,083)	342,397
Deferred incentive income	198,363	—	—	198,363
Debt obligations payable	277,500	—	—	277,500
Other liabilities	64,374	3,856	—	68,230

	878,966	299,397	(31,083)	1,147,280
Commitments and Contingencies
Equity
Paid-in capital	4,192,560	1,465,358	(4,192,560)	1,465,358
Retained earnings (accumulated deficit)	(3,468,570)	(1,052,605)	3,468,570	(1,052,605)
Accumulated other comprehensive income (loss)	(6,129)	(1,289)	6,129	(1,289)

Total Fortress shareholders’ equity (B)	717,861	411,464	(717,861)	411,464

Principals’ and others’ interests in equity of consolidated subsidiaries	59,109	—	458,842	517,951

Total Equity	776,970	411,464	(259,019)	929,415

	$1,655,936	$710,861	$(290,102)	$2,076,695

(A)	Other than Fortress Operating Group.
(B)	Includes the Principals’ members’ equity in the Fortress Operating Group column, which is eliminated in consolidation.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

The consolidating statement of operations information for the year ended December 31, 2010 is as follows:

	Fortress Operating Group Consolidated	Fortress Investment Group LLC Consolidated (A)	Elimination Adjustments	Fortress Investment Group LLC Consolidated
Revenues
Management fees: affiliates	$441,145	$—	$—	$441,145
Management fees: non-affiliates	27,794	—	—	27,794
Incentive income: affiliates	302,261	—	—	302,261
Incentive income: non-affiliates	25,847	—	—	25,847
Expense reimbursements from affiliates	146,127	—	—	146,127
Other revenues	7,073	48	(50)	7,071

	950,247	48	(50)	950,245

Expenses
Interest expense	19,687	136	(50)	19,773
Compensation and benefits	720,712	—	—	720,712
Principals agreement compensation	952,077	—	—	952,077
General, administrative and other	112,737	2	—	112,739
Depreciation and amortization	12,693	—	—	12,693

	1,817,906	138	(50)	1,817,994

Other Income (Loss)
Gains (losses)	2,997	—	—	2,997
Tax receivable agreement liability adjustment	—	22,036	—	22,036
Earnings (losses) from equity method investees	115,954	(264,662)	264,662	115,954

	118,951	(242,626)	264,662	140,987

Income (Loss) Before Income Taxes	(748,708)	(242,716)	264,662	(726,762)
Income tax benefit (expense)	(13,036)	(41,895)	—	(54,931)

Net Income (Loss)	$(761,744)	$(284,611)	$264,662	$(781,693)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$10,294	$—	$(507,376)	$(497,082)

Net Income (Loss) Attributable to Class A Shareholders (B)	$(772,038)	$(284,611)	$772,038	$(284,611)

(A)	Other than Fortress Operating Group.
(B)	Includes net income (loss) attributable to the Principals’ interests in the Fortress Operating Group column, which is eliminated in consolidation.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

The consolidating statement of cash flows information for the year ended December 31, 2010 is as follows:

	Fortress Operating Group Consolidated	Fortress Investment Group LLC Consolidated (A)	Elimination Adjustments	Fortress Investment Group LLC Consolidated
Cash Flows From Operating Activities
Net income (loss)	$(761,744)	$(284,611)	$264,662	$(781,693)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	12,693	—	—	12,693
Other amortization and accretion	6,874	—	—	6,874
(Earnings) losses from equity method investees	(115,954)	264,662	(264,662)	(115,954)
Distributions of earnings from equity method investees	11,034	—	—	11,034
(Gains) losses	(2,997)	—	—	(2,997)
Deferred incentive income	(161,028)	—	—	(161,028)
Deferred tax (benefit) expense	5,815	37,300	—	43,115
Tax receivable agreement liability adjustment	—	(22,036)	—	(22,036)
Equity-based compensation, including Principals’ Agreement	1,167,130	—	—	1,167,130
Allowance for doubtful accounts	651	—	—	651
Other	2,713	—	—	2,713
Cash flows due to changes in
Due from affiliates	(242,841)	(6,418)	6,418	(242,841)
Other assets	(18,657)	(2,043)	—	(20,700)
Accrued compensation and benefits	200,347	—	—	200,347
Due to affiliates	10,084	(17,268)	(6,418)	(13,602)
Deferred incentive income	199,294	—	—	199,294
Other liabilities	23,297	3,856	—	27,153

Net cash provided by (used in) operating activities	336,711	(26,558)	—	310,153

Cash Flows From Investing Activities
Contributions to equity method investees	(74,581)	(70,112)	70,112	(74,581)
Distributions of capital from equity method investees	50,808	25,766	(25,766)	50,808
Purchase of fixed assets	(6,794)	—	—	(6,794)
Acquisitions, net of cash received	(13,474)	—	—	(13,474)

Net cash provided by (used in) investing activities	(44,041)	(44,346)	44,346	(44,041)

Cash Flows From Financing Activities
Borrowings under debt obligations	330,000	—	—	330,000
Repayments of debt obligations	(450,325)	—	—	(450,325)
Payment of deferred financing costs	(5,060)	—	—	(5,060)
Issuance (purchase) of Class A shares (RSU settlements)	(70,112)	70,112	—	—
Capital contributions (distributions)	70,112	—	(70,112)	—
Dividends and dividend equivalents paid	(81,963)	—	81,963	—
Principals’ and others’ interests in equity of consolidated subsidiaries - contributions	1,271	—	—	1,271
Principals’ and others’ interests in equity of consolidated subsidiaries - distributions	(72,268)	—	(56,197)	(128,465)

Net cash provided by (used in) financing activities	(278,345)	70,112	(44,346)	(252,579)

Net Increase (Decrease) in Cash and Cash Equivalents	14,325	(792)	—	13,533
Cash and Cash Equivalents, Beginning of Period	194,892	2,207	—	197,099

Cash and Cash Equivalents, End of Period	$209,217	$1,415	$—	$210,632

(A)	Other than Fortress Operating Group.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

2009

The consolidating balance sheet information as of December 31, 2009 is as follows:

	Fortress Operating Group Combined	Fortress Investment Group LLC Consolidated (A)	Elimination Adjustments	Fortress Investment Group LLC Consolidated
Assets
Cash and cash equivalents	$194,892	$2,207	$—	$197,099
Due from affiliates	64,511	7,180	(7,180)	64,511
Investments	867,215	143,122	(143,122)	867,215
Deferred tax asset	14,196	426,443	—	440,639
Other assets	82,071	8,732	—	90,803

	$1,222,885	$587,684	$(150,302)	$1,660,267

Liabilities and Equity
Liabilities
Accrued compensation and benefits	$131,134	$—	$—	$131,134
Due to affiliates	26,689	326,467	(7,180)	345,976
Deferred incentive income	160,097	—	—	160,097
Debt obligations payable	397,825	—	—	397,825
Other liabilities	25,921	—	—	25,921

	741,666	326,467	(7,180)	1,060,953
Commitments and Contingencies
Equity
Paid-in capital	3,024,577	1,029,536	(3,024,577)	1,029,536
Retained earnings (accumulated deficit)	(2,576,158)	(767,994)	2,576,158	(767,994)
Accumulated other comprehensive income (loss)	(3,828)	(325)	3,828	(325)

Total Fortress shareholders’ equity (B)	444,591	261,217	(444,591)	261,217

Principals’ and others’ interests in equity of consolidated subsidiaries	36,628	—	301,469	338,097

Total Equity	481,219	261,217	(143,122)	599,314

	$1,222,885	$587,684	$(150,302)	$1,660,267

(A)	Other than Fortress Operating Group.
(B)	Includes the Principals’ members’ equity in the Fortress Operating Group column, which is eliminated in consolidation.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

The consolidating statement of operations information for the year ended December 31, 2009 is as follows:

	Fortress Operating Group Consolidated	Fortress Investment Group LLC Consolidated (A)	Elimination Adjustments	Fortress Investment Group LLC Consolidated
Revenues
Management fees: affiliates	$433,501	$—	$—	$433,501
Management fees: non-affiliates	4,724	—	—	4,724
Incentive income: affiliates	50,900	—	—	50,900
Incentive income: non-affiliates	999	—	—	999
Expense reimbursements from affiliates	85,186	—	—	85,186
Other revenues	8,780	5	—	8,785

	584,090	5	—	584,095

Expenses
Interest expense	23,993	278	—	24,271
Compensation and benefits	504,645	—	—	504,645
Principals agreement compensation	952,077	—	—	952,077
General, administrative and other	92,019	40	—	92,059
Depreciation and amortization	10,784	—	—	10,784

	1,583,518	318	—	1,583,836

Other Income (Loss)
Gains (losses)	25,373	—	—	25,373
Tax receivable agreement liability adjustment	—	(55)	—	(55)
Earnings (losses) from equity method investees	60,281	(259,357)	259,357	60,281

	85,654	(259,412)	259,357	85,599

Income (Loss) Before Income Taxes	(913,774)	(259,725)	259,357	(914,142)
Income tax benefit (expense)	(110)	5,110	—	5,000

Net Income (Loss)	$(913,884)	$(254,615)	$259,357	$(909,142)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$5,977	$—	$(660,504)	$(654,527)

Net Income (Loss) Attributable to Class A Shareholders (B)	$(919,861)	$(254,615)	$919,861	$(254,615)

(A)	Other than Fortress Operating Group.
(B)	Includes net income (loss) attributable to the Principals’ interests in the Fortress Operating Group column, which is eliminated in consolidation.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

The consolidating statement of cash flows information for the year ended December 31, 2009 is as follows:

	Fortress Operating Group Consolidated	Fortress Investment Group LLC Consolidated (A)	Elimination Adjustments	Fortress Investment Group LLC Consolidated
Cash Flows From Operating Activities
Net income (loss)	$(913,884)	$(254,615)	$259,357	$(909,142)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	10,784	—	—	10,784
Other amortization and accretion	8,936	—	—	8,936
(Earnings) losses from equity method investees	(60,281)	259,357	(259,357)	(60,281)
Distributions of earnings from equity method investees	4,544	—	—	4,544
(Gains) losses	(25,373)	—	—	(25,373)
Deferred incentive income	(35,743)	—	—	(35,743)
Deferred tax (benefit) expense	(6,664)	(1,905)	—	(8,569)
Tax receivable agreement liability adjustment	—	55	—	55
Equity-based compensation, including Principals’ Agreement	1,180,728	—	—	1,180,728
Allowance for doubtful accounts	(13,767)	—	—	(13,767)
Other	(1,170)	—	—	(1,170)
Cash flows due to changes in
Due from affiliates	(18,718)	—	—	(18,718)
Other assets	(4,858)	(1,386)	—	(6,244)
Accrued compensation and benefits	(18,487)	—	—	(18,487)
Due to affiliates	(4,659)	(17,324)	—	(21,983)
Deferred incentive income	32,205	—	—	32,205
Other liabilities	537	(1,200)	(40)	(703)

Net cash provided by (used in) operating activities	134,130	(17,018)	(40)	117,072

Cash Flows From Investing Activities
Contributions to equity method investees	(46,437)	(219,500)	219,500	(46,437)
Distributions of capital from equity method investees	42,580	18,351	(18,351)	42,580
Purchase of fixed assets	(4,287)	—	—	(4,287)

Net cash provided by (used in) investing activities	(8,144)	(201,149)	201,149	(8,144)

Cash Flows From Financing Activities
Repayments of debt obligations	(331,216)	—	—	(331,216)
Payment of deferred financing costs	(4,162)	—	—	(4,162)
Proceeds from public offering	—	230,000	—	230,000
Costs related to public offering	—	(10,500)	—	(10,500)
Capital contributions (distributions)	219,500	—	(219,500)	—
Dividends and dividend equivalents paid	(68,359)	—	68,359	—
Principals’ and others’ interests in equity of consolidated subsidiaries - contributions	98	—	—	98
Principals’ and others’ interests in equity of consolidated subsidiaries - distributions	(9,418)	—	(49,968)	(59,386)

Net cash provided by (used in) financing activities	(193,557)	219,500	(201,109)	(175,166)

Net Increase (Decrease) in Cash and Cash Equivalents	(67,571)	1,333	—	(66,238)
Cash and Cash Equivalents, Beginning of Period	262,463	874	—	263,337

Cash and Cash Equivalents, End of Period	$194,892	$2,207	$—	$197,099

(A)	Other than Fortress Operating Group.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

2008

The consolidating statement of operations information for the year ended December 31, 2008 is as follows:

	Fortress Operating Group Consolidated	Fortress Investment Group LLC Consolidated (A)	Elimination Adjustments	Fortress Investment Group LLC Consolidated
Revenues
Management fees: affiliates	$593,007	$—	$—	$593,007
Management fees: non-affiliates	5,333	—	—	5,333
Incentive income: affiliates	56,588	—	—	56,588
Incentive income: non-affiliates	13,334	—	—	13,334
Expense reimbursements from affiliates	52,627	—	—	52,627
Other revenues	10,848	63	—	10,911

	731,737	63	—	731,800

Expenses
Interest expense	39,642	498	—	40,140
Compensation and benefits	440,659	—	—	440,659
Principals agreement compensation	954,685	—	—	954,685
General, administrative and other	85,020	(145)	—	84,875
Depreciation and amortization	9,994	—	—	9,994

	1,530,000	353	—	1,530,353

Other Income (Loss)
Gains (losses)	(58,305)	—	—	(58,305)
Tax receivable agreement liability adjustment	—	55,115	—	55,115
Earnings (losses) from equity method investees	(304,180)	(270,054)	270,054	(304,180)

	(362,485)	(214,939)	270,054	(307,370)

Income (Loss) Before Income Taxes	(1,160,748)	(215,229)	270,054	(1,105,923)
Income tax benefit (expense)	(8,104)	(107,059)	—	(115,163)

Net Income (Loss)	$(1,168,852)	$(322,288)	$270,054	$(1,221,086)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$(7,828)	$—	$(890,970)	$(898,798)

Net Income (Loss) Attributable to Class A Shareholders (B)	$(1,161,024)	$(322,288)	$1,161,024	$(322,288)

(A)	Other than Fortress Operating Group.
(B)	Includes net income (loss) attributable to the Principals’ interests in the Fortress Operating Group column, which is eliminated in consolidation.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

The consolidating statement of cash flows information for the year ended December 31, 2008 is as follows:

	Fortress Operating Group Consolidated	Fortress Investment Group LLC Consolidated (A)	Elimination Adjustments	Fortress Investment Group LLC Consolidated
Cash Flows From Operating Activities
Net income (loss)	$(1,168,852)	$(322,288)	$270,054	$(1,221,086)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	9,994	—	—	9,994
Other amortization and accretion	6,125	—	—	6,125
(Earnings) losses from equity method investees	304,180	270,054	(270,054)	304,180
Distributions of earnings from equity method investees	9,146	—	—	9,146
(Gains) losses	58,305	—	—	58,305
Deferred incentive income	(36,003)	—	—	(36,003)
Deferred tax (benefit) expense	(3,065)	104,404	—	101,339
Tax receivable agreement liability adjustment	—	(55,115)	—	(55,115)
Equity-based compensation, including Principals’ Agreement	1,103,171	—	—	1,103,171
Cash flows due to changes in
Due from affiliates	101,308	—	—	101,308
Other assets	(24,200)	1,514	—	(22,686)
Accrued compensation and benefits	(85,854)	—	—	(85,854)
Due to affiliates	5,324	498	—	5,822
Deferred incentive income	26,077	—	—	26,077
Other liabilities	(10,442)	802	—	(9,640)

Net cash provided by (used in) operating activities	295,214	(131)	—	295,083

Cash Flows From Investing Activities
Contributions to equity method investees	(167,812)	—	—	(167,812)
Distributions of capital from equity method investees	213,436	61,730	(61,730)	213,436
Purchase of fixed assets	(13,509)	—	—	(13,509)

Net cash provided by (used in) investing activities	32,115	61,730	(61,730)	32,115

Cash Flows From Financing Activities
Borrowings under debt obligations	554,041	—	—	554,041
Repayments of debt obligations	(360,000)	—	—	(360,000)
Payment of deferred financing costs	(8,694)	—	—	(8,694)
Dividends and dividend equivalents paid	(285,137)	(63,855)	270,720	(78,272)
Principals’ and others’ interests in equity of consolidated subsidiaries - contributions	153	—	—	153
Principals’ and others’ interests in equity of consolidated subsidiaries - distributions	(62,508)	—	(208,990)	(271,498)

Net cash provided by (used in) financing activities	(162,145)	(63,855)	61,730	(164,270)

Net Increase (Decrease) in Cash and Cash Equivalents	165,184	(2,256)	—	162,928
Cash and Cash Equivalents, Beginning of Period	97,279	3,130	—	100,409

Cash and Cash Equivalents, End of Period	$262,463	$874	$—	$263,337

(A)	Other than Fortress Operating Group.

FORTRESS INVESTMENT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

(dollars in tables in thousands, except share data)

14.	QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

The following is unaudited summary information on Fortress’s quarterly operations.

	Quarter Ended
					Year Ended
	March 31	June 30	September 30	December 31	December 31
2010
Total revenues	$160,188	$191,330	$162,225	$436,502	$950,245
Total expenses	441,738	428,130	457,612	490,514	1,817,994
Total other income (loss)	21,770	(6,807)	18,966	107,058	140,987

Income (Loss) Before Income Taxes	(259,780)	(243,607)	(276,421)	53,046	(726,762)
Income tax benefit (expense)	(1,552)	(7,634)	4,545	(50,290)	(54,931)

Net Income (Loss)	$(261,332)	$(251,241)	$(271,876)	$2,756	$(781,693)

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	$(177,181)	$(158,857)	$(177,221)	$16,177	$(497,082)

Net Income (Loss) Attributable to Class A Shareholders	$(84,151)	$(92,384)	$(94,655)	$(13,421)	$(284,611)

Net income (loss) per Class A share, basic	$(0.56)	$(0.57)	$(0.57)	$(0.09)	$(1.79)

Net income (loss) per Class A share, diluted	$(0.58)	$(0.57)	$(0.62)	$(0.09)	$(1.83)

Weighted average number of Class A shares outstanding, basic	157,821,895	165,246,781	168,907,106	169,975,804	165,446,404

Weighted average number of Class A shares outstanding, diluted	465,595,747	165,246,781	469,180,958	169,975,804	467,569,571

	Quarter Ended
					Year Ended
	March 31	June 30	September 30	December 31	December 31
2009
Total revenues	$122,296	$139,087	$143,683	$179,029	$584,095
Total expenses	372,007	382,223	397,639	431,967	1,583,836
Total other income (loss)	(37,377)	70,498	60,534	(8,056)	85,599

Income (Loss) Before Income Taxes	(287,088)	(172,638)	(193,422)	(260,994)	(914,142)
Income tax benefit (expense)	407	1,308	3,116	169	5,000

Net Income (Loss)	$(286,681)	$(171,330)	$(190,306)	$(260,825)	$(909,142)

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	$(219,522)	$(126,738)	$(131,704)	$(176,563)	$(654,527)

Net Income (Loss) Attributable to Class A Shareholders	$(67,159)	$(44,592)	$(58,602)	$(84,262)	$(254,615)

Net income (loss) per Class A share, basic	$(0.71)	$(0.40)	$(0.41)	$(0.58)	$(2.08)

Net income (loss) per Class A share, diluted	$(0.71)	$(0.41)	$(0.43)	$(0.58)	$(2.08)

Weighted average number of Class A shares outstanding, basic	95,202,243	115,547,744	143,627,823	146,733,426	125,740,897

Weighted average number of Class A shares outstanding, diluted	95,202,243	427,619,294	454,064,379	146,733,426	125,740,897